    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 2000

                                 REGISTRATION NOS. 333-      AND 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                         FORM F-4                                                     FORM S-4
                  REGISTRATION STATEMENT                                       REGISTRATION STATEMENT
                           UNDER                                                        UNDER
                THE SECURITIES ACT OF 1933                                   THE SECURITIES ACT OF 1933
              ------------------------------                               ------------------------------
                       WPP GROUP PLC                                            YOUNG & RUBICAM INC.
  (Exact name of Registrant as specified in its charter)       (Exact name of Registrant as specified in its charter)

                     ENGLAND AND WALES                                                DELAWARE
     (State or other jurisdiction of incorporation or             (State or other jurisdiction of incorporation or
                       organization)                                                organization)

                           NONE                                                      13-1493710
          (I.R.S. Employer Identification Number)                      (I.R.S. Employer Identification Number)

                           7311                                                         7311
 (Primary Standard Industrial Classification Code Number)     (Primary Standard Industrial Classification Code Number)

                      27 FARM STREET                                             285 MADISON AVENUE
                      LONDON WIX 6RD                                          NEW YORK, NEW YORK 10017
                          ENGLAND                                                  (212) 210-3000
                   (011 44) 20 7408 2204
    (Address including zip code and telephone number of          (Address including zip code and telephone number of
         Registrant's principal executive offices)                    Registrant's principal executive offices)

                      CT CORPORATION                                         STEPHANIE W. ABRAMSON, ESQ.
                       1633 BROADWAY                                EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                 NEW YORK, NEW YORK 10019                                       YOUNG & RUBICAM INC.
                      (212) 315-7920                                             285 MADISON AVENUE
                                                                                 NEW YORK, NY 10017
                                                                                   (212) 210-3000
 (Name, address and telephone number of agent for service)    (Name, address and telephone number of agent for service)

                         ------------------------------
                                   COPIES TO:

     Paul W. G. Richardson       Arthur Fleischer, Jr., Esq.       Philip S. Reiss, Esq.       Patricia A. Vlahakis, Esq.
    Group Finance Director        Kenneth R. Blackman, Esq.         Curt C. Myers, Esq.         Wachtell, Lipton, Rosen &
         WPP Group plc              Stuart Z. Katz, Esq.           Carol Weinstein, Esq.                  Katz
        27 Farm Street          Fried, Frank, Harris, Shriver       Davis & Gilbert LLP            51 West 52nd Street
        London WIX 6RD                   & Jacobson              1740 Broadway, 3rd Floor          New York, NY 10019
            England                  One New York Plaza             New York, NY 10019               (212) 403-1000
     (011 44) 20 7408 2204           New York, NY 10004               (212) 468-4800
                                       (212) 859-8000

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                          PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF               AMOUNT TO BE         PROPOSED MAXIMUM      AGGREGATE OFFERING        AMOUNT OF
       SECURITIES TO BE REGISTERED             REGISTERED       OFFERING PRICE PER UNIT         PRICE         REGISTRATION FEE(1)
Guaranteed 3% Convertible Subordinated
  Notes due 2005(2)......................     $287,500,000           101.375%(3)            $291,453,125            $76,944
Guarantees(4)............................
Ordinary Shares, nominal value 10p
  each(5)................................     16,361,947(6)                                                           (7)

(1) The entire registration fee is being paid in connection with the filing of the Registration Statement on Form S-4. Therefore, pursuant to Rule 457(b) under the Securities Act of 1933, as amended (the "Securities Act"), no registration fee is required to be paid in connection with the filing of the Registration Statement on Form F-4.

(2) The Guaranteed 3% Convertible Subordinated Notes due 2005 (the "Notes") are being registered by Young & Rubicam Inc. ("Y&R") on this Registration Statement, and this Registration Statement is on Form S-4 and filed by Y&R with respect to the Notes.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(f)(1) under the Securities Act.

(4) The Guarantees are being registered by WPP Group plc ("WPP") on this Registration Statement, and this Registration Statement is on Form F-4 and filed by WPP with respect to the Guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required to be paid in respect of the registration of the Guarantees.

(5) The Ordinary Shares are being registered by WPP on this Registration Statement, and this Registration Statement is on Form F-4 and filed by WPP with respect to the Ordinary Shares. American Depositary Shares of WPP ("WPP ADSs") evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares have been registered under a separate registration statement on Form F-6 (Reg. No. 333-5906). Each WPP ADS represents five Ordinary Shares.

(6) Plus such additional indeterminate number of Ordinary Shares as may become issuable upon conversion of the Notes by reason of an adjustment of the conversion price relating to the Notes.

(7) Pursuant to Rule 457(i) under the Securities Act no registration fee is required to be paid with respect to the Ordinary Shares issuable in respect of the conversion of the Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.
                         ------------------------------

    EACH REGISTRANT HEREBY AMENDS ITS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION CONTAINED IN THIS CONSENT SOLICITATION AND PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES OFFERED BY THIS CONSENT SOLICITATION AND PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

           PRELIMINARY--SUBJECT TO COMPLETION--DATED AUGUST 11, 2000

                      CONSENT SOLICITATION AND PROSPECTUS

                  SOLICITATION OF CONSENTS TO PROPOSED AMENDMENTS
      OF THE INDENTURE (AND RELATED REGISTRATION AGREEMENT) GOVERNING THE
                   3% CONVERTIBLE SUBORDINATED NOTES DUE 2005
                                       OF
                              YOUNG & RUBICAM INC.
                      (CUSIP NOS. 987425AA3 AND 987425AB1)
                            ------------------------

                                   PROSPECTUS
                                      FOR
                   $287,500,000 AGGREGATE PRINCIPAL AMOUNT OF
                   3% CONVERTIBLE SUBORDINATED NOTES DUE 2005
                                       OF
                              YOUNG & RUBICAM INC.
                      FULLY AND UNCONDITIONALLY GUARANTEED
                                       BY
                                 WPP GROUP PLC
                                      AND
        AMERICAN DEPOSITARY SHARES REPRESENTING FIVE ORDINARY SHARES OF
                                 WPP GROUP PLC
                     ISSUABLE UPON CONVERSION OF THE NOTES
                               ------------------

    As you may be aware, Young & Rubicam Inc. and WPP Group plc recently entered into a merger agreement. If the proposed merger is completed, Y&R will become a wholly owned indirect subsidiary of WPP and, in accordance with their terms, your notes, which are currently convertible into Y&R common stock, will become convertible into American depositary shares of WPP, at a conversion price of $87.856 per WPP ADS (equal to a conversion rate of 11.382 WPP ADSs per $1,000 principal amount of the notes), subject to adjustment under various circumstances. Each WPP ADS represents five ordinary shares of WPP.

    In connection with the proposed merger, Y&R is soliciting your consent to proposed amendments to the indenture and the related registration agreement which, if adopted, would, following completion of the merger:

    - permit WPP to satisfy Y&R's obligation under the indenture to prepare and furnish certain financial information by (1) filing with the SEC all periodic reports WPP is required to file under the Securities Exchange Act of 1934 and (2) furnishing to you and the indenture trustee all financial information WPP furnishes to holders of its ADSs; and

    - release Y&R from its obligation under the registration agreement to maintain a shelf registration statement for the resale of the notes and the shares issuable upon conversion of the notes.

    If we adopt the proposed amendments, following the completion of the merger:

    - WPP will irrevocably, fully and unconditionally guarantee, to the fullest extent permitted by law, Y&R's payment obligations under your notes; and

    - we will register the guaranteed notes and the WPP ADSs issuable upon conversion of those notes under the Securities Act of 1933, as amended, and, as a result, unless you are an affiliate of WPP or Y&R, those notes and ADSs will not be subject to any restrictions on resale that may be applicable to your existing notes and the Y&R common stock issuable upon conversion of your existing notes.

    The consent solicitation period will expire at 5:00 p.m., New York City
time, on             , 2000, unless we extend it.

    Like your existing notes, the guaranteed notes will not be listed on any securities exchange or on any automated dealer quotation system. The WPP ADSs are quoted on the Nasdaq National Market under the symbol "WPPGY." The WPP ordinary shares trade on the London Stock Exchange under the symbol "WPP."

    The accompanying consent solicitation and prospectus explains the proposed amendments and the procedures for providing your consent. Please read these materials carefully.

    YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED BEGINNING ON PAGE 18.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES DESCRIBED IN THIS CONSENT SOLICITATION AND PROSPECTUS OR DETERMINED IF THIS CONSENT SOLICITATION AND PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS CONSENT SOLICITATION AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF SECURITIES, AND NO SOLICITATION OF CONSENTS IS BEING MADE, IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION WOULD BE ILLEGAL.

    This consent solicitation and prospectus is dated             , 2000 and was
first mailed to noteholders on       , 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
SUMMARY.....................................................       1
RISK FACTORS................................................      18
  The performance of the merged company will be affected by
    its ability to retain key personnel.....................      18
  We may lose existing clients as a result of the merger....      18
  We may not realize the cost savings and other benefits we
    expect from the merger..................................      19
  The market price of the WPP ADSs and ordinary shares may
    be subject to downward pressure for a period of time as
    a result of sales of Y&R common stock and WPP shares by
    Y&R stockholders........................................      19
  Our ability to repurchase guaranteed notes if a designated
    event occurs is subject to limitations..................      19
  The guaranteed notes will be subordinated to senior
    indebtedness of Y&R.....................................      20
  The WPP guarantee will be unsecured and will rank equally
    with the other unsecured obligations of WPP.............      20
  There is no public trading market for the guaranteed
    notes...................................................      20
FORWARD-LOOKING STATEMENTS..................................      21
THE CONSENT SOLICITATION....................................      22
THE PROPOSED AMENDMENTS.....................................      26
MATERIAL TAX CONSEQUENCES...................................      30
THE COMPANIES...............................................      38
DESCRIPTION OF THE GUARANTEED NOTES AND THE WPP GUARANTEE...      39
DESCRIPTION OF WPP ORDINARY SHARES..........................      57
DESCRIPTION OF WPP AMERICAN DEPOSITARY SHARES...............      61
EXCHANGE RATES..............................................      67
MARKET PRICE AND DIVIDEND DATA..............................      68
LEGAL OPINIONS..............................................      70
EXPERTS.....................................................      70

APPENDIX A -- Form of Proposed Amendments...................     A-1
APPENDIX B -- Unaudited Pro Forma Condensed Consolidated
  Financial Information.....................................     B-1

    THIS CONSENT SOLICITATION AND PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT WPP AND Y&R FROM DOCUMENTS FILED WITH THE SEC THAT ARE NOT INCLUDED IN OR DELIVERED WITH THIS CONSENT SOLICITATION AND PROSPECTUS. WPP WILL PROVIDE YOU WITH COPIES OF THIS INFORMATION RELATING TO WPP, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO:

                                 WPP GROUP PLC
                            C/O WPP GROUP USA, INC.
                                WORLDWIDE PLAZA
                              309 WEST 49TH STREET
                            NEW YORK, NEW YORK 10019
                        ATTENTION: PAUL W. G. RICHARDSON
                        TELEPHONE NUMBER: (212) 632-2200

    Y&R WILL PROVIDE YOU WITH COPIES OF THIS INFORMATION RELATING TO Y&R, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO:

                              YOUNG & RUBICAM INC.
                               285 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                         ATTENTION: INVESTOR RELATIONS
                        TELEPHONE NUMBER: (212) 210-3000

    IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SCHEDULED EXPIRATION OF THE CONSENT SOLICITATION, YOU SHOULD MAKE YOUR REQUEST
NO LATER THAN             , 2000.

                                    SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS CONSENT SOLICITATION AND PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ CAREFULLY THE ENTIRE CONSENT SOLICITATION AND PROSPECTUS AND THE ADDITIONAL DOCUMENTS REFERRED TO IN THIS CONSENT SOLICITATION AND PROSPECTUS TO FULLY UNDERSTAND THE MATTERS DESCRIBED IN THIS SUMMARY.

THE COMPANIES (SEE PAGE 38)

    Y&R. Young & Rubicam Inc. is a world leader in marketing and communications services, operating through a network of preeminent companies in advertising, perception management and public relations, brand identity and design consultancy, database marketing, customer relationship management and healthcare communications. Y&R, together with its subsidiaries, employs approximately 15,000 people in over 300 offices in over 70 countries around the world. Y&R's principal executive offices are located at 285 Madison Avenue, New York, New York, 10017, Telephone: (212) 210-3000.

    WPP. WPP Group plc, an English company, is one of the leading communications services companies in the world. Through its 70 operating companies, it provides clients with advertising, media investment management, information and consultancy, public relations and public affairs, branding and identity, healthcare and specialist communications services. WPP, together with its subsidiaries and associates, employs approximately 39,000 people in 950 offices in 92 countries around the world. WPP's principal executive offices are located at 27 Farm Street, London WIX 6RD, England, Telephone:
(011 44) 20 7408 2204.

THE MERGER

    On May 11, 2000, WPP and Y&R entered into a merger agreement. If the proposed merger is approved by our respective shareholders and the other conditions to the completion of the merger are satisfied or waived, including our receipt of necessary regulatory approvals, Y&R will merge with, and become a wholly owned indirect subsidiary of, WPP. Upon completion of the merger, each outstanding share of Y&R common stock will be converted into a right to receive
 .835 of an American depositary share of WPP, each WPP ADS representing five ordinary shares of WPP. We have scheduled separate meetings of our respective
shareholders for       , 2000. At these meetings, our respective shareholders
will consider and vote on the merger.

    As required by the indenture governing your notes, we intend, immediately before the merger becomes effective, to enter into a supplemental indenture which will provide that, after we complete the merger, your notes, which are currently convertible into Y&R common stock, will be convertible into WPP ADSs. The conversion price will be $73.36, the conversion price currently applicable to your notes, for each .835 of a WPP ADS, or $87.856 ($73.36 divided by .835) for each whole WPP ADS, subject to adjustment under various circumstances. This represents a conversion rate of 11.382 WPP ADSs per $1,000 principal amount of the notes.

THE CONSENT SOLICITATION (SEE PAGE 22)

The Solicitation; the Proposed
  Amendments...........................  In connection with the merger, Y&R is soliciting your consent to the following proposed amendments to the
                                         indenture governing your notes and the related
                                         registration agreement:

                                         -  THE FINANCIAL INFORMATION AMENDMENT. The indenture
                                            currently provides that, whether or not required by the
                                            rules and

                                            regulations of the SEC, so long as any notes are
                                            outstanding, Y&R must file with the SEC and furnish to
                                            the indenture trustee and to noteholders all quarterly
                                            and annual financial information regarding Y&R required
                                            to be contained in a SEC quarterly report on Form 10-Q
                                            and an annual report on Form 10-K. We are proposing an
                                            amendment to the indenture that would permit WPP to
                                            satisfy this and various other informational
                                            requirements of the indenture on behalf of Y&R, so long
                                            as Y&R is a wholly owned subsidiary of WPP, by:

                                            (1)  filing with the SEC all periodic reports WPP is
                                            required to file under Section 13(a) or Section 15(d)
                                            of the Securities Exchange Act of 1934, as amended; and

                                            (2)  furnishing to you and the indenture trustee all
                                            financial information WPP furnishes to the holders of
                                            its ADSs.

                                            As a foreign private issuer under SEC rules, WPP is
                                            subject to fewer reporting requirements than Y&R and
                                            WPP's financial information is presented in accordance
                                            with generally accepted accounting principles in the
                                            U.K. and reconciled to generally accepted accounting
                                            principles in the U.S. See "The Proposed
                                            Amendments--The Financial Information Amendment" on
                                            page 26.

                                         -  THE REGISTRATION AGREEMENT AMENDMENT. The registration
                                            agreement currently requires Y&R to maintain an
                                            effective shelf registration statement for the resale
                                            of the notes and the shares issuable upon conversion of
                                            the notes until approximately January 20, 2002 (or
                                            earlier under some circumstances). A shelf registration
                                            statement filed by Y&R on Form S-3 (Registration
                                            No. 333-34948) was declared effective on July 10, 2000.
                                            The shelf registration statement allows holders of
                                            existing notes who are listed as selling security
                                            holders in the prospectus related to that registration
                                            statement to transfer their notes subject to prospectus
                                            delivery requirements under the Securities Act. Holders
                                            who transfer notes could, however, be subject to civil
                                            liability under the Securities Act for material
                                            misstatements, if any, in the prospectus delivered in
                                            connection with that transfer. After any notes are
                                            transferred pursuant to the shelf registration
                                            statement, those notes (and shares issuable upon
                                            conversion of those notes) would be registered under
                                            the Securities Act and would be freely transferable,
                                            unless held by an affiliate, and would not be subject
                                            to the prospectus delivery requirements or the civil
                                            liability provisions under the Securities Act.

                                            In connection with the consent solicitation, we will
                                            register the notes and the WPP ADSs issuable upon
                                            conversion of the notes under the Securities Act. As a
                                            result of this registration,

                                            if the proposed amendments are adopted, the guaranteed
                                            notes (and the WPP ADSs issuable upon conversion of
                                            those notes) would immediately be freely transferable,
                                            unless held by an affiliate, even if not previously
                                            transferred pursuant to the shelf registration
                                            statement. Moreover, you will be permitted to transfer
                                            guaranteed notes without delivering any prospectus that
                                            may otherwise be required to be delivered and without
                                            being subject to liability under the Securities Act to
                                            which you may have otherwise been subject. Therefore,
                                            we are proposing an amendment to the registration
                                            agreement and related provisions of the indenture that
                                            would release Y&R from its obligation to maintain a
                                            shelf registration statement.

                                         In this consent solicitation and prospectus, we refer to
                                         the proposed amendment regarding the furnishing of
                                         financial statements and other information as the
                                         "FINANCIAL INFORMATION AMENDMENT" and the proposed
                                         amendment with respect to Y&R's registration obligation as the "REGISTRATION AGREEMENT AMENDMENT" and we sometimes
                                         refer to these amendments together as the "PROPOSED
                                         AMENDMENTS."

What You Will Receive..................  If the proposed amendments are adopted, following completion of the merger:

                                         -  WPP will irrevocably, fully and unconditionally
                                            guarantee, to the fullest extent permitted by law,
                                            Y&R's payment obligations under the terms of your
                                            notes. We sometimes refer to your notes, as guaranteed
                                            by WPP, as "GUARANTEED NOTES."

                                         -  We will register under the Securities Act the
                                            guaranteed notes and the WPP ADSs issuable upon
                                            conversion of the guaranteed notes. As a result, unless
                                            you are an affiliate of WPP or Y&R, the guaranteed
                                            notes and the WPP ADSs issuable upon conversion of the
                                            guaranteed notes will not be subject to any
                                            restrictions on resale that may be applicable to your
                                            existing notes and the Y&R shares currently issuable
                                            upon conversion of those notes. If the proposed
                                            amendments are adopted, unless you are an affiliate of
                                            WPP or Y&R, your guaranteed notes and the WPP ADSs
                                            issuable upon conversion of those guaranteed notes
                                            automatically will be freely transferable without
                                            further registration.
Reasons for and Purpose of the Proposed
  Amendments...........................  THE FINANCIAL INFORMATION AMENDMENT. Y&R is soliciting your consent to the proposed financial information
                                         amendment so that, after the merger, we may save
                                         considerable expense by discontinuing the preparation of
                                         separate financial information regarding Y&R:

                                         -  We expect that, if we complete the merger and WPP
                                            guarantees Y&R's payment obligations under the notes,
                                            Y&R will be exempt from the provisions of the Exchange
                                            Act that now require it to prepare and file periodic
                                            reports and

                                            financial information with the SEC. Accordingly, if we
                                            receive the requisite consents and we adopt the
                                            proposed amendments and WPP guarantees your notes,
                                            after the merger, Y&R will be able to discontinue the
                                            preparation of separate financial information necessary
                                            to comply with the reporting rules under the Exchange
                                            Act.

                                         -  After we complete the merger, you will be a holder of
                                            notes convertible into WPP ADSs and, if the proposed
                                            amendments are adopted, guaranteed by WPP. We believe
                                            that, under these circumstances, the Y&R financial
                                            information the indenture currently requires Y&R to
                                            prepare and furnish is not likely to be as meaningful
                                            to you or material to an investor considering an
                                            investment in the notes as would information about WPP.
                                            Accordingly, the financial information amendment would
                                            permit WPP to furnish financial information regarding
                                            WPP, although you should be aware that, as a foreign
                                            private issuer under SEC rules, WPP is subject to fewer
                                            reporting requirements than Y&R. See "The Proposed
                                            Amendments--The Financial Information Amendment" on
                                            page 26.

                                         THE REGISTRATION AGREEMENT AMENDMENT. Similarly, Y&R is
                                         soliciting your consent to the registration agreement
                                         amendment, so that, after the merger, we may be released
                                         from the expense required to maintain the shelf
                                         registration statement:

                                         -  If we complete the merger and the proposed amendments
                                            are adopted, your existing notes will automatically
                                            convert into registered guaranteed notes. As described
                                            above in "--The Solicitation; the Proposed Amendments,"
                                            the guaranteed notes and the ADSs isssuable upon
                                            conversion of those notes will not be subject to any
                                            restrictions on resale that may be applicable to your
                                            existing notes and the Y&R common stock issuable upon
                                            conversion of those notes, and will be freely
                                            transferable without further registration (other than
                                            by current affiliates of Y&R and WPP).

                                         For the reasons described above, we recommend that you
                                         consent to the proposed amendments. See "The Proposed
                                         Amendments--The Financial Information Amendment--Reasons
                                         for and Purpose of the Financial Information Amendment" on
                                         page 27 and "The Proposed Amendments--The Registration
                                         Agreement Amendment--Reasons for and Purpose of the
                                         Registration Agreement Amendment" on page 29.

Conditions to the Proposed
  Amendments...........................  The adoption of the proposed amendments and the issuance of WPP's guarantee of Y&R's payment obligation under the
                                         notes is conditioned upon:

                                         -  our receipt of the requisite consents of noteholders
                                            and Y&R having so certified to the indenture trustee;
                                            and

                                         -  our completion of the merger, which is subject to
                                            several conditions, including approval of WPP's and
                                            Y&R's

                                            shareholders and the approval of various regulatory
                                            authorities as described in "--Regulatory Approvals"
                                            below.

                                         If the conditions to our adoption of the proposed
                                         amendments are satisfied, WPP and Y&R expect to execute
                                         and deliver to the indenture trustee a supplemental
                                         indenture containing the proposed amendment to the
                                         indenture and WPP's guarantee of Y&R's payment obligations under the notes. Y&R also expects to execute an amendment
                                         to the registration agreement. The supplemental indenture
                                         and the amendment to the registration agreement will be
                                         effective as soon as they are executed. See "The Consent
                                         Solicitation" on page 22.

Requisite Consents; Record Date;
  Outstanding Notes....................  In order to adopt the proposed amendments, we must obtain the valid and unrevoked consents of registered holders of
                                         a majority in aggregate principal amount of the notes
                                         outstanding at the close of business on       , 2000, the
                                         record date for determining the noteholders entitled to
                                         deliver consents in connection with this consent
                                         solicitation. As of the close of business on the record
                                         date, notes with an aggregate principal amount of $287.5
                                         million were outstanding. To our knowledge, no director or executive officer of WPP or Y&R or any of their affiliates held any notes at that time.

Expiration Date of the Solicitation....  The solicitation period will expire at 5:00 p.m. New York
                                         City time on       , 2000, unless we extend the period. We
                                         reserve the right to extend the solicitation period. If
                                         the solicitation period expires prior to completion of the merger, we will not adopt the proposed amendments and WPP
                                         will not issue its guarantee until the merger is
                                         completed. During any period between the time we certify
                                         to the trustee that we have received the requisite
                                         consents (which is expected to occur promptly after the
                                         expiration of the solicitation period) and the completion
                                         of the merger, the consents will be effective and
                                         irrevocable. See "The Consent Solicitation--Expiration
                                         Date; Extension of the Consent Solicitation Period;
                                         Amendment; Termination" on page 22.

Amendment and Termination of the
  Solicitation.........................  We may terminate the consent solicitation at any time, and we may amend the consent solicitation under the
                                         circumstances described under "The Consent
                                         Solicitation--Expiration Date; Extension of the Consent
                                         Solicitation Period; Amendment; Termination" on page 22.

Consequences to Non-Consenting
  Holders..............................  If we receive the requisite consents and execute the supplemental indenture and the amendment to the
                                         registration agreement, they will be binding upon each
                                         holder of notes, and your notes will automatically become
                                         registered guaranteed notes, regardless of whether or not
                                         you delivered your consent.

Procedures for Consenting..............  In accordance with the indenture, only those persons who are registered holders of the notes as of the close of
                                         business on

                                         , 2000, the record date, may deliver a letter of consent
                                         to the proposed amendments. Registered holders may consent to the proposed amendments by delivering an executed
                                         letter of consent to the Information Agent at the address
                                         set forth on the back cover of this consent solicitation
                                         and prospectus before the expiration of the solicitation
                                         period. If you are a beneficial owner of notes held
                                         through a broker, bank or other financial institution, in
                                         order to consent to the proposed amendments, you must
                                         arrange for the broker, bank or other financial
                                         institution to:

                                         -  deliver an executed letter of consent to the
                                            Information Agent on your behalf or to you for
                                            forwarding to the Information Agent, in either case
                                            before the expiration of the solicitation period; or

                                         -  forward to you an executed proxy authorizing you to
                                            deliver a letter of consent with respect to your notes.
                                            You must then deliver an executed letter of consent,
                                            together with this proxy, to the Information Agent
                                            before the expiration of the solicitation period. A
                                            form of proxy that may be used for that purpose is
                                            included in the accompanying letter of consent.

                                         We describe the procedures you must follow in order to
                                         deliver a consent more fully under "The Consent
                                         Solicitation--Consent Procedures" on page 23.

Revocation of Consent..................  A registered holder of a note may revoke its consent by delivering to the Information Agent or the indenture
                                         trustee a properly completed and executed written notice
                                         of revocation before the date that Y&R certifies to the
                                         indenture trustee that we have obtained the requisite
                                         consents to the proposed amendments. If the conditions to
                                         our adoption of the proposed amendments are satisfied, we
                                         expect that Y&R will deliver this certification to the
                                         indenture trustee promptly after completion of the
                                         solicitation period. If you are a beneficial owner of
                                         notes held through a bank, broker or other financial
                                         institution, in order to revoke a consent previously
                                         delivered, you must arrange for the bank, broker or other
                                         financial institution to:

                                         -  deliver an executed notice of revocation to the
                                            Information Agent on your behalf or to you for
                                            forwarding to the Information Agent, in either case
                                            before Y&R delivers to the indenture trustee the
                                            certification referred to above; or

                                         -  forward an executed proxy authorizing you to deliver
                                            notice of revocation. You must then deliver an executed
                                            notice of revocation, together with this proxy, to the
                                            Information Agent before Y&R delivers to the indenture
                                            trustee the certification referred to above.

Information; Assistance................  You may direct requests for assistance or additional copies of this consent solicitation and prospectus, the
                                         accompanying letter of consent and related documents to
                                         the Information Agent at the telephone number and address
                                         set forth on the back cover

                                         page of this consent solicitation and prospectus. You may
                                         also contact your bank, broker or other financial
                                         institution for assistance concerning the consent
                                         solicitation.

Tax Consequences.......................  For a discussion of the principal United States federal income tax consequences of the adoption of the proposed
                                         amendments, see "Material Tax Consequences" on page 30.

PRINCIPAL TERMS OF YOUR EXISTING NOTES AND THE GUARANTEED NOTES (SEE PAGE 39)

Issuer.................................  Young & Rubicam Inc.

Principal..............................  $287,500,000.

Interest...............................  Your existing notes bear, and the guaranteed notes will bear, interest at 3% per annum. Interest on your
                                         guaranteed notes will accrue from the most recent date to
                                         which interest has been paid on your existing notes.

Maturity...............................  January 15, 2005, unless earlier redeemed, repurchased or converted.

Interest Payment Dates.................  January 15 and July 15 of each year.

Guarantee*.............................  The existing notes are not subject to any guarantee. If the proposed amendments are adopted, WPP will irrevocably, fully and unconditionally guarantee the due and punctual
                                         payment of the principal of, interest on and other amounts payable with respect to your notes. If Y&R does not make
                                         any payments on the guaranteed notes when they are due,
                                         WPP will be obligated to make those payments to the
                                         fullest extent permitted by law.

Conversion*............................  If we complete the merger, whether or not the proposed amendments are adopted, your notes, which are currently
                                         convertible into Y&R common stock, will become convertible into WPP ADSs at a conversion price of $73.36, the
                                         conversion price currently applicable to your notes, for
                                         each .835 of a WPP ADS, or $87.856 for each whole ADS,
                                         subject to adjustment under various circumstances. This
                                         represents a conversion rate of 11.382 WPP ADSs per $1,000 principal amount of the notes. Each WPP ADS represents
                                         five ordinary shares of WPP. As is the case with respect
                                         to your existing notes, your right to convert guaranteed
                                         notes that have been called for redemption will terminate
                                         at the close of business on the business day immediately
                                         preceding the date of redemption.

Optional Redemption....................  As is the case with your existing notes, on or after
                                         January 20, 2003, Y&R may, at its option, on one or more
                                         occasions, redeem the guaranteed notes, in whole or in
                                         part, for cash at the redemption prices set forth in the
                                         indenture, plus accrued and unpaid interest to the date of redemption. See "Description of the Guaranteed Notes and
                                         the WPP Gurarantee--Optional Redemption" on page 40.

Mandatory Redemption...................  None.

------------------------
* Indicates difference from your existing notes.


Repurchase at the Option of Holders
  Upon a Change of Control or
  Termination of Trading...............  Upon a "designated event," a term we define on page 42 of this consent solicitation and prospectus, you will have
                                         the right, subject to various restrictions and conditions, to require Y&R to purchase all or any part of your
                                         guaranteed notes at a purchase price equal to 100% of the
                                         principal amount of your guaranteed notes, plus accrued
                                         and unpaid interest to the date of the purchase. See
                                         "Description of the Guaranteed Notes and the WPP
                                         Guarantee--Repurchase at the Option of Holders" on
                                         page 40.

Ranking of Guaranteed Notes............  As is the case with your existing notes, the guaranteed notes will be general unsecured obligations of Y&R and
                                         will be subordinated in right of payment to all existing
                                         and future senior debt of Y&R. WPP's guarantee, which will obligate WPP to make any payment to the fullest extent
                                         permitted by law on the guaranteed notes Y&R fails to make as a result of the indenture's subordination provision or
                                         otherwise, will constitute a general unsecured obligation
                                         of WPP ranking on a parity with all

                                         other unsecured and unsubordinated obligations of WPP.
                                         Like your existing notes, the guaranteed notes will be
                                         effectively subordinated to all existing and future
                                         indebtedness of Y&R's subsidiaries. WPP's guarantee will
                                         also be effectively subordinated to all existing and
                                         future indebtedness of WPP's subsidiaries including, after completion of the merger, Y&R. The indenture does not, and the supplemental indenture to be entered into in
                                         connection with this consent solicitation will not,
                                         contain any limitation on the incurrence of indebtedness
                                         and other liabilities by WPP, Y&R or their respective
                                         subsidiaries.

Use of Proceeds........................  We will not receive any proceeds from the transaction contemplated by this consent solicitation and prospectus.

Trading................................  As is the case with your existing notes, the guaranteed notes will not be listed on any securities exchange or on
                                         any automated dealer quotation system. Although your
                                         existing notes were designated for trading in the Portal
                                         Market, no established trading market has developed for
                                         your notes. The WPP ADSs are quoted on the Nasdaq National
                                         Market under the symbol "WPPGY," and WPP's ordinary shares trade on the London Stock Exchange under the symbol "WPP."

Tax Treatment of Conversion of Notes...  Whether or not we adopt the proposed amendments, after the merger, upon conversion of your notes into WPP ADSs you
                                         will generally recognize a gain or loss in an amount equal to the difference between the fair market value of the WPP
                                         ADSs (and any cash for fractional shares) you receive and
                                         the adjusted tax basis in your notes before the
                                         conversion. In contrast, if you are a U.S. holder and
                                         convert your existing notes into Y&R common stock before
                                         the merger, you will not recognize a gain or loss as a
                                         result of the conversion, except for any gain with respect to

                                         cash you receive instead of fractional shares. In
                                         addition, the exchange of Y&R common stock for WPP ADSs in the merger will generally be tax-free, except for any gain with respect to cash received instead of fractional
                                         shares. Therefore, you should consider whether to convert
                                         your notes into Y&R common stock prior to the merger. See
                                         "Material Tax Consequences--Certain U.S. Federal Income
                                         Tax Consequences Applicable to U.S. Holders of Notes" on
                                         page 31.

REGULATORY APPROVALS

    We are not required to obtain any regulatory approvals in connection with the consent solicitation. However, the merger is subject to a number of customary regulatory conditions, including the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval by the European Commission under the merger control laws of the European Union. The waiting period under the HSR Act expired on July 20, 2000 without our receiving a request for additional information. On July 24, 2000, we filed a formal merger notification with the European Commission, commencing a one-month Phase I review of the merger. We expect the European Commission to complete its Phase I review on August 28, 2000. At that time, the European Commission will either clear the merger to proceed (with or without conditions) or determine to initiate a Phase II review. Since both WPP and Y&R conduct operations in a number of other jurisdictions, we will also be required to obtain additional regulatory approvals for the merger in other jurisdictions. Although we do not expect regulatory authorities to raise any significant objections to the merger, we cannot be certain that we will obtain all required regulatory approvals or that these approvals will not contain terms, conditions or restrictions that would be detrimental to the combined company after the merger.

CURRENCIES AND EXCHANGE RATES

    References in this consent solicitation and prospectus to "dollars," "$" or " CENTS" are to the currency of the United States and references to "pounds sterling," "pounds," "L," "pence" or "p" are to the currency of the United Kingdom. There are 100 pence to each pound. Solely for your convenience, this consent solicitation and prospectus contains translations of pounds sterling amounts into U.S. dollars at specified rates. You should not take these translations as assurances that the pounds sterling amounts currently represent U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate, at any time.

    In this consent solicitation and prospectus, unless otherwise stated, pounds sterling have been translated, solely for convenience, into U.S. dollars at a rate of $1.6182 per L1.00, the noon buying rate as reported by Bloomberg on
December 31, 1999. On       2000, the latest practicable date for which exchange
rate information was available before the printing of this consent solicitation
and prospectus, the noon buying rate was $         per L1.00. These translations
should not be construed as a representation that the U.S. dollar amounts actually represent, or could be converted into, pounds sterling at the rates indicated.

    The period end, average and range of high and low U.S. dollar/pound sterling exchange rates for the five years ended December 31, 1999, and the six months ended June 30, 2000, are presented in the section entitled "Exchange Rates" on page 67.

                       SELECTED HISTORICAL FINANCIAL DATA

    We present below selected historical financial data of WPP and Y&R for each of the five years ended December 31, 1999. We derived the selected historical financial data of each of WPP and Y&R (apart from the selected historical financial data for WPP and Y&R for 1995 and 1996 and the selected historical balance sheet data for Y&R for 1997) from, and you should read the data in conjunction with, the annual audited consolidated financial statements of WPP and Y&R, including the notes to those financial statements, which we have incorporated by reference into this consent solicitation and prospectus. The WPP and Y&R selected historical financial data for 1995 and 1996 and the selected historical balance sheet data for Y&R for 1997 have been derived from their respective annual audited consolidated financial statements for those years, which, in accordance with SEC rules, we have not incorporated by reference into this consent solicitation and prospectus.

    WPP reports its financial results in accordance with generally accepted accounting principles in the U.K. and Y&R reports its financial results in accordance with generally accepted accounting principles in the U.S. The main differences between U.S. GAAP and U.K. GAAP that are relevant to WPP's consolidated financial statements are presented in WPP's Annual Report on SEC Form 20-F for the year ended December 31, 1999, which reconcile WPP's financial information for the years ended December 31, 1997, 1998 and 1999 to U.S. GAAP. We have incorporated WPP's Annual Report on SEC Form 20-F by reference into this consent solicitation and prospectus. See "Summary--Where You Can Find More Information" on page 16.

                   SELECTED HISTORICAL FINANCIAL DATA FOR WPP

                                                                    YEARS ENDED AND AT DECEMBER 31,
                                                -----------------------------------------------------------------------
                                                       1999                     1998       1997       1996       1995
                                                -------------------           --------   --------   --------   --------
                                                   L          $                  L          L          L          L
                                                              (IN MILLIONS, EXCEPT PER ORDINARY SHARE AND
                                                                PER ADS AMOUNTS AND RATIO INFORMATION)
PROFIT & LOSS ACCOUNT DATA

U.K. GAAP
Turnover (gross billings).....................  9,345.9    15,123.5           8,000.1    7,287.3    7,084.0    6,553.1
Revenue.......................................  2,172.6     3,515.7           1,918.4    1,746.7    1,691.3    1,554.9
Profit attributable to ordinary shareowners...    172.8       279.6             140.3      116.0      100.0       68.7
Earnings per ordinary share
  Basic.......................................     22.9p   37.1 CENTS            19.1p      15.8p      13.6p       9.4p
  Diluted.....................................     22.5p   36.4 CENTS            18.8p      15.7p      13.5p       9.4p
Earnings per ADS
  Basic.......................................    114.5p   185.3 CENTS           95.5p      79.0p      68.0p      47.0p
  Diluted.....................................    112.5p   182.0 CENTS           94.0p      78.5p      67.5p      47.0p
Cash dividends per ordinary share.............     3.10p   5.02 CENTS            2.56p      2.13p      1.70p      1.31p
Cash dividends per ADS........................     15.5p   25.1 CENTS           12.80p     10.65p      8.50p      6.55p
Ratio of earnings to fixed charges............     5.35x      5.35x              5.29x      4.93x      4.19x      3.22x

U.S. GAAP
Turnover (gross billings).....................  9,345.9    15,123.5           8,000.1    7,287.3    7,084.0    6,553.1
Revenue.......................................  2,172.6     3,515.7           1,918.4    1,746.7    1,691.3    1,554.9
Net Income....................................    106.8       172.8              99.5       80.2       67.1       25.7
Earnings per ordinary share
  Basic.......................................     14.2p   23.0 CENTS            13.5p      10.9p       9.1p       3.5p
  Diluted.....................................     13.8p   22.3 CENTS            13.2p      10.8p       9.0p       3.5p

                                                                    YEARS ENDED AND AT DECEMBER 31,
                                                -----------------------------------------------------------------------
                                                       1999                     1998       1997       1996       1995
                                                -------------------           --------   --------   --------   --------
                                                   L          $                  L          L          L          L
                                                              (IN MILLIONS, EXCEPT PER ORDINARY SHARE AND
                                                                PER ADS AMOUNTS AND RATIO INFORMATION)
Earnings per ADS
  Basic.......................................     71.0p   114.9 CENTS           67.5p      54.5p      45.5p      17.5p
  Diluted.....................................     69.0p   111.7 CENTS           66.0p      54.0p      45.0p      17.5p
Ratio of earnings to fixed charges............     3.72x      3.72x              4.54x      4.21x      3.45x      2.28x

BALANCE SHEET DATA

U.K. GAAP
Total assets..................................  3,206.4     5,188.6           2,452.5    1,979.3    1,894.8    1,881.2
Long-term obligations.........................    731.7     1,184.0             479.4      296.0      359.9      417.5

U.S. GAAP
Total assets..................................  3,726.3     6,029.9           3,059.2    2,675.7    2,629.2    2,760.9
Long-term obligations.........................    599.6       970.3             378.3      258.4      356.9      422.1

                                                                              YEARS ENDED DECEMBER 31,
                                                    -----------------------------------------------------------------------------
                                                        1999            1998            1997            1996            1995
                                                    -------------   -------------   -------------   -------------   -------------
OTHER DATA
U.S. dollar equivalent dividends per WPP ordinary
  share(1)(2).....................................     4.78 CENTS      4.07 CENTS      3.53 CENTS      2.87 CENTS      2.03 CENTS
U.S. dollar equivalent dividends per WPP
  ADS(1)(2).......................................     23.9 CENTS      20.4 CENTS      17.7 CENTS      14.4 CENTS      10.2 CENTS

------------------------

(1) U.S. dollar equivalent dividend amounts were obtained by translating the equivalent dividend paid in pounds sterling into U.S. dollars using the closing exchange rate, as reported by Bloomberg for pounds sterling on each of the payment dates for those dividends.

(2) WPP's dividend with respect to each year is comprised of an interim dividend paid in November and a final dividend paid in July of the next year, subject to approval by WPP's share owners. See "Market Price and Dividend Data--Dividend Data" on page 68.

                   SELECTED HISTORICAL FINANCIAL DATA OF Y&R
                                  (U.S. GAAP)

                                                                YEARS ENDED AND AT DECEMBER 31,
                                                     -----------------------------------------------------
                                                       1999       1998       1997       1996        1995
                                                     --------   --------   --------   ---------   --------
                                                        $          $          $           $          $
                                                       (IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND RATIO
                                                                         INFORMATION)
STATEMENT OF OPERATIONS DATA
Revenues...........................................   1,717        1,522    1,383         1,222    1,085
Income (loss) before extraordinary charge..........     167          (82)     (24)         (238)       1
Net income (loss)(1)...............................     167          (86)     (24)         (238)       1
Earnings (loss) per common share(1)
  Basic:
    Income (loss) before extraordinary charge(2)...    2.43        (1.34)   (0.51)          n/a      n/a
    Net income (loss)(2)...........................    2.43        (1.42)   (0.51)          n/a      n/a
  Diluted:
    Income (loss) before extraordinary charge(2)...    2.02        (1.34)   (0.51)          n/a      n/a
    Net income (loss) (2)..........................    2.02        (1.42)   (0.51)          n/a      n/a
Cash dividends per common share(2).................  7.5 CENTS        --       --           n/a      n/a
Ratio of earnings to fixed charges (deficiency in
  the coverage of fixed charges by earnings before
  fixed charges)(3)................................    6.38x    $(83,530)    1.58x    $(247,926)    1.21x

BALANCE SHEET DATA
Total assets.......................................   2,414        1,635    1,538         1,599    1,227
Long-term obligations..............................     276          176      481           328      365
Mandatorily redeemable equity securities...........      --           --      508           363       --

------------------------

(1) Y&R's net income for 1999 reflects the aggregate after-tax effect of approximately $51 million in connection with the net gain recognized on the sale of certain assets of Brand Dialogue in exchange for an ownership interest in Luminant Worldwide Corporation and additional consideration received as a result of achieving revenue and operating profit performance targets of the Brand Dialogue contributed assets. Y&R's net loss in 1998 includes (A) operating charges of $234.4 million associated with the initial public offering of shares of common stock of Y&R in May 1998 and consisting of non-recurring, non-cash compensation charges resulting from the vesting of shares of restricted stock allocated to employees and (B) an extraordinary loss on the retirement of debt of $4.4 million. Y&R's net loss in 1997 includes other operating charges of $11.9 million for non-cash asset impairment write-downs. Y&R's net loss in 1996 includes pretax operating charges of $315.4 million primarily related to compensation charges recorded in connection with Y&R's recapitalization in that year.

(2) Y&R's earnings per share for 1996 and 1995 cannot be computed because prior to its recapitalization Y&R's capital structure consisted of both common stock and limited partnership units in predecessor entities.

(3) The ratio of earnings to fixed charges has been computed by dividing total earnings by total fixed charges. Coverage deficiencies have been computed by subtracting fixed charges from total earnings. Earnings were calculated by adding (A) income (loss) before income taxes, (B) dividends from unconsolidated companies, and (C) fixed charges. Fixed charges consist of interest and one-third of rent expense as representative of the interest portion of rentals. As a result of the loss before income taxes incurred for the years ended 1998 and 1996, the ratio of earnings to fixed charges was less than 1:1. Excluding the effects of the income recorded in connection with the

    1999 net pre-tax gain on the sale of certain assets of Y&R's Brand Dialogue operations in exchange for an ownership interest in Luminant Worldwide Corporation and additional consideration received in the fourth quarter of 1999 as the result of achieving revenue and operating profit performance targets of the Brand Dialogue contributed assets totaling $85.0 million, the ratio of earnings to fixed charges would have been 4.76x for the year ended December 31, 1999. Excluding the effects of the $234.4 million of charges recorded in connection with the consummation of Y&R's initial public offering of common stock in May 1998, the ratio of earnings to fixed charges would have been 3.95x for the year ended December 31, 1998. Excluding the effects of the $315.4 million of charges recorded in connection with our recapitalization in December 1996, the ratio of earnings to fixed charges for the year ended December 31, 1996 would have been 2.36x.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    WPP and Y&R are providing the following pro forma consolidated financial information to give you a better picture of what the results of operations and financial position of the combined businesses of WPP and Y&R might have looked like had the merger occurred on an earlier date. We are providing this information for illustrative purposes only. This information does not purport to represent what the results of operations or financial position of WPP would have been if the merger had actually occurred on that earlier date. This information is also not necessarily indicative of what WPP's future operating results or consolidated financial position will be.

    See "Unaudited Pro Forma Condensed Consolidated Financial Information" attached as Appendix B to this consent solicitation and prospectus for a more detailed explanation of this analysis.

    BASIS OF PREPARATION

    The unaudited pro forma consolidated financial information has been prepared in accordance with U.K. GAAP, which differs in certain respects from U.S. GAAP. The unaudited pro forma consolidated financial information has been derived from: (1) the audited historical consolidated profit and loss account and balance sheet of WPP for the year ended and at December 31, 1999, (2) the audited historical consolidated balance sheet and statement of operations of Y&R for the year ended and at December 31, 1999 except for turnover (gross billings) data, which are unaudited, (3) unaudited adjustments to conform Y&R's historical financial information with WPP's disclosed accounting policies under U.K. GAAP, and (4) with respect to unaudited balance sheet data, the unaudited pro forma adjustments described in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information attached as Appendix B to this consent solicitation and prospectus. No pro forma adjustments were required to be made in the preparation of the unaudited pro forma consolidated profit and loss account data.

    WPP intends to account for the merger as an acquisition under U.K. GAAP and as a purchase under U.S. GAAP. The pro forma consolidated financial information attached as Appendix B to this consent solicitation and prospectus and has been prepared on this basis.

    UNAUDITED PRO FORMA PROFIT AND LOSS ACCOUNT DATA

    The unaudited pro forma profit and loss account data we provide below assumes that the merger took place on January 1, 1999, the first day of the financial period presented in the Unaudited Pro Forma Condensed Consolidated Financial Information attached as Appendix B to this consent solicitation and prospectus and has been prepared in accordance with the methodology described under "--Basis of Preparation" above.

                                                                     YEAR ENDED
                                                                  DECEMBER 31, 1999
                                                              -------------------------
                                                                   L             $
                                                              (IN MILLIONS, EXCEPT PER
                                                                 ORDINARY SHARE, ADS
                                                                  AMOUNTS AND RATIO
                                                                    INFORMATION)
UNAUDITED PRO FORMA PROFIT & LOSS ACCOUNT DATA

U.K. GAAP
Turnover (gross billings)...................................   14,618.0      23,654.8
Revenue.....................................................    3,234.0       5,233.3
Profit attributable to ordinary share owners................      281.1         454.9
Basic earnings per ordinary share...........................       27.0p         43.7 CENTS
Diluted earnings before exceptional tax credit per ordinary
  share.....................................................       22.9p         37.1 CENTS
Diluted earnings per ordinary share.........................       25.2p         40.8 CENTS
Basic earnings per ADS......................................      135.0p        218.5 CENTS
Diluted earnings before exceptional tax credit per ADS......      114.5p        185.3 CENTS
Diluted earnings per ADS....................................      126.0p        204.0 CENTS
Ratio of earnings to fixed charges..........................       5.35x         5.35x

U.S. GAAP
Turnover (gross billings)...................................   14,599.9      23,625.6
Revenue.....................................................    3,234.0       5,233.3
Net income..................................................      115.8         187.4
Basic earnings per ADS......................................       55.7p         90.1 CENTS
Diluted earnings per ADS....................................       51.7p         83.7 CENTS
Ratio of earnings to fixed charges..........................       4.64x         4.64x

    UNAUDITED PRO FORMA BALANCE SHEET DATA

    The unaudited pro forma balance sheet data we provide below assumes that the merger took place on December 31, 1999, and has been prepared in accordance with the methodology described under "--Basis of Preparation" above.

                                                              AT DECEMBER 31, 1999
                                                              ---------------------
                                                                  L           $
                                                                  (IN MILLIONS)
UNAUDITED PRO FORMA BALANCE SHEET DATA

U.K. GAAP
Total assets................................................   7,701.7    12,462.9
Total long-term obligations.................................     924.9     1,496.6
Equity share owner's funds..................................   3,468.8     5,613.3

U.S. GAAP
Total assets................................................   8,393.9    13,583.0
Total long-term obligations.................................     770.2     1,246.3
Share owner's equity........................................   4,315.4     6,983.2

DEVELOPMENTS IN 2000

    WPP

    WPP's revenues for the first quarter of 2000 were L558 million, up over 20% in constant currencies from the L465.8 million of revenues reported by WPP for the same period during 1999.

    During the first quarter of 2000, WPP had net new business billings of L532 million, up 19% from the L447 million of net new business billings in the first quarter of 1999. WPP continues to benefit from consolidation trends in the industry, winning several large assignments from existing and new clients, including growing dot-com assignments from Internet companies. WPP believes that it is well placed with balanced client bases in both traditional and Internet-related areas.

    Y&R

    On August 3, 2000, Y&R filed with the SEC a Quarterly Report on Form 10-Q, which includes Y&R's consolidated condensed financial statements as of and for the six months ended June 30, 2000. We have set forth below selected results, in U.S. GAAP, statement of operations data for that six month period and the six months ended June 30, 1999, and selected balance sheet data as of June 30, 2000 and December 31, 1999.

                                                                  SIX MONTHS ENDED
                                                                      JUNE 30,
                                                              ------------------------
                                                                2000            1999
                                                              --------        --------
                                                                 $               $
                                                              (IN MILLIONS, EXCEPT PER
                                                              SHARE AMOUNTS AND RATIO
                                                                    INFORMATION)
STATEMENT OF OPERATIONS DATA
Revenues....................................................     943             798
Net income..................................................      69              50
Earnings per common share
  Basic.....................................................    0.95            0.75
  Diluted...................................................    0.83            0.61
Cash dividends per common share.............................     5.0 CENTS       2.5 CENTS
Ratio of earnings to fixed charges..........................    5.09x(1)        4.56x

                                                                 AT            AT
                                                              JUNE 30,    DECEMBER 31,
                                                                2000          1999
                                                              ---------   ------------
                                                                  $            $
                                                                   (IN MILLIONS)
BALANCE SHEET DATA
Total assets................................................    2,365         2,414
Long-term obligations.......................................      434           276

------------------------

(1) Excluding the effects of income, totaling $12.2 million, recorded in the six months ended June 30, 2000, in connection with (A) the gain on the sale of certain assets and rights known as Y&R Teamspace to eMotion Inc. and
    (B) other net gains from investing activities in the first half of 2000, including additional consideration received as a result of achieving revenue and operating profit performance targets of the Brand Dialogue assets contributed to Luminant Worldwide Corporation in 1999, the ratio of earnings to fixed charges would have been 4.65x for the six months ended June 30, 2000.

WHERE YOU CAN FIND MORE INFORMATION

    WPP files annual and special reports and other information and Y&R files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 450 Fifth Street NW, Washington, D.C. 20549 or at one of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings are also available to the public from commercial document retrieval services. The Y&R filings and some of the most recent WPP filings, as well as the respective registration statements filed by WPP and Y&R of which this consent solicitation and prospectus forms a part, are available at the Internet world wide web site maintained by the SEC at WWW.SEC.GOV.

    We expect that, if we complete the merger and adopt the proposed amendments and WPP guarantees Y&R's payment obligations under the notes, Y&R will be exempt from any information and reporting requirements of the Exchange Act to which it may be subject. This exemption could be maintained so long as Y&R remains a wholly owned subsidiary of WPP and WPP discloses certain financial information regarding Y&R. WPP intends to disclose this information as necessary to maintain this exemption from the reporting requirements of the Exchange Act. If at any time after December 31, 2000 the notes are held by less than 300 holders of record, Y&R's obligation to comply with the reporting requirements of the Exchange Act would be suspended whether or not Y&R is then maintaining the exemption described above. At that time, it will no longer be necessary for Y&R to maintain the exemption or for WPP to continue to disclose any financial information regarding Y&R. In calculating the number of holders of record of the notes, each DTC participant holding notes through DTC would count as a separate holder of record. In any event, WPP expects to continue to make periodic report filings under the Exchange Act with respect to itself.

    WPP has filed a registration statement on Form F-4 to register with the SEC the guarantee relating to the guaranteed notes and WPP ordinary shares underlying the WPP ADSs you will receive upon conversion of the notes. A registration statement on Form F-6 in respect of the WPP ADSs has also been filed. Y&R has filed a registration statement on Form S-4 to register with the SEC the guaranteed notes which will be substituted for the existing notes in connection with the adoption of the proposed amendments. This consent solicitation and prospectus is also a part of WPP's registration statement on Form F-4 and Y&R's registration statement on Form S-4 and constitutes a prospectus of WPP and Y&R, as well as being a consent solicitation statement with respect to solicitation of consents to adopt the proposed amendments.

    The SEC permits WPP and Y&R to "incorporate by reference" information into this consent solicitation and prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this consent solicitation and prospectus, except for any information superseded by information contained directly in this consent solicitation and prospectus.

    This consent solicitation and prospectus incorporates by reference the documents filed as exhibits to the registration statements of which this consent solicitation and prospectus is a part, as well as the documents set forth below that have been previously filed with the SEC. These documents contain important information about WPP and Y&R and their respective financial conditions.

    WPP SEC FILINGS (FILE NO. 000-16350)         PERIOD OR FILING DATE
    Annual Report on Form 20-F                   Year ended December 31, 1999
    Reports on Form 6-K                          Filed on April 27, 2000, June 27, 2000 and
                                                 August 7, 2000

    Y&R SEC FILINGS (FILE NO. 001-14093)         PERIOD OR FILING DATE
    Annual Report on Form 10-K                   Year ended December 31, 1999
    Quarterly Reports on Form 10-Q               Quarters ended March 31, 2000 and
                                                 June 30, 2000
    Current Report on Form 8-K                   Filed on May 16, 2000

    WPP and Y&R also incorporate by reference into this consent solicitation and prospectus additional documents that they may file with the SEC from the date of this consent solicitation and prospectus to the date of the adoption of the proposed amendments. These include Annual Reports on Forms 10-K and 20-F, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any Reports on
Form 6-K designated as being incorporated by reference into this consent solicitation and prospectus, as well as proxy statements filed by Y&R.

    The WPP ADSs are quoted on the Nasdaq National Market. The WPP ordinary shares are admitted to the Official List of the U.K. Listing Authority and trade on the main market of the London Stock Exchange. The ordinary shares also trade on German stock exchanges in Berlin, Frankfurt, Munich and Stuttgart. Shares of Y&R common stock are listed on the NYSE. The shares of Y&R common stock will be delisted following completion of the merger. You may inspect any periodic reports, proxy statements and other information filed with the SEC by Y&R at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    You can obtain any of these documents we have incorporated by reference through WPP or Y&R as described below, or the SEC or the SEC's Internet world wide web site as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this consent solicitation and prospectus. You may obtain documents incorporated by reference into this consent solicitation and prospectus by requesting them in writing, by telephone or by e-mail from the appropriate company at the following addresses:

                WPP Group plc                              Young & Rubicam Inc.
           c/o WPP Group USA, Inc.                          285 Madison Avenue
               Worldwide Plaza                              New York, NY 10017
            309 West 49th Street                            Tel: (212) 210-3000
             New York, NY 10019                        Attention: Investor Relations
             Tel: (212) 632-2200
      Attention: Paul W. G. Richardson

    If you would like to request documents from WPP or Y&R, please do so by
      , 2000 to receive them before the expiration date of the consent solicitation.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS CONSENT SOLICITATION AND PROSPECTUS IN DETERMINING WHETHER TO CONSENT TO THE PROPOSED AMENDMENTS. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS CONSENT SOLICITATION AND PROSPECTUS. THIS CONSENT
SOLICITATION AND PROSPECTUS IS DATED             , 2000. YOU SHOULD NOT ASSUME
THAT THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS CONSENT SOLICITATION AND PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER OUR MAILING OF THIS CONSENT SOLICITATION AND PROSPECTUS TO YOU NOR THE CONVERSION OF YOUR EXISTING NOTES TO GUARANTEED NOTES SHALL CREATE ANY IMPLICATION TO THE CONTRARY. INFORMATION CONTAINED IN THIS CONSENT SOLICITATION AND PROSPECTUS REGARDING WPP HAS BEEN PROVIDED BY WPP, AND INFORMATION CONTAINED IN THIS CONSENT SOLICITATION AND PROSPECTUS REGARDING Y&R HAS BEEN PROVIDED BY Y&R.

                                  RISK FACTORS

    An investment in the notes, and the WPP ADSs, and the underlying WPP ordinary shares, into which the notes will be convertible after the merger, involves a number of risks. You should consider carefully the following information about these risks, together with the other information included in and incorporated by reference into this consent solicitation and prospectus. In addition, you should note that a shelf registration statement filed by Y&R on Form S-3 (Registration No. 333-34948) covering resales of your existing notes and the shares of Y&R common stock issuable upon conversion of those notes became effective on July 10, 2000. In that registration statement, Y&R has described various risk factors that could be applicable to an investment in the existing notes and/or in the shares of Y&R common stock issuable upon conversion of those notes if the merger and the transactions proposed in this consent solicitation and prospectus (including registration of the notes and WPP's agreement to guarantee the notes) are not completed.

THE PERFORMANCE OF THE MERGED COMPANY WILL BE AFFECTED BY ITS ABILITY TO RETAIN
  KEY PERSONNEL.

    Because our respective employees, including our creative, research, media, account and practice group specialists, and their skills and relationships with clients, are among our most important assets, the performance of the post-merger combined company will be affected by its ability to retain these employees after the completion of the merger.

    Other than 22 senior executives and other key employees who have entered into employment agreements with Y&R in connection with the merger agreement, personnel of Y&R are generally not subject to employment contracts and therefore may terminate their employment at any time. Furthermore, those 22 individuals with employment agreements may voluntarily terminate their employment at any time, although in doing so they would forfeit their rights under the employment agreements to receive salary, bonuses, benefits and other compensation.

    Upon completion of the merger, all unvested stock options held by employees of Y&R, other than those received by employees in Y&R's annual stock option grant made in April 2000 and those granted thereafter, will become fully vested and immediately exercisable for WPP shares. Y&R employees, other than a group of senior Y&R executives who have agreed not to sell two-thirds of their stock and options for one year ending May 11, 2001, will be free to sell the WPP shares they receive upon exercise of these options. In addition, under Y&R's change in control severance plan and under the employment agreements entered into by the 22 senior executives and other key employees of Y&R, senior and key employees of Y&R will be entitled to receive severance payments if their employment is terminated by the combined company without cause, or if they terminate their employment for good reason, after completion of the merger.

    We cannot assure you that employees of Y&R or WPP, including senior executives and key employees, will not terminate their employment in connection with or after completion of the merger. If the combined company is unable to retain Y&R's and WPP's senior executives and key employees, or attract qualified personnel to replace any employees who leave, the business of the combined company may be materially and adversely impacted.

WE MAY LOSE EXISTING CLIENTS AS A RESULT OF THE MERGER.

    The performance of the combined company will be affected by its ability to retain the existing clients of WPP and Y&R and attract new clients. Our ability to retain existing clients and attract new clients may, in some cases, be limited by clients' policies on conflicts of interest. These policies can in some cases prevent one agency, and, in limited circumstances, different agencies within the same holding company, from performing similar services for competing products or companies. Although we do not believe that clients will terminate relationships where conflicts exist, those conflicts could result in clients terminating their relationship with the agencies of the combined company or reducing the projects for which they retain those agencies. Moreover, because of the combined company's larger number of clients, there could be a greater likelihood of conflict with potential new clients in the future. If the combined company fails to maintain existing clients or attract new clients, its business may be materially and adversely impacted.

WE MAY NOT REALIZE THE COST SAVINGS AND OTHER BENEFITS WE EXPECT FROM THE
  MERGER.

    We expect that the merger will result in cost savings and other benefits to the combined company. In that regard, we have quantified to date estimated pre-tax annual cost savings of $30 million that we expect to result from the merger by the end of 2001. We also expect to realize various other benefits. However, the combined company's ability to successfully realize these cost savings and benefits and the timing of this realization may be affected by a variety of factors, including:

    - its broad geographic areas of operations and the resulting potential complexity of implementing cost savings;

    - the failure to fully develop or carry out its cost savings implementation plans; and

    - unexpected events, including major changes in the advertising, marketing and communications services industries.

    If the cost savings or benefits we expect are not realized or are delayed, the market price of the WPP ADSs and ordinary shares could be adversely affected.

THE MARKET PRICE OF THE WPP ADSS AND ORDINARY SHARES MAY BE SUBJECT TO DOWNWARD PRESSURE FOR A PERIOD OF TIME AS A RESULT OF SALES OF Y&R COMMON STOCK AND WPP SHARES BY Y&R STOCKHOLDERS.

    In connection with the merger, stockholders of Y&R may sell a significant number of shares of Y&R common stock, or the WPP ADSs or ordinary shares they will receive in the merger. These sales could adversely affect the market price for the WPP ADSs and ordinary shares for a period of time before and after completion of the merger. You should be aware that:

    - some U.S. mutual funds, state pension funds and other investors are not permitted to hold equity securities of non-U.S. companies;

    - some mutual funds and other investors hold shares of Y&R because it is included in the S&P 500 Index, and WPP shares are not included in that index; and

    - as of May 15, 2000, the last date for which this information is available, employees of Y&R held an aggregate of approximately 9,600,000 shares of Y&R common stock received pursuant to equity grants made by Y&R, and as of
              , 2000, they held options to acquire           shares of Y&R
      common stock. Approximately           of these options will be fully
      vested and immediately exercisable upon the completion of the merger.

    Contemporaneously with the execution of the merger agreement, WPP entered into sale restriction agreements with senior executives, and a former senior executive of Y&R, under which they have agreed not to sell a total of approximately six million shares of their Y&R common stock and/or the shares received upon the exercise of stock options (and, following completion of the merger, the WPP shares and/or stock options they will receive in the merger in exchange for these Y&R shares and options) for the one year period ending
May 11, 2001, unless the covered executive is either terminated "without cause" or resigns for "good reason" as defined in the sale restriction agreements prior to May 11, 2001.

OUR ABILITY TO REPURCHASE GUARANTEED NOTES IF A DESIGNATED EVENT OCCURS IS
  SUBJECT TO LIMITATIONS.

    Our ability to repurchase guaranteed notes upon the occurrence of a designated event, a term we define on page 42 of this consent solicitation and prospectus, is subject to limitations. If a designated event were to occur, we may not have sufficient financial resources, or we may be unable to arrange financing, to pay the repurchase price for all guaranteed notes tendered. Our subsidiaries may be parties in the future to credit agreements, and other agreements relating to indebtedness that contain restrictions on transferring funds sufficient to permit us to complete a repurchase. In addition, future credit agreements or other agreements relating to our indebtedness may contain prohibitions or restrictions on our ability to complete a repurchase. In the event a designated event occurs at a time when these prohibitions or restrictions are in effect, we could seek the consent of our lenders and lenders to our subsidiaries to enable us to repurchase guaranteed notes or could attempt to refinance the borrowings that contain these prohibitions or restrictions. If we do not obtain these consents or repay these borrowings, we will be effectively prohibited from repurchasing the guaranteed notes. In this case, our failure to repurchase the guaranteed notes would constitute an event of default under the indenture. Any default may, in turn, cause a default under our other debt.

THE GUARANTEED NOTES WILL BE SUBORDINATED TO SENIOR INDEBTEDNESS OF Y&R.

    The guaranteed notes will be unsecured and will be subordinated in right of payment to all future indebtedness of Y&R and its subsidiaries ranking senior to the notes. The guaranteed notes also will be effectively subordinated to the indebtedness and other obligations, including trade payables, of all subsidiaries of Y&R. Although we expect that after completion of the merger Y&R will have no indebtedness outstanding that would constitute senior debt, the indenture does not prohibit or limit the incurrence of senior debt or the incurrence of other indebtedness and other liabilities by Y&R or any of its subsidiaries. The incurrence of additional indebtedness and other liabilities by Y&R and its subsidiaries could adversely affect Y&R's ability to pay its obligations on the guaranteed notes. In addition, in the event of bankruptcy, liquidation or reorganization of Y&R or upon acceleration of the guaranteed notes due to an event of default under the indenture and in various other events, the assets of Y&R will be available to pay obligations on the guaranteed notes only after all of Y&R's senior debt has been paid in full, in cash or other payment satisfactory to the holders of the senior debt, and there may not be sufficient assets remaining to pay amounts due on any or all of the guaranteed notes then outstanding. If, as a result of the foregoing, Y&R is unable to pay its obligations under the guaranteed notes, it will be necessary for you to rely on WPP's guarantee to receive payment. See "Description of the Guaranteed Notes and the WPP Guarantee--Ranking of Notes" on page 47.

THE WPP GUARANTEE WILL BE UNSECURED AND WILL RANK EQUALLY WITH THE OTHER UNSECURED OBLIGATIONS OF WPP.

    The WPP guarantee will be a direct, unsecured obligation of WPP which will rank equally with all other unsecured obligations of WPP. WPP's obligation with respect to its guarantee will also be effectively subordinated to all indebtedness and other obligations, including trade payables, of WPP's subsidiaries. The indenture will not place any restrictions on the incurrence of additional indebtedness and other liabilities by WPP or any of its subsidiaries. The incurrence of additional indebtedness and other liabilities by WPP and its subsidiaries could adversely affect WPP's ability to pay its obligations under the WPP guarantee. See "Description of the Guaranteed Notes and the WPP Guarantee--Ranking of Notes" on page 47.

THERE IS NO PUBLIC TRADING MARKET FOR THE GUARANTEED NOTES.

    There is no established public trading market for the existing notes and there can be no assurance as to the liquidity of any market for the guaranteed notes that may develop, the ability of holders of the guaranteed notes to sell those notes, the price at which the holders of guaranteed notes would be able to sell those notes or whether a public trading market, if it develops, will continue. If a public trading market were to develop, the guaranteed notes could trade at prices higher or lower than their principal amount, depending on many factors, including prevailing interest rates, the market for similar securities and our operating results.

                           FORWARD-LOOKING STATEMENTS

    This consent solicitation and prospectus, and the documents we are incorporating by reference, contain forward-looking statements about Y&R and WPP. Forward-looking statements are statements that are not historical facts and include financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Forward-looking statements are generally identified by the words "expects," "anticipates," "believes," "intends," "estimates" and similar expressions.

    The forward-looking statements in this consent solicitation and prospectus are subject to various risks and uncertainties, most of which are difficult to predict and are generally beyond the control of WPP and Y&R. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include:

    - those we discuss under "Risk Factors;"

    - those we discuss or identify in our public filings with the SEC;

    - growth and expansion opportunities;

    - market positions;

    - the conduct of worldwide operations;

    - earnings improvements;

    - cost savings;

    - revenue growth;

    - benefits anticipated from the merger;

    - gains and losses of clients and client business and projects;

    - changes in the marketing and communications budgets of clients;

    - changes in management or ownership of clients;

    - retention of, and ability to attract, qualified employees; and

    - the effects of:

       --  foreign exchange rate fluctuations;

       -- regional, national and international economic conditions, including changes in interest rates and the performance of the financial markets;

       --  changes in industry rates of compensation;

       --  changes in regional, national and international laws;

       --  regulations and taxes;

       --  changes in competition and pricing environments;

       --  the occurrence of natural disasters;

       --  regional, national and international market and industry conditions;
           and

       --  regional, national and international political conditions.

    The actual results, performance or achievement by Y&R, WPP or the combined company could differ significantly from those expressed in, or implied by, our forward-looking statements. Accordingly, we cannot assure you that any of the events anticipated by the forward-looking statements will occur, or if they do, what impact they will have on the results of operations and financial conditions of Y&R, WPP or the combined company following the merger.

                            THE CONSENT SOLICITATION

THE SOLICITATION

    Y&R is soliciting your consent to the proposed amendments to the indenture governing your notes and the related registration agreement upon the terms and subject to the conditions of this consent solicitation and prospectus, the accompanying letter of consent, applicable law and, to the extent applicable, the indenture. If we receive the requisite consents to adopt the proposed amendments and we complete the merger, WPP will irrevocably, fully and unconditionally guarantee Y&R's payment obligations under the terms of your notes to the fullest extent permitted by law. In addition, if we adopt the proposed amendments, the guaranteed notes and the WPP ADSs issuable upon conversion of those notes will be registered under the Securities Act. As a result, unless you are an affiliate of WPP or Y&R, these guaranteed notes and the WPP ADSs issuable upon conversion of those notes will not be subject to any restrictions that may be applicable to the resale of your existing notes, and the Y&R common stock issuable upon conversion of your existing notes and your guaranteed notes and the WPP ADSs will be freely transferable without further registration. We describe the proposed amendments under "The Proposed Amendments" beginning on page 26 and the WPP guarantee under "Description of the Guaranteed Notes and the WPP Guarantee--The WPP Guarantee" on page 40.

REQUISITE CONSENTS; RECORD DATE; OUTSTANDING NOTES

    In order to adopt the proposed amendments, we must obtain the valid and unrevoked consents of registered holders of a majority in aggregate principal
amount of all notes outstanding at the close of business on           , 2000,
the record date for determining the noteholders entitled to deliver consents in connection with this consent solicitation. As of the close of business on the record date, notes with an aggregate principal amount of $287,500,000 were outstanding. Accordingly, to obtain the requisite consents, we must receive the consent of the holders of at least $143,751,000 aggregate principal amount of notes.

    Because we must obtain consents from holders of a majority in aggregate principal amount of all notes outstanding, the failure of a holder to deliver, or cause to be delivered, a consent with respect to any notes (including any failures resulting from broker non-votes) will have the same effect as if that holder had marked "DOES NOT CONSENT" to the proposed amendments on the letter of consent.

    To our knowledge, no director or executive officer of WPP or Y&R or any of their affiliates held any notes as of the close of business on the record date.

EXPIRATION DATE; EXTENSION OF THE CONSENT SOLICITATION PERIOD; AMENDMENT;
  TERMINATION

    The solicitation period will expire at 5:00 p.m., New York City time, on
          , 2000, unless we extend this period. If, at that time, we have obtained the requisite consents, Y&R will so certify to the indenture trustee, and the consents will be effective and irrevocable. We refer to the time Y&R delivers this certification as the "consent certification time." In the event that we do not receive the requisite consents prior to the expiration of the solicitation period, we reserve the right to extend the solicitation period on one or more occasions. If we extend the solicitation period, we will give oral or written notice of this extension to the indenture trustee and make a public announcement of this extension by no later than 9:00 a.m. (Eastern time) on the next business day after the scheduled expiration date of the solicitation period.

    If the merger has been completed at the consent certification time, the proposed amendments and WPP's guarantee will become effective at that time. However, if the merger has not been completed at the consent certification time, we will not adopt the proposed amendments and WPP will not issue its guarantee until the merger is completed. During any period between the consent certification time and the completion of the merger, the consents will be effective and irrevocable.

    We also reserve the right, exercisable in our sole discretion, to terminate the consent solicitation and not adopt the proposed amendments, whether or not we have received the requisite consents, by giving oral or written notice of termination to the indenture trustee and making a public announcement of termination. In the event that we terminate the consent solicitation or we do not adopt the proposed amendments, WPP will not fully and unconditionally guarantee the notes and the notes and the shares issuable upon conversion will not be registered under the Securities Act, unless transferred to a non-affiliate after July 10, 2000 pursuant to Y&R's shelf registration statement, and will remain subject to any existing resale restrictions. We also reserve the right, subject to applicable laws, to amend this consent solicitation in any respect by giving oral or written notice of the amendment to the indenture trustee and making a public announcement of the amendment.

    If we make any public announcement in connection with the consent solicitation, we will disseminate it to noteholders in a manner reasonably designed to inform noteholders of the announced change on a timely basis. Without limiting the manner in which we may choose to make a public announcement, except as may be required by applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

CONSEQUENCES TO NON-CONSENTING HOLDERS

    If we execute the supplemental indenture and the amendment to the registration agreement providing for the proposed amendments, they will be binding on each holder of notes, and the existing notes of each holder will automatically become registered guaranteed notes, regardless of whether or not that holder delivered its consent.

CONSENT PROCEDURES

    In order to consent to the proposed amendments, a noteholder must execute and deliver to the Information Agent at the address set forth on the back cover of this consent solicitation and prospectus a copy of the accompanying letter of consent, or cause a letter of consent to be delivered to the Information Agent on the noteholder's behalf, before the expiration of the solicitation period in accordance with the following procedures.

    In accordance with the indenture governing the notes, only registered holders of the notes as of the close of business on the record date may execute and deliver to the Information Agent before the expiration of the solicitation period a letter of consent with respect to the proposed amendments. Currently, substantially all of the outstanding notes are represented by a single, global note registered in the name of a nominee of The Depository Trust Company, or DTC. We expect that DTC will authorize its participants, which include banks, brokers and other financial institutions, to execute letters of consent with respect to the notes they hold through DTC as if the participants were the registered holders of those notes. Accordingly, for purposes of the consent solicitation, when we use the term "registered holders," we include bank, brokers and other financial institutions that are participants of DTC.

    If you are a beneficial owner of notes held through a bank, broker or other financial institution, to consent to the proposed amendments, you must arrange for the bank, broker or other financial institution that is the registered holder to either (1) execute a letter of consent and deliver it either to the Information Agent on your behalf or to you for forwarding to the Information Agent before the expiration of the solicitation period or (2) forward a duly executed proxy from the registered holder authorizing you to execute and deliver a letter of consent with respect to the notes on behalf of the registered holder. You must deliver an executed letter of consent, together with this proxy, to the Information Agent before the expiration of the solicitation period. A form of proxy that may be used for that purpose is included in the accompanying letter of consent. Beneficial owners of notes are urged to contact the bank, broker or other financial institution through which they hold their notes to obtain a valid proxy or to direct that a letter of consent be executed and delivered in respect of their notes.

    Giving a consent will not affect a holder's right to sell or transfer the notes. All consents received before the expiration date and not revoked prior to the consent certification time will be effective notwithstanding a transfer of those notes subsequent to the record date.

    REGISTERED HOLDERS OF NOTES AS OF THE RECORD DATE WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER OR SEND BY OVERNIGHT COURIER OR FACSIMILE THEIR PROPERLY COMPLETED AND EXECUTED LETTERS OF CONSENT, A COPY OF WHICH ACCOMPANIES THIS CONSENT SOLICITATION AND PROSPECTUS, TO THE INFORMATION AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER PAGE OF THIS CONSENT SOLICITATION AND PROSPECTUS, IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS CONSENT SOLICITATION AND PROSPECTUS AND ON THE ACCOMPANYING LETTER OF CONSENT. LETTERS OF CONSENT SHOULD BE DELIVERED TO THE INFORMATION AGENT, NOT TO WPP, Y&R OR THE INDENTURE TRUSTEE. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY LETTER OF CONSENT RECEIVED BY WPP, Y&R OR THE INDENTURE TRUSTEE.

    All letters of consent that are properly completed, executed and delivered to the Information Agent, and not revoked prior to the consent certification time, will be given effect in accordance with the specifications of those letters of consent. Registered holders who desire to consent to the proposed amendments should mark the "CONSENTS" box on, and complete, sign and date, the letter of consent accompanying this consent solicitation and prospectus and mail, deliver or send by overnight courier or facsimile (confirmed by the consent certification time by physical delivery) the signed letter of consent to the Information Agent at the address set forth on the back cover page of this consent solicitation and prospectus and on the accompanying letter of consent, all in accordance with the instructions contained in this document and in the letter of consent. If none of the boxes in the letter of consent is marked, but the letter of consent is otherwise properly completed and signed, the registered holder will be deemed to have consented to the proposed amendments.

    Letters of consent delivered by the registered holder(s) of notes as of the record date must be executed in exactly the same manner as those registered holder(s) name(s) appear(s) on the certificates representing the notes or on the position listings of DTC, as applicable. If notes to which a letter of consent relate are registered in the names of two or more joint holders, all of those holders must sign the letter of consent. If a letter of consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must so indicate when signing. In addition, if a letter of consent relates to less than the total principal amount of notes registered in the name of a holder, the registered holder must list the serial numbers and principal amount of notes registered in the name of that holder to which the letter of consent relates. If notes are registered in different names, separate letters of consent must be signed and delivered with respect to each registered note. If a letter of consent is executed by a person other than the registered holder, then it must be accompanied by a proxy executed by the registered holder.

    All questions as to the validity, form and eligibility regarding the consent procedures will be determined by WPP and Y&R, which determination will be conclusive and binding, subject only to final review as may be prescribed by the indenture trustee concerning proof of execution and ownership. We also reserve the right, subject to any final review that the indenture trustee prescribes for proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular letters of consent. Our interpretations of the terms and conditions of the consent solicitation shall be conclusive and binding.

REVOCATION OF CONSENTS

    Each properly completed and executed letter of consent will be counted, notwithstanding any transfer of the notes to which the letter of consent relates, unless the procedure for revoking consents described below has been followed.

    Prior to the consent certification time, any registered holder of notes as of the close of business on the record date may revoke any consent given as to its notes or any portion of its notes (in integral multiples of $1,000). A registered holder of notes may revoke a consent by delivering to the

Information Agent at the address set forth on the back cover page of this consent solicitation and prospectus or the indenture trustee a written notice of revocation of the consent (which may be in the form of a subsequently dated letter of consent marked with a specification, i.e., "CONSENTS" or "DOES NOT CONSENT") containing the name of the registered holder, the serial numbers of the notes to which the revocation relates, the principal amount of notes to which the revocation relates and the signature of the registered holder. Only a registered holder of notes as of the record date is entitled to revoke a consent previously given.

    A beneficial owner of notes who is not the registered holder as of the record date of notes in respect of which the beneficial owner desires to revoke a previously delivered consent must arrange with the registered holder to either
(1) execute and deliver to the Information Agent on the beneficial owner's behalf, or to the beneficial owner for forwarding to the Information Agent by the beneficial owner, in either case before the consent solicitation time, a notice of revocation of any consent already given with respect to those notes or
(2) forward a duly executed proxy from the registered holder authorizing the beneficial holder to deliver a notice of revocation on behalf of the registered holder as to that consent. To revoke the consent, the beneficial owner must deliver an executed notice of revocation, together with this proxy, to the Information Agent before the consent certification time.

    Any notice of revocation must be executed by a registered holder in the same manner as the holder's name appears on the letter of consent to which the revocation relates. If a notice of revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must so indicate when signing and must submit with the notice of revocation appropriate evidence of authority to execute the revocation. A revocation of a consent will be effective only as to the notes listed on the applicable notice of revocation and only if that notice of revocation complies with the procedures for revocation of consents described in this consent solicitation and prospectus.

    We reserve the right to contest the validity of any revocation, and all questions as to validity, including time of receipt of any revocation will be determined by Y&R and WPP. Our determination will be conclusive and binding subject only to any final review as may be prescribed by the indenture trustee concerning proof of execution and ownership. None of Y&R, WPP, any of their affiliates, the Information Agent, the indenture trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor will any of them be liable for failure to give any notification.

INFORMATION; ASSISTANCE

    We have retained MacKenzie Partners, Inc. to act as the Information Agent in connection with the consent solicitation. You may direct requests for assistance in completing or delivering letters of consent or for additional copies of this consent solicitation and prospectus to the Information Agent at 156 Fifth Avenue, New York, NY 10010, or by telephone at (800) 322-2885. The Information Agent will also be responsible for collecting letters of consent and notices of revocation. You may also contact your bank, broker or other financial institution for assistance concerning the consent solicitation.

    The Information Agent will receive reasonable and customary compensation for its services, will be reimbursed by Y&R (and, if the merger is not completed, Y&R will be reimbursed by WPP) for various reasonable out-of-pocket expenses and will be indemnified against various liabilities in connection with the consent solicitation, including liabilities under the federal securities laws.

    No fees or commissions (other than fees to the Information Agent as described above) will be payable by Y&R or WPP to brokers, dealers or other persons for soliciting consents of noteholders pursuant to the consent solicitation. Y&R, however, upon request, will reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding this consent solicitation and prospectus and related materials to the beneficial owners of notes held by them as a nominee or in a fiduciary capacity. If the merger is not completed, WPP will reimburse Y&R for out-of-pocket fees or expenses incurred by Y&R in connection with the consent solicitation. No broker, dealer, commercial bank or trust company has been authorized to act as the agent of Y&R, WPP or the Information Agent for purposes of the consent solicitation.

                            THE PROPOSED AMENDMENTS

    We describe below the proposed financial information and registration agreement amendments to the indenture governing the notes and the related registration agreement. This description is only a summary and is qualified in its entirety by reference to (1) the relevant terms of the indenture and the registration agreement as currently in effect and the terms of the proposed amendments which we have set forth in Appendix A to this consent solicitation and prospectus and (2) the forms of the supplemental indenture and registration agreement amendment containing the proposed amendments. The indenture and the registration agreement and the forms of the supplemental indenture and registration agreement amendment, all of which are included as exhibits to the registration statements of which the consent solicitation and prospectus forms a part, are incorporated by reference into this document. Copies of the indenture, registration agreement and the forms of the supplemental indenture and registration agreement amendment are available from WPP or Y&R as set forth under "Summary--Where You Can Find More Information" on page 16. The forms of the supplemental indenture and registration agreement amendment may be modified or supplemented prior to their execution in a manner that would not require us to obtain additional consents. Noteholders should carefully review the proposed amendments, including the text of the material provisions set forth in Appendix A, prior to delivering letters of consents. For the reasons described below, we recommend that you consent to the proposed amendments.

THE FINANCIAL INFORMATION AMENDMENT

    DESCRIPTION OF THE FINANCIAL INFORMATION AMENDMENT. The indenture currently provides that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Y&R must file with the SEC and furnish to the trustee and the holders of notes, all quarterly and annual financial information (without exhibits) required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and, with respect to Y&R's annual financial statements only, a report on the annual consolidated financial statements by Y&R's independent auditors.

    We are proposing to amend the indenture to permit WPP to satisfy, on behalf of Y&R, Y&R's obligation under this provision (so long as Y&R is a wholly owned subsidiary of WPP) by preparing and filing with the SEC all periodic reports WPP is required to file under the Exchange Act and furnishing noteholders and the indenture trustee with all financial information WPP furnishes to the holders of WPP ADSs.

    We are also proposing to amend the indenture to eliminate a provision which would require Y&R, if it is at any time not subject to the periodic reporting requirements of the Exchange Act, to provide, upon request, to holders of notes and shares issued upon conversion of the notes, and to any prospective purchaser designated by any such holder, the information required by Rule 144A(d)(4) under the Securities Act. To satisfy the informational requirements of Rule 144A(d)(4), Y&R would be required to furnish a brief statement of nature of Y&R's business and the products and services it offers, its most recent balance sheet and a profit and loss and retained earnings statement and similar financial information for the prior two years.

    We describe below the reports WPP is currently required to file with the SEC, the financial and other information WPP furnishes to holders of WPP ADSs and our reasons for and the purpose of the financial information amendment.

    WPP REPORTS AND INFORMATION. As a foreign private issuer under SEC rules, under the Exchange Act, WPP is required to file with the SEC an annual report on Form 20-F within six months after the end of each fiscal year. This annual report contains, among other things, a description of WPP's businesses, the nature of the trading market for WPP ADSs and ordinary shares, tax matters applicable to owners of WPP shares, a "Management's Discussion and Analysis of Financial Condition and Results of Operations," information regarding directors and officers of WPP and their compensation, including compensation information regarding WPP's chief executive and the four other most highly compensated employees, and audited financial statements for WPP prepared in accordance with U.K. GAAP, including a reconciliation of those financial statements to U.S. GAAP.

    WPP is also required to furnish to the SEC reports on Form 6-K containing all material information, including press releases and financial results, that WPP makes or is required to make public under U.K. law, files or is required to file with any exchange on which WPP's securities trade (if made public by the exchange) or distributes or is required to distribute to its security holders. Because WPP is a foreign private issuer under SEC rules, WPP is not required under the Exchange Act to file quarterly reports after the end of each fiscal quarter.

    In contrast, as a U.S. reporting company, Y&R is currently required to file with the SEC an Annual Report on Form 10-K within 90 days after the end of each fiscal year; a Quarterly Report on Form 10-Q within 45 days after the end of each fiscal quarter; and Current Reports on Form 8-K upon the occurrence of various corporate events. Y&R is also required to mail to its stockholders in advance of each annual meeting of stockholders an annual report containing audited financial statements and a proxy statement that complies with the requirements of the Exchange Act.

    Although WPP, as a foreign private issuer under SEC rules, is exempt from the rules under the Exchange Act regarding the furnishing of annual reports and a proxy statement, under the rules of the Nasdaq National Market, WPP is required to distribute to the holders of its ADSs an annual report containing audited financial statements a reasonable period of time before WPP's annual general meeting of its share owners. WPP currently furnishes holders of its ordinary shares and ADSs with its Annual Report and Accounts, which contain audited financial statements prepared in conformity with U.K. GAAP, including U.S. GAAP reconciliations, a discussion of WPP's financial results comparable to the management's discussion and analysis that is contained in Y&R's Annual Reports on Form 10-K and compensation information similar to that contained in Y&R's proxy statements. WPP also furnishes those holders with semi-annual interim reports, which include unaudited interim financial information prepared in conformity with U.K. GAAP, and notices of meetings of share owners and related documents in accordance with the rules of the London Stock Exchange. In addition, the merger agreement between WPP and Y&R requires WPP to amend, effective upon completion of the merger, its agreement with the depositary of the WPP ADSs, to require WPP to furnish to the depositary sufficient copies of all reports distributed by WPP to holders of its ordinary shares for distribution to holders of WPP ADSs in the same manner as those reports are distributed to holders of WPP ordinary shares. See "Description of WPP American Depositary Shares" on page 61.

    REASONS FOR AND PURPOSE OF THE FINANCIAL INFORMATION AMENDMENT. Y&R is soliciting your consent to the proposed financial information amendment so that, after the merger, we may save considerable expense by discontinuing the preparation of separate financial information regarding Y&R, which is not likely to be meaningful to you as a noteholder or required to be prepared under SEC regulations.

    After we complete the merger, you will be the holder of guaranteed notes that will be convertible into WPP ADSs and, if the proposed amendments are adopted, guaranteed by WPP. We believe that under these circumstances, the detailed quarterly and annual financial information regarding Y&R that the indenture currently requires Y&R to prepare and furnish is not likely to be meaningful to you as a noteholder or material to an investor considering an investment in the guaranteed notes. The financial information amendment would permit WPP to furnish to you financial information regarding WPP instead of information regarding Y&R.

    Moreover, we expect that if we complete the merger and WPP guarantees Y&R's payment obligations under the notes, Y&R will be exempt from the provisions of the Exchange Act that now require Y&R to prepare and file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the related financial information. This exemption could continue in effect so long as Y&R remains a wholly owned subsidiary of WPP and WPP discloses certain separate financial information regarding Y&R. Under SEC rules, to maintain this exemption, WPP would be required to disclose in a footnote to WPP's financial statements condensed consolidating financial information, including information on Y&R's assets and liabilities, results of operations and cash flows in a level of detail similar to that currently reflected in Y&R's interim financial statements. This information would be presented in columnar form alongside separate columns providing similar information for WPP and subsidiaries of WPP other than Y&R on a combined basis, consolidating adjustments and total consolidated amounts for WPP and its subsidiaries, including Y&R. We intend to disclose the necessary information as required to maintain Y&R's exemption from the reporting requirements of the Exchange Act. Accordingly, if you consent and we adopt the proposed financial information amendment, Y&R will be able to cease preparation of the separate financial information necessary to comply with the reporting rules under the Exchange Act.

    If at any time after December 31, 2000, the notes are held by less than 300 holders of record, Y&R's obligation to comply with the reporting requirements of the Exchange Act would be suspended whether or not Y&R is then maintaining the exemption described above. At that time, it will then no longer be necessary for Y&R to maintain the exemption described above or for WPP to continue to disclose any financial information regarding Y&R. In calculating the number of holders of record of the notes, each DTC participant holding notes through DTC would count as a separate holder. In any event, WPP expects to continue to make periodic report filings under the Exchange Act with respect to itself.

    Furthermore, the notes were originally offered and sold pursuant to an exemption from registration under the Securities Act. Accordingly, until the time that a resale of a note or the shares issuable upon conversion of the note is effected pursuant to registration under the Securities Act, that note or those shares may only be resold pursuant to an exemption from the registration requirements of the Securities Act. Rule 144A provides one of these exemptions if some requirements are met, including the availability of certain financial information regarding the issuer of the applicable securities such as that required by Rule 144A(d)(4). As we describe below under "--Registration Agreement Amendment," if the proposed amendments are adopted, the guaranteed notes will have been registered under the Securities Act. As a result, unless you are an affiliate of WPP or Y&R, you will be permitted to resell your guaranteed notes and the WPP ADSs issuable upon conversion of the guaranteed notes without relying on the exemption provided by Rule 144A. Accordingly, we are proposing to eliminate the obligation under the indenture to provide information under Rule 144A(d)(4) described under "--Description of the Financial Information Amendment" above.

REGISTRATION AGREEMENT AMENDMENT

    DESCRIPTION OF THE REGISTRATION AGREEMENT AMENDMENT. Neither the original notes nor the shares issuable upon conversion of those notes were registered under the Securities Act. As a result, noteholders could not offer or sell their notes or those shares within the "United States" or for the account or benefit of "U.S. Persons," as both these terms are defined in Regulation S under the Securities Act, except in a transaction registered under the Securities Act or in transactions exempt from, or not subject to the registration requirements of, the Securities Act.

    So that noteholders may have the opportunity to resell their notes and the shares issuable upon conversion of the notes in a registered transaction, Y&R entered into a registration agreement requiring it to keep a shelf registration statement to allow for such resales continually effective, until the earliest of:

    - January 27, 2002;

    - the date when the notes or the shares issuable upon conversion of the notes may be sold by non-affiliates of Y&R pursuant to paragraph (k) of Rule 144 (or any similar provision then in force) under the Securities Act;

    - the date when the notes or shares issuable upon conversion of the notes are transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force); and

    - the date when all the notes or the shares issuable upon conversion of the notes are sold pursuant to the shelf registration statement.

    On April 17, 2000, Y&R filed with the SEC a shelf registration statement covering resales by holders of the notes and the shares issuable upon conversion of the notes. This registration statement was declared effective on July 10, 2000. The shelf registration statement allows holders of existing notes who are listed as selling security holders in the prospectus related to that registration statement to transfer their notes subject to prospectus delivery and other requirements. After any notes are transferred pursuant to the shelf registration statement, those notes (and shares issuable upon conversion of those notes) would be registered under the Securities Act and would be freely transferable, unless held by an affiliate, and would not be subject to the prospectus delivery requirements or the civil liability provisions under the Securities Act.

    Under the registration agreement, if the shelf registration statement ceases to be effective or cannot otherwise be used for a period of time that exceeds
90 days in the aggregate in any 12-month period, Y&R is required to pay to holders of notes, and holders' shares issuable upon conversion of the notes, in each case that have not yet been registered and who have complied with their obligations under the registration agreement, certain additional amounts.

    We are proposing an amendment to the registration agreement that would release Y&R from its obligation to maintain an effective shelf registration statement.

    REASONS FOR AND PURPOSE OF THE REGISTRATION AGREEMENT AMENDMENT. We are proposing the registration agreement amendment because if the proposed amendments are adopted, your existing notes will automatically become guaranteed notes registered under the Securities Act. The guaranteed notes and the WPP ADSs issuable upon conversion of the existing notes will therefore not be subject to any existing restrictions on resale and will be freely transferable without further registration, unless you are an affiliate of WPP or Y&R. Accordingly, as a general matter, the maintenance of a continuously effective shelf registration statement will not be necessary.

    In addition, under the current registration agreement, a holder of notes or shares issuable upon conversion of the notes who wishes to sell these securities pursuant to the shelf registration statement is:

    - required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers;

    - subject to certain of the civil liability provisions under the Securities Act in connection with such sales; and

    - bound by the provisions of the registration agreement that are applicable to such holder, including certain indemnification and contribution rights or obligations.

    If the proposed amendments are adopted, you will be permitted to resell your notes and shares issuable upon conversion of the notes without becoming subject to any of the foregoing requirements.

OTHER PROVISIONS OF THE INDENTURE, THE REGISTRATION AGREEMENT AND THE EXHIBITS
  THERETO

    Other provisions of the indenture and the registration agreement may be amended to make technical and conforming changes resulting from the proposed amendments. We will also make conforming changes to the exhibits attached to those documents.

CONDITIONS TO THE PROPOSED AMENDMENTS

    The adoption of the proposed amendments is conditioned on (1) our receiving the requisite consents to the proposed amendments and Y&R having so certified to the indenture trustee and (2) our having completed the merger.

    If the conditions to our adoption of the proposed amendments and WPP's guarantee are satisfied, WPP and Y&R expect to execute and deliver to the indenture trustee a supplemental indenture containing the proposed amendment to the indenture, including WPP's full and unconditional guarantee of Y&R's payment obligations under the notes. Y&R also expects to execute the proposed amendment to the registration agreement. The supplemental indenture and the amendment to the registration agreement will be effective as soon as they are executed.

                           MATERIAL TAX CONSEQUENCES

    The following is a summary of the material United States federal income tax consequences to holders of the notes resulting from the proposed amendments to the indenture governing the notes, the holding, conversion and disposition of the notes and the holding and disposition of WPP ADSs or ordinary shares. Except where otherwise noted, this summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and existing and proposed U.S. Treasury Regulations, all as in effect on the date of this consent solicitation and prospectus and all of which are subject to change, possibly with retroactive effect. Neither WPP nor Y&R has requested, and they do not intend to request, a ruling from the U.S. Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences described below, and, as a result, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth in this consent solicitation and prospectus. This summary assumes that the notes are held as capital assets and does not address the tax consequences that may be relevant to a holder subject to special U.S. tax rules, including, but not limited to, dealers in securities or foreign currency, banks, trusts, insurance companies, tax-exempt organizations, persons that hold notes as part of a straddle, hedge against currency risk or constructive sale or conversion transaction, persons that have a functional currency other than the U.S. dollar and investors in pass-through entities. Moreover, this discussion does not address any aspect of state or local tax considerations.

    This discussion also does not address all aspects of U.S. federal income taxation or U.K. taxation that may be relevant to a U.S. holder of notes or a U.S. holder of WPP ADSs or ordinary shares in light of their particular circumstances. For instance, the discussion does not address all aspects of U.S. federal income taxation or U.K. taxation to an owner of a note or WPP ADSs or ordinary shares:

    - who is resident or, in the case of an individual owner of a note or WPP ADSs or ordinary shares, ordinarily resident, in the U.K. for purposes of the U.K.-U.S. Income Tax Treaty of December 31, 1975 and the U.K.-U.S. Estate and Gift Tax Treaty of October 19, 1978;

    - who carries on a trade in the U.K., which for this purpose includes a profession or vocation in the U.K. through a branch or agency, and where the notes, WPP ADSs or ordinary shares are or have been used, held or acquired for the purpose of that trade, branch or agency; or

    - who is an individual and who has, on or after March 17, 1998, ceased to be resident or ordinarily resident for tax purposes in the U.K. and continues to be neither resident nor ordinarily resident in the U.K. for a period of less than five complete years of assessment for U.K. tax purposes.

    As used in this document, the term "U.S. holder" means a beneficial owner of a note or WPP ADSs or ordinary shares, that is, for U.S. federal income tax purposes, (a) a citizen or individual resident of the United States, (b) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of its source or (d) a trust if, in general, the trust is subject to the supervision of a court within the Untied States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code. The term "non-U.S. holder" means a beneficial owner of a note, guaranteed note or WPP ADSs or ordinary shares, other than a U.S. holder.

    An individual may, subject to certain exceptions, be deemed to be a U.S. resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year). U.S. resident aliens are subject to United States federal income tax as if they were U.S. citizens.

    For purposes of the discussion below, we assume that the notes are publicly traded property within the meaning of U.S. Treasury Regulations because actual prices of recent sales transactions appear on a system of general circulation.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED AMENDMENTS AND WPP
  GUARANTEE

    For U.S. federal income tax purposes, a modification of a debt instrument results in a deemed exchange if the modification is significant. Under applicable U.S. Treasury Regulations, a modification is significant, and therefore results in exchange treatment, if, based on all the facts and circumstances and taking into account certain modifications of the debt instrument collectively, the degree to which legal rights or obligations are altered is economically significant.

    Under applicable U.S. Treasury Regulations, the conversion of the existing notes into notes guaranteed by WPP will constitute a significant modification only if the guarantee by WPP results in a change in payment expectations. For these purposes, a change in payment expectations, as defined in the U.S. Treasury Regulations, would occur only if (a) as a result of the transaction there is a substantial enhancement of the obligor's capacity to meet the payment obligations under the notes, and (b) such enhancement results in a change to an adequate capacity from a primarily speculative capacity of the obligor to meet its payment obligations under the notes. We do not believe that the adoption of the proposed amendments to the indenture and the conversion of the existing notes into notes guaranteed by WPP would give rise to a change in payment expectations as that term is used in the U.S. Treasury Regulations. However, since there may be an increase in the credit rating of the notes as a result of the guarantee by WPP, it is possible that the IRS could assert that such an increase created a change in payment expectations, and thus resulted in a significant modification, under the U.S. Treasury Regulations. If the adoption of the proposed amendments and the issuance of WPP's guarantee were characterized as a significant modification and therefore resulted in a deemed exchange of existing notes, such exchange should constitute a tax-free recapitalization, in which a U.S. holder would not recognize any gain or loss. A U.S. holder should have a tax basis in the guaranteed notes equal to the adjusted tax basis in the existing notes and should also have the same holding period in the guaranteed notes as in the existing notes.

    If the adoption of the proposed amendments and the issuance of the WPP guarantee were treated as a deemed exchange, but not as a recapitalization, a holder would generally recognize gain or loss equal to the difference between
(a) the fair market value of the guaranteed notes on the date of the deemed exchange (accrual basis holders may be required to use the face amount of the guaranteed notes instead of their fair market value) and (b) such holder's adjusted tax basis in its existing notes. In general, subject to market discount rules discussed below, any such gain or loss should be capital gain or loss and would generally be long-term capital gain or loss if the holder had held the note for more than a year.

    The remainder of this summary assumes that the proposed amendments to the indenture and the conversion of the existing notes into notes guaranteed by WPP do not result in a deemed exchange for U.S. federal income tax purposes. We urge noteholders to consult their own tax advisors regarding the federal, state, local and foreign tax consequences (including the possibility that a holder could recognize ordinary income under the original issue and market discount rules) in the event the IRS were to conclude that such an exchange occurred.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO U.S. HOLDERS OF NOTES

    TAXATION OF STATED INTEREST. Stated interest on the notes generally will be taxable to a U.S. holder as ordinary interest income at the time that such interest is accrued or received in accordance with the holder's regular method of accounting for U.S. federal income tax purposes.

    SALE, EXCHANGE, REDEMPTION OR RETIREMENT OF NOTES. In general, a U.S. holder of notes will recognize gain or loss upon the sale, exchange, redemption, retirement or other disposition of the notes (including a conversion into WPP
ADSs) measured by the difference between (a) the amount realized (except to the extent attributable to the payment of accrued market discount (as described below) or accrued interest not previously included in income, which amounts are taxed as ordinary income) and (b) the U.S. holder's adjusted tax basis in the notes. A U.S. holder's adjusted tax basis in the notes generally will equal the cost of the notes to the U.S. holder (or, in the case of a note acquired as a result of the conversion of an existing note, the tax basis of that note) increased by the amount of any market discount (as discussed below) previously taken into income by the U.S. holder or decreased by any bond premium amortized by the U.S. holder with respect to the notes and any principal payments received by the U.S. holder. Any such gain or loss recognized on the sale, exchange, redemption, retirement or other disposition of a note should be capital gain or loss and will generally be long-term capital gain or loss (except with respect to amounts received upon a disposition attributable to accrued but unpaid interest or accrued market discount not previously included in income, which in either case will be taxable as ordinary income) if the note has been held or deemed held for more than one year at the time of the sale or exchange, including the period before the notes are guaranteed by WPP.

    CONVERSIONS OF NOTES TO WPP ADSS. A U.S. holder generally will be subject to U.S. federal income tax on the exchange of notes into WPP ADSs as discussed under "--Sale, Exchange, Redemption or Retirement of Notes" above.

    A U.S. holder of notes that prior to the merger exercises its right to convert its notes into Y&R common stock will not recognize gain or loss as a result of the conversion. Each U.S. holder of notes is therefore urged to consider whether to convert its notes into Y&R common stock prior to the merger.

    AMORTIZABLE PREMIUM. If a U.S. holder of a note purchases a note at a cost greater than the amount payable at maturity, the holder will be considered to have purchased the note at a premium. A U.S. holder may elect to amortize the portion of the premium not attributable to a note's conversion feature, as an offset to interest income, using a constant-yield method, over the remaining term of the note. The amount attributable to the conversion feature, which is not amortizable by a U.S. holder, is the excess, if any, of the note's purchase price over what the note's fair market value would be if there were no conversion feature. An election to amortize such bond premium, once made, generally applies to all bonds held or subsequently acquired by the U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder that elects to amortize such premium must reduce its tax basis in a note by the amount of the premium amortized during its holding period. With respect to a U.S. holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. holder's tax basis when the note matures or is disposed of by the U.S. holder. Therefore, a U.S. holder that does not elect to amortize such premium and that holds the note to maturity generally will be required to treat the premium as capital loss when the note matures.

    MARKET DISCOUNT. If a U.S. holder of a note purchases the note at a price that is lower than its principal amount, the note will be considered to have "market discount" in the hands of such U.S. holder. In such case, gain realized by the U.S. holder on the disposition of the note generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such U.S. holder. If a note with accrued market discount is converted into Y&R common stock (prior to the merger) or WPP ADSs or ordinary shares (after the merger) pursuant to the conversion feature, the amount of such accrued market discount generally will be taxable as ordinary income upon the conversion of the notes to Y&R common stock (prior to the merger) or WPP ADSs or ordinary shares (after the merger). In addition, a U.S. holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note until the note is disposed of in a taxable transaction. In general terms, market discount on a note will be treated as accruing ratably over the term of such note, or, at the election of the U.S. holder, under a constant yield method.

    A U.S. holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a note as ordinary income. If a U.S. holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

    ADJUSTMENTS TO CONVERSION RATE--CONSTRUCTIVE DIVIDENDS.  If at any time
(a) WPP makes a distribution to its share owners or purchases ordinary shares in a tender offer and such distribution or purchase would be taxable to such share owners as a dividend for U.S. federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of WPP, but generally not stock dividends or rights to subscribe for ordinary shares) and, pursuant to the antidilution provisions of the indenture, the conversion rate of the notes is increased, or
(b) the conversion rate of the notes is increased at the discretion of WPP, such increase may be deemed to be the payment of a taxable dividend to holders or beneficial owners of notes (pursuant to Section 305 of the Code). U.S. holders of notes therefore could have taxable income as a result of an event in which they receive no cash or property. Similarly, a failure to adjust the conversion rate to reflect a stock dividend or other event increasing the proportionate interest of the holders of outstanding ordinary shares could, in some circumstances, give rise to deemed dividend income to U.S. holders of such ordinary shares.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS OF
  NOTES

    INTEREST ON NOTES. Payment on a note by Y&R or any paying agent to a "non-U.S. holder" that does not hold a note in connection with a U.S. trade or business will not be subject to U.S. federal income tax or withholding of U.S. federal income tax, provided that, with respect to payments of interest (a) the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of stock of Y&R (including by virtue of ownership of WPP ADSs or ordinary shares) and is not a controlled foreign corporation related to Y&R through stock ownership and (b) the beneficial owner of the note provides a statement signed under penalty of perjury that includes its name and address and certifies that it is a non-U.S. holder in compliance with applicable requirements (or, with respect to payments made after December 31, 2000, satisfies certain documentary evidence requirements for establishing that it is a non-U.S. holder). Non-U.S. holders who do not meet the forgoing requirement may nevertheless avoid U.S. federal income tax or withholding tax under the provisions of an applicable income tax treaty.

    SALE, EXCHANGE, RETIREMENT OR REDEMPTION OF NOTES. In general, a non-U.S. holder will not be subject to U.S. federal income tax on gain realized (except with respect to amounts received upon a disposition attributable to accrued but unpaid interest which are subject to the rules discussed under "--Interest on Notes" above) on the sale, exchange, retirement or redemption of notes, including conversion into WPP ADSs, unless (a) such gain is effectively connected with the conduct by the holder of a trade or business in the United States or (b) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and either (1) such gain or income is attributable to an office or other fixed place of business maintained in the United States by such holder or
(2) such holder has a tax home in the United States.

    CONVERSION OF NOTES TO WPP ADSS. A non-U.S. holder generally will not be subject to U.S. federal income tax on the exchange of notes into WPP ADSs as discussed under "--Sale, Exchange, Retirement or Redemption of Notes" above.

    FEDERAL ESTATE TAXES. A note will not be subject to U.S. federal estate tax as a result of the death of a holder who is not a citizen or resident of the United States at the time of death, provided that such holder did not at the time of death actually or constructively own
10 percent or more of the combined voting power of all classes of stock of Y&R (including by virtue of ownership of WPP ADSs or ordinary shares) and, at the time of such holder's death, payments of interest on such note would not have been effectively connected with the conduct by such holder of a trade or business in the United States.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING WPP ADSS AND ORDINARY
  SHARES

    In general, for U.S. federal income tax purposes, U.S. holders of WPP ADSs will be treated as the owners of the underlying WPP ordinary shares, and deposits and withdrawals of WPP ordinary shares by U.S. holders in exchange for WPP ADSs will not be subject to U.S. federal income tax.

    TAXATION OF DIVIDENDS. For U.S. federal income tax purposes, a U.S. holder will generally include in gross income the amount of any dividend paid by WPP plus, provided that certain tax elections are made, as discussed more fully below, the full amount of any U.K. tax credit considered to be received (unreduced by any applicable U.K. withholding tax), to the extent paid out of WPP's current and/or accumulated earnings and profits (as determined for U.S. federal income tax purposes), as ordinary income when the dividend is actually received by the U.S. holder in the case of WPP ordinary shares or constructively received by the U.S. holder in the case of dividends paid to the depositary with respect to WPP ADSs. The dividend will generally not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of WPP's current and/or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the U.S. holder's tax basis in the WPP ADSs or ordinary shares and thereafter as capital gain.

    The amount of the dividend includible in the income of a U.S. holder will be the U.S. dollar value of the dividend (including, provided that certain tax elections are made, any U.K. tax credit considered to be received as described below), determined at the spot rate on the date that dividend is includible in the income of the U.S. holder, regardless of whether the payment is in fact converted into U.S. dollars. A U.S. holder will have a basis in any pounds sterling distributed by WPP equal to the U.S. dollar value of the pounds sterling on the date it is actually or constructively received by the U.S. holder, in the case of WPP ordinary shares, or by the depositary, in the case of WPP ADSs. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is includible in income to the date that payment is converted into U.S. dollars will be treated as ordinary income or loss. This gain or loss will generally be income from sources within the U.S. for foreign tax credit limitation purposes.

    Under the U.K.-U.S. Income Tax Treaty, a beneficial owner of WPP shares and of any cash dividend paid on WPP shares who is a U.S. person for U.S. federal income tax purposes and who is eligible for benefits under the U.K.-U.S. Income Tax Treaty with respect to income derived in connection with those shares (an "eligible U.S. holder") who receives a dividend from WPP may be entitled to a foreign tax credit for any U.K. tax withheld; provided such eligible U.S. holder makes an election to be treated as receiving the tax credit due under the U.K.-U.S. Income Tax Treaty. If an eligible U.S. holder is so entitled, the foreign tax credit generally would be equal to one-ninth of any cash dividend received and would give rise to additional dividend income in the same amount. For foreign tax credit limitation purposes, WPP expects that dividends paid by WPP will be income from sources outside of the U.S., but generally will be treated separately, together with other items of "passive income" or, in the case of certain holders, "financial services income."

    It is possible that, after the merger, WPP will be at least 50% owned by persons treated as U.S. persons under the Code. Under Section 904(g) of the Code, dividends paid by a non-U.S. corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income rather than non-U.S. source income for foreign tax credit purposes to the extent the non-U.S. corporation has more than an insignificant amount of U.S. source income. The effect of this rule may be to treat a portion of the dividends paid by WPP as U.S. source income. This treatment may affect adversely an eligible U.S. holder's ability to use foreign tax credits. Under these circumstances, Section 904(g)(10) of the Code may permit an eligible U.S. holder to elect to treat WPP dividends as non-U.S. source income for foreign tax credit limitation purposes, if the dividend income is separated from other income items for purposes of calculating the holder's foreign tax credit. Although there is no form prescribed for making this election, applicable U.S. Treasury Regulations suggest that the election is made by claiming the credit in the manner described in this paragraph.

    Eligible U.S. holders that do not elect, or are not permitted, to claim a foreign tax credit may instead claim a deduction for foreign tax withheld. Each U.S. holder is urged to consult his or her tax advisor concerning whether the U.S. holder is eligible for benefits under the U.K.-U.S. Income Tax Treaty and whether, and to what extent, a foreign tax credit or deduction will be available with respect to dividends received from WPP.

    Each eligible U.S. holder that relies on the U.K.-U.S. Income Tax Treaty should consider disclosing this reliance on the eligible U.S. holder's U.S. federal income tax return. A U.S. holder that fails to disclose reliance on a treaty where this disclosure is required could be subject to penalties under U.S. federal income tax law.

    TAXATION OF CAPITAL GAINS. Upon a sale or other disposition of WPP ADSs or ordinary shares, a U.S. holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. holder's tax basis, determined in U.S. dollars, in the WPP ADSs or ordinary shares. Gain or loss recognized will be long-term capital gain or loss with respect to WPP ADSs or ordinary shares held for more than 12 months at the time of the sale or other disposition and any gain recognized generally will be income from sources within the U.S. for foreign tax credit limitation purposes.

    A U.S. holder that is liable for both U.S. federal income tax and U.K. tax on a sale or other disposition of WPP ADSs or ordinary shares should consult with his or her tax advisor to determine the U.S. holder's entitlement to credit the U.K. tax against the U.S. holder's U.S. federal income tax liability.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    U.S. HOLDERS. Information reporting and backup withholding may apply to payments of principal, interest, premium or dividends on or the proceeds from the sale or other disposition of the notes, WPP ADSs or ordinary shares with respect to certain non-corporate U.S. holders. Such U.S. holders generally will be subject to backup withholding at a rate of 31% unless the holder provides its correct taxpayer identification number and certain other information, certified under penalties of perjury, to the payor, or otherwise establishes an exemption from backup withholding. Any amount withheld under backup withholding is allowable as a credit against the holder's U.S. federal income tax liability, provided the proper information is provided to the IRS.

    NON-U.S. HOLDERS. In general, information reporting will apply to payments of interest and/or premium (if any) on the notes or dividends on WPP ADSs or ordinary shares, and backup withholding at a rate of 31% may apply unless the payee certifies that it is not a "U.S. person" (as defined in the Code) or otherwise establishes an exemption. In addition, information reporting and backup withholding will apply to payments of principal on the notes unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

    Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds from the sale of a note or WPP ADSs or ordinary shares effected outside the United States by a foreign office of a foreign "broker" (as defined in applicable U.S. Treasury Regulations), provided that such broker (a) derives less than 50 percent of its gross income for certain periods from the conduct of a trade or business in the United States, (b) is not a controlled foreign corporation for

U.S. federal income tax purposes and (c) with respect to sales effected after December 31, 2000, is not a foreign partnership that, at any time during its taxable year, is 50 percent or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business. Payment of the proceeds of the sale of a note or WPP ADSs or ordinary shares effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale or other disposition of a note by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

UNITED KINGDOM TAX CONSEQUENCES OF OWNING WPP ADSS AND ORDINARY SHARES

    TAXATION OF DISTRIBUTIONS. An individual WPP share owner resident in the U.K. generally will be entitled to a tax credit (the "U.K. tax credit") in respect of any dividend received. The amount of the U.K. tax credit is equal to one-ninth of the CASH dividend or 10% of the aggregate of the cash dividend and the U.K. tax credit.

    Under the terms of the U.K.-U.S. Income Tax Treaty, an eligible U.S. holder may be entitled to receive from U.K. Inland Revenue, in respect of a cash dividend, a cash payment equal to the amount of the U.K. tax credit to which an individual resident in the U.K. for tax purposes would have generally been entitled had that resident received the dividend. Such payment will be reduced by an amount of U.K. tax to be withheld from that payment equal to 15% of the sum of the dividend and the amount of the U.K. tax credit (the "U.K. Withholding Tax"). Under the U.K.-U.S. Income Tax Treaty, the U.K. Withholding Tax cannot exceed the amount of the U.K. tax credit. As a result, at current levels of the U.K. tax credit, an eligible U.S. holder would not be entitled to receive any cash payment in respect of the U.K. tax credit for dividends paid by WPP. For example, if an eligible U.S. holder receives a dividend (solely for illustrative purposes) of 90, the U.S. holder would be entitled to a U.K. tax credit of 10. However, since the maximum amount of U.K. Withholding Tax, which would be 15% of 100, exceeds the amount of the U.K. tax credit, no actual treaty payment would be made and the U.S. holder would receive only the cash dividend, which in this case would be 90.

    Under U.S. Revenue Procedure 2000-13, 2000-6 I.R.B. 515, an eligible U.S. holder may elect to be treated as receiving the U.K. tax credit in respect of a dividend paid by WPP without affirmatively making a claim to U.K. Inland Revenue. An eligible U.S. holder would make this election by so indicating on U.S. IRS Form 8833 (Treaty-Based Return Position Disclosure Under Section 6114 or 7701(b)) and filing the completed Form 8833 with the U.S. holder's federal income tax return for the relevant year. An eligible U.S. holder that makes this election will be treated as having received an additional dividend equal to the gross amount of the U.K. tax credit (unreduced by the amount of U.K. Withholding
Tax), which additional dividend must be included in the U.S. holder's gross income, and as having paid the applicable U.K. Withholding Tax due under the treaty, on the date of the dividend distribution. However, as mentioned above, the amount of the U.K. Withholding Tax cannot exceed the amount of the U.K. tax credit and, accordingly, an eligible U.S. holder will be considered to have paid U.K. Withholding Tax only to the extent of the U.K. tax credit. Following the example above, an eligible U.S. holder that made this election would be treated for U.S. federal income tax purposes as receiving a dividend of 100 and as having paid U.K. Withholding Tax of 10.

    TAXATION OF CAPITAL GAINS. A U.S. holder who is neither resident nor ordinarily resident for tax purposes in the U.K. will not generally be liable for U.K. tax on capital gains realized on the disposal of WPP ADSs or ordinary shares.

    INHERITANCE AND GIFT TAXES. WPP ADSs and ordinary shares are assets situated in the U.K. for the purposes of U.K. inheritance tax. An individual who is domiciled in the U.S. and who is not a national of the U.K. for purposes of the U.K.-U.S. Estate and Gift Tax Treaty, however, will generally not be subject to U.K. inheritance tax in respect of the WPP ADSs or ordinary shares on the individual's death or on a gift of the WPP ADSs or ordinary shares during the individual's lifetime, provided that any applicable U.S. federal gift or estate tax liability is paid. In the exceptional case where the WPP ADSs or ordinary shares are subject both to U.K. inheritance tax and to U.S. federal gift or estate tax, the U.K.-U.S. Estate and Gift Tax Treaty generally provides for any tax paid in the U.K. to be credited against tax payable in the U.S. or for any tax paid in the U.S. to be credited against tax payable in the U.K. based on priority rules set out in that treaty.

    STAMP DUTY AND STAMP DUTY RESERVE TAX. Y&R will be liable for all U.K. stamp duty, stamp duty reserve tax or similar U.K. governmental charges that may be payable pursuant to the deposit agreement relating to the WPP ADSs or ordinary shares in connection with the conversion of notes into WPP ADSs after the merger. No stamp duty or stamp duty reserve tax will be payable on the conversion of existing notes to guaranteed notes, provided that any relevant documentation is not executed in the U.K. and provided further that such documentation is retained outside the U.K. No stamp duty will be payable on the acquisition or transfer of WPP ADSs or beneficial ownership of WPP ADSs, provided that the instrument of transfer is not executed in the U.K. and provided further that the instrument of transfer is not brought into the U.K. An agreement for the transfer of WPP ADSs or beneficial ownership of WPP ADSs will not give rise to a liability for stamp duty reserve tax.

    A transfer for value of the WPP ordinary shares will generally be subject to AD VALOREM stamp duty or to stamp duty reserve tax. Stamp duty will arise on the execution of an instrument to transfer WPP ordinary shares. Stamp duty reserve tax will arise on the entry into an agreement to transfer WPP ordinary shares but the charge may be canceled if stamp duty has been paid. Stamp duty and stamp duty reserve tax are normally a liability of the purchaser. Any transfer for value of the underlying WPP ordinary shares represented by WPP ADSs, but not a transfer of the WPP ADSs themselves, may give rise to a liability on the transferee to U.K. stamp duty or stamp duty reserve tax. The rate of stamp duty payable is 0.5% of the consideration rounded to the nearest L5, and 0.5% of the consideration in the case of stamp duty reserve tax. On a transfer of WPP ordinary shares from the custodian of the depositary to a holder of a WPP ADS upon cancellation of the WPP ADS, only a fixed stamp duty of L5.00 per instrument of transfer will be payable.

    THE TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES AND DOES NOT DISCUSS ALL ASPECTS OF TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES. ACCORDINGLY, EACH HOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO THAT HOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL TAX LAWS.

                                 THE COMPANIES

WPP

    WPP is one of the leading communications services companies in the world. Through its 70 operating companies, it provides clients with advertising, media investment management, information and consultancy, public relations and public affairs, branding and identity, healthcare and specialist communications services. WPP employs 39,000 people (including associates) in 950 offices in 92 countries. WPP's clients include more than 300 of the Fortune 500 and over one-third of the Nasdaq 100. In the year ended December 31, 1999, WPP had annual turnover (gross billings) of $15 billion, revenues of $3.5 billion and pre-tax profits of $413 million. As at December 31, 1999, net assets were $528 million.

    WPP operates through a number of established national and international marketing and communications companies. Among these are the well known advertising networks Ogilvy & Mather Worldwide and J. Walter Thompson Company; MindShare in media planning, buying and research; Research International and Millward Brown in the information and consultancy sector; the worldwide public relations and public affairs companies Hill and Knowlton and Ogilvy Public Relations Worldwide; and a wide range of specialist communications companies including Enterprise Identity Group, specializing in branding and corporate identity; and CommonHealth, specializing in healthcare communications. WPP's ten largest clients in 1999 were American Express, Ford, IBM, Johnson & Johnson, Kellogg, Nestle, Philip Morris, Schering-Plough, Unilever and Warner Lambert.

    At the time the merger is completed, the board of directors of WPP will consist of 16 directors. Y&R has designated five of its current directors -- Michael J. Dolan, F. Warren Hellman, Michael H. Jordan, Sir Christopher Lewinton and Alan D. Schwartz -- for election to WPP's board. The other eleven directors will be current members of WPP's board of directors.

Y&R

    Since its founding 75 years ago, Y&R has evolved from a single New York-based advertising agency to the sixth largest consolidated marketing and communications organization in the world based on 1999 revenues. Y&R operates through recognized market leaders, including:

    - Young & Rubicam Advertising (full-service advertising);

    - Dentsu, Young & Rubicam (full-service advertising in the Asia/Pacific region);

    - Y&R 2.1 (full-service on-line and off-line advertising and marketing services);

    - The Bravo Group and Kang & Lee (multi-cultural marketing and communications);

    - impiric (customer relationship management, direct marketing and sales promotion);

    - KnowledgeBase Marketing (customer relationship marketing);

    - Brand Dialogue (digital interactive branding and digital commerce);

    - The Media Edge (media planning, buying and placement services);

    - The Digital Edge (Internet media planning, buying and placement services);

    - Burson-Marsteller (perception management and public relations);

    - Cohn & Wolfe (full-service public relations);

    - Robinson Lerer & Montgomery (strategic corporate public relations);

    - Landor Associates (branding consultation and design services); and

    - Sudler & Hennessey (healthcare communications).

    Y&R's executive offices are located at 285 Madison Avenue, New York, New York 10017; telephone (212) 210-3000.

           DESCRIPTION OF THE GUARANTEED NOTES AND THE WPP GUARANTEE

GENERAL

    The notes were originally issued pursuant to a indenture, dated as of January 20, 2000, between Y&R and The Bank of New York, as indenture trustee. As required by the indenture, WPP and Y&R intend, immediately before the merger becomes effective, to enter into a supplemental indenture with the indenture trustee which will provide that, after we complete the merger, your notes will be convertible into WPP ADSs. The conversion price will be $73.36, the conversion price applicable to your existing notes, for each .835 of a WPP ADS, or $87.856 ($73.36 divided by .835) for each whole ADS. This represents a conversion rate of 11.382 WPP ADSs per $1,000 principal amount of the notes.

    If we adopt the proposed amendments, WPP, Y&R and the trustee will enter into a second supplemental indenture, setting forth the amendments to the indenture described under "The Proposed Amendments" on page 26, and providing for WPP's guarantee of Y&R's payment obligations under the notes. In connection with the second supplemental indenture, Y&R will also enter an amendment to the registration agreement relating to the notes reflecting the amendments to that agreement described under "The Proposed Amendments" on page 26.

    The indenture and the registration agreement and the forms of the supplemental indenture and registration agreement amendment, all of which are included as exhibits to the registration statements of which this consent solicitation and prospectus forms a part, are incorporated by reference into this document. Copies of the indenture, registration agreement and the forms of the supplemental indenture and registration agreement amendment are available from WPP or Y&R as set forth under "Summary--Where You Can Find More Information" on page 16.

    The following is a summary of various provisions of the indenture, the forms of supplemental indentures, the registration agreement and the form of amendment to the registration agreement. Although we believe that we have summarized the material terms of these documents, this summary is not complete and is qualified in its entirety by reference to those documents. The following summary applies to both your existing notes and the guaranteed notes, except where we have noted differences. The definitions of certain terms used in the following summary are set forth under the heading "--Definitions" on page 55.

PRINCIPAL, MATURITY AND INTEREST

    The notes are limited in aggregate principal amount to $287,500,000. The notes bear interest at 3% per annum and mature on January 15, 2005.

    Y&R will pay interest on the notes semiannually on January 15 and July 15 of each year commencing on July 15, 2000, to registered holders at the close of business on the January 1 or July 1 immediately preceding the interest payment dates. Y&R will compute interest on the basis of a 360-day year consisting of twelve 30-day months. If the proposed amendments and the WPP guarantee are adopted, interest on the guaranteed notes will accrue from the most recent date to which interest has been paid on your existing notes.

    The notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

    If a payment date is not a business day at a place of payment, Y&R may make payment at that place on the next succeeding business day, and no interest will accrue for the intervening period.

    Y&R has appointed the indenture trustee, The Bank of New York, at its corporate trust office in the Borough of Manhattan, The City of New York, as the registrar, paying agent and conversion agent for the notes. Y&R may terminate the appointment of the registrar, paying agent or conversion agent at any time and appoint additional or other registrars, paying agents and conversion agents. Y&R will maintain an office or agency in the Borough of Manhattan, the City of New York, for payments with respect to the notes and for the surrender of notes for conversion until the notes have been delivered to the trustee for cancellation, or moneys sufficient to pay the principal of, and premium, if any, interest and additional amounts, if any, on the notes have been made available for payment and either paid or returned as provided in the indenture. Y&R will give notice of any termination or appointment and of any change in the office through which the paying agent or conversion agent will act in accordance with the procedures set forth under the heading "--Notices" on page 55.

THE WPP GUARANTEE

    If the proposed amendments are adopted, WPP will enter into a supplemental indenture and fully and unconditionally guarantee to each holder of a note that has been authenticated and delivered by the indenture trustee, the due and punctual payment of the principal of and any premium and interest on that note (and any additional amounts payable in respect of the notes), when and as the same shall become due and payable, whether at the stated maturity of the notes, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the notes and of the indenture as supplemented and to the fullest extent permitted by law. The guarantee will be a direct, unsubordinated and unsecured obligation of WPP and will rank equally with all other unsubordinated and unsecured obligations of WPP.

OPTIONAL REDEMPTION

    Y&R may not redeem the notes prior to January 20, 2003. On and after January 20, 2003, Y&R may redeem the notes at its option, in whole or from time to time in part, in any integral multiple of $1,000, after giving not less than 30 nor more than 60 days' prior notice by mail to the holders of the notes.

    Y&R may redeem the notes at the following redemption prices, expressed as percentages of the principal amount, in each case together with accrued interest and additional amounts, if any, to, but excluding, the redemption date, subject to the right of holders of record on the relevant record date to receive interest and additional amounts, if any, due on an interest payment date. If Y&R redeems the notes during the 12-month period beginning January 15 of the years indicated, January 20 in the case of 2003, the redemption price will be:

YEAR                               REDEMPTION PRICE
----                               ----------------
2003............................       101.20%
2004............................       100.60%

    On or after the redemption date, interest and additional amounts, if any, will cease to accrue on the notes, or portions thereof, called for redemption unless Y&R fails to redeem the notes.

MANDATORY REDEMPTION

    We are not be required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

    Upon the occurrence of an event referred to in the indenture as a "designated event," which includes a change of control of Y&R or a termination of trading of the securities into which the notes are convertible, each holder of notes will have the right to require Y&R to repurchase all or any part, equal to $1,000 or an integral multiple thereof of the holder's notes pursuant to the offer described below, at a purchase price equal to 100% of the principal amount of the notes, together with accrued and unpaid interest and additional amounts, if any, on the notes to the payment date for the designated event.

    Within 30 days following any designated event, unless Y&R has previously given the holders notice of its intention to redeem the notes in whole pursuant to the provisions set forth under the heading "--Optional Redemption" above, Y&R will mail a notice to each holder stating:

    - that the designated event offer is being made pursuant to the covenant described in this paragraph and that all notes validly tendered will be accepted for payment;

    - the purchase price and the purchase date, which will be no earlier than 30 days, nor later than 60 days following the date notice is mailed, unless a later date is required by applicable law;

    - that any notes not validly tendered or accepted for payment will continue to accrue interest and additional amounts, if applicable, and will continue to have conversion rights;

    - that, unless Y&R defaults in the payment of the designated event payment, all notes accepted for payment pursuant to the designated event offer will cease to (1) accrue interest and additional amounts, if applicable, from and after the designated event payment date and (2) have conversion rights after the designated event payment date;

    - that holders electing to have any notes purchased pursuant to a designated event offer will be required to surrender the notes, with the form entitled "Option of Noteholder to Elect Purchase" on the reverse of the notes completed, to a paying agent at the address specified in the notice prior to the close of business on the third business day preceding the designated event payment date;

    - that any holder will be entitled to withdraw its election if it delivers to the paying agent, a facsimile transmission or letter setting forth the name of the holder, the principal amount of notes delivered for purchase and a statement that the holder is withdrawing its election to have those notes purchased, and if the paying agent receives it no later than the close of business on the second business day preceding the designated event payment date;

    - that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

    - the instructions and any other information necessary to enable holders to accept a designated event offer or effect withdrawal of such acceptance.

    Y&R will comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations to the extent these laws and regulations apply to the repurchase of the notes in connection with a designated event.

    On the designated event payment date, Y&R will, to the extent lawful:

    - accept for payment notes or portions thereof validly tendered pursuant to the designated event offer;

    - deposit with the trustee or a paying agent in immediately available funds an amount equal to the designated event payment in respect of all notes or portions of notes tendered; and

    - deliver or cause to be delivered to the trustee the notes accepted together with an officers' certificate identifying the notes or portions of notes that Y&R has accepted for payment.

    The paying agent will promptly, but in any event not later than five calendar days after the designated event payment date, mail or deliver to each holder of notes accepted for payment an amount equal to the designated event payment for the notes, and the trustee will promptly authenticate and mail or deliver to each holder a new certificate representing a note equal in principal amount to any unpurchased portion of the notes surrendered. Each new certificate representing a note will be in a principal amount of $1,000 or an integral multiple thereof. Any notes not accepted will be promptly mailed or delivered by or on behalf of Y&R to the holder of the notes. Y&R will publicly announce the results of the designated event offer on or as soon as practicable after the designated event payment date.

    Except as described above with respect to a designated event, the indenture does not and the supplemental indentures will not contain any other provisions that permit the holders of the notes to require Y&R to repurchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring of Y&R or WPP.

    Subject to the limitations on mergers, consolidations and sales of assets described in "--Merger, Consolidation or Sale of Assets" below, Y&R and WPP may enter into various transactions, including acquisitions, refinancings or other recapitalizations, that would not be a designated event under the indenture, as supplemented, but that could increase the amount of indebtedness, including senior debt, outstanding at that time or otherwise affect Y&R's or WPP's capital structure or credit ratings.

    Y&R's ability to repurchase notes upon the occurrence of a designated event and, with respect to the guaranteed notes, WPP's ability to satisfy its guarantee of any such repurchase may be limited. If a designated event were to occur, we cannot assure you that we would have sufficient financial resources or would be able to arrange financing to pay the designated event payment for all notes tendered by holders of the notes. Our subsidiaries may in the future be parties to credit agreements and other agreements that restrict the transfer of funds to Y&R or WPP that would be necessary to permit Y&R to, or WPP to satisfy its guarantee of Y&R's obligation to, pay a designated event payment. In addition future credit agreements or other agreements may prohibit or restrict our ability to pay a designated event payment. If a designated event occurs at a time when prohibitions or restrictions are in effect, we could seek the consent of appropriate third parties to enable us to purchase notes or we could attempt to refinance any borrowings that contain prohibitions or restrictions, however, if we do not obtain consents or repay these borrowings, we will not be able to purchase notes. In this case, our failure to purchase tendered notes would constitute an event of default under the indenture as supplemented. Any default may, in turn, cause a default under our other debt.

    Moreover, the occurrence of a designated event may permit acceleration of our other debt.

    A "designated event" will be deemed to have occurred upon a change of control or a termination of trading.

    A "change of control" will be deemed to have occurred when:

    - any "person" or "group," as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the "beneficial owner," as defined in Rules 13d-3 and 13d-5 under the Exchange Act, of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of Y&R's directors;

    - Y&R consolidates with or merges into any other person, or any other person merges into Y&R, and, in the case of any such transaction, Y&R's outstanding common stock is reclassified into or exchanged for any other property or securities, unless Y&R's stockholders immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the then outstanding voting securities entitled to vote generally in elections of directors of the corporation resulting from such transaction in substantially the same respective proportions as their ownership of our voting stock immediately before the transaction;

    - Y&R and Y&R's subsidiaries, taken as a whole, sell, assign, convey, transfer or lease all or substantially all of the assets of Y&R or of Y&R and Y&R's subsidiaries, taken as a whole, other than to one or more of Y&R's wholly owned subsidiaries; or

    - any time the continuing directors do not constitute a majority of Y&R's board of directors, or, if applicable, a successor corporation to Y&R;

provided, however, that:

    - a change of control under the first three bullets above will not be deemed to have occurred if the daily market price per share of common stock of Y&R for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control under the first bullet above, or the period of 10 consecutive trading days ending immediately before the change of control, in the case of a change of control under second and third bullets above, shall equal or exceed 105% of the conversion price of the notes in effect on the date of the change of control or the public announcement of the change of control, as applicable; and

    - a change of control under the first three bullets above will not be deemed to have occurred if at least 90% of the consideration in the change of control transaction consists of shares of capital stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market, and as a result of the transaction, the notes become convertible solely into this capital stock.

    The definition of change of control in the indenture includes a provision relating to the sale, assignment, conveyance, transfer or lease of "all or substantially all" of the assets of Y&R or of Y&R and Y&R's subsidiaries, taken as a whole. There are only a limited number of court decisions interpreting the phrase "substantially all" and, as a result, there is no precise established definition of the phrase under applicable law. Accordingly, your ability as a holder of guaranteed notes to require Y&R to repurchase your notes as a result of a sale, assignment, conveyance, transfer or lease of less than all of the assets of Y&R or Y&R and its subsidiaries, taken as a whole, to another person or group may be uncertain.

    The term "continuing directors" means, as of any date of determination, any member of Y&R's board of directors who (1) was a member of Y&R's board of directors on January 20, 2000 or (2) was nominated for election or elected to Y&R's board of directors with the approval of a majority of the continuing directors who were members of Y&R's board at the time of their nomination or election. We expect that the persons who will become members of Y&R's board in connection with the merger will be approved by at least a majority of the continuing directors.

    A "termination of trading" will be deemed to have occurred if the Y&R common stock and, after the merger, the WPP ADSs, or other securities into which the notes are then convertible, is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market or other established automated over-the-counter trading market in the United States.

    No designated event offer will be made in connection with the merger of Y&R and WPP.

SELECTION AND NOTICE

    If Y&R is redeeming less than all of the notes, the indenture trustee will select the notes for redemption by complying with the requirements of the principal national securities exchange, if any, on which the notes are listed, or, if the notes are not listed, on a pro rata basis, by lot or by another method that the indenture trustee deems fair and appropriate. No notes of $1,000 in principal amount or less will be redeemed in part. Y&R will mail, or cause to be mailed, a notice of redemption to each holder of notes to be redeemed at its registered address at least 30 but not more than 60 days before the redemption date. If Y&R is redeeming any note in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. Y&R will issue, or cause to be issued, a new note in principal amount equal to the unredeemed portion of the note in the name of the holder of the note upon cancellation of the original note. On and after the redemption date, interest and additional amounts, if any, will cease to accrue on the notes or portions of the notes called for redemption unless there is a default in the payment of the redemption price for the notes.

REGISTRATION OF NOTES

    Under the existing registration agreement, Y&R is required to maintain a shelf registration statement covering resales by holders of notes and the shares issuable upon conversion of the notes. If the proposed registration agreement amendment is adopted, Y&R would be relieved of this obligation. See "The Proposed Amendments" on page 26.

CONVERSION

    The holder of any note currently has the right, exercisable at any time before January 14, 2005, to convert the principal amount of its notes, or any portion of its notes that is an integral multiple of $1,000, into shares of Y&R common stock, at the conversion price of $73.36, subject to adjustment. After we complete the merger, whether or not we adopt the proposed amendments or WPP guarantees the notes, the holder of any note will have the right, exercisable at any time before January 14, 2000, to convert the principal amount of its notes, or any portion of its notes that is an integral multiple of $1,000, into WPP ADSs at a conversion price of $73.36 for each .835 of a WPP ADS, or $87.856 for each whole ADS, subject to adjustment as described below. The following is a summary of the conversion rights of the notes after the merger that will be set forth in the first supplemental indenture, which will be entered into by WPP and Y&R immediately prior to the merger.

    If Y&R has called a note for redemption, the conversion right will terminate at the close of business on the business day immediately preceding the redemption date, unless we default in making the redemption payment when it becomes due, in which case the conversion right shall terminate on the date on which the default is cured. If the holder of any note delivers notice of its election to have that note purchased pursuant to a designated event offer, the note may be converted only if the notice of election is withdrawn as described under the heading "--Repurchase at the Option of Holders" above. Except as described below, we will not pay or adjust any notes upon conversion for accrued and unpaid interest or additional amounts, if any, accrued on the notes or for dividends or distributions on, or additional amounts, if any, attributable to, any WPP ADSs, or underlying WPP ordinary shares, issued upon conversion of notes. We will not issue fractional ADSs, or any ordinary shares representing those fractions, upon conversion. Instead, we will make a cash adjustment for any fractional interest in an ADS.

    The owners of a note may exercise their right of conversion by delivering to The Depository Trust Company, or DTC, the appropriate instruction form for conversion pursuant to DTC's conversion program. In the case of conversions through Euroclear or Clearstream Banking S.A., formerly Cedelbank, the owner shall deliver instructions in accordance with Euroclear's or Clearstream Banking's normal operating procedures when application has been made to make the underlying WPP ADSs or ordinary shares eligible for trading on Euroclear or Clearstream Banking. To convert a note held in certificated form into WPP ADSs, a holder must:

    - complete and manually sign the conversion notice on the back of the note, or complete and manually sign a facsimile of the notice, and deliver the notice to the conversion agent;

    - surrender the note to the conversion agent;

    - if required by the conversion agent, furnish appropriate endorsements and transfer documents; and

    - if required, pay any transfer or similar taxes.

    The date when all of the foregoing requirements have been satisfied will be the date of surrender for conversion. The notice of conversion can be obtained from the indenture trustee at its corporate trust office or the office of the conversion agent.

    As promptly as practicable on or after any conversion date, WPP will instruct the ADS depositary to issue and deliver to the indenture trustee a receipt or receipts for the number of WPP ADSs issuable upon conversion, together with payment for any fraction of an ADS in an amount determined on the basis of the daily market price, as described below, of the ADSs on the trading day prior to the applicable conversion date. The indenture trustee in its capacity as conversion agent, or if the indenture trustee is not the conversion agent, the conversion agent, will deliver the receipt or receipts to the noteholder.

    The ordinary shares of WPP underlying the ADSs issuable upon conversion of the notes will be credited as fully paid and no further contributions will be required to be made to WPP in respect of those shares. Any note surrendered for conversion during the period after the close of business on any record date and before the opening of business on the next succeeding interest payment date, except notes called for redemption on a redemption date or to be repurchased on a designated event payment date during this period, must be accompanied by payment of an amount equal to the interest and additional amounts, if any, payable on the interest payment date on the principal amount of notes being surrendered for conversion. In the case of any note that has been surrendered for conversion after the close of business on any record date and before the opening of business on the next succeeding interest payment date, interest and additional amounts, if any, on the note shall be payable on the interest payment date notwithstanding the conversion of the note, and the interest and additional amounts, if any, will be paid to the person who was the holder of the note at the close of business on the record date. As a result, a holder that surrenders notes for conversion on a date that is not an interest payment date will not receive any interest or additional amounts, if applicable, on notes called for redemption that are surrendered for conversion after a notice of redemption, except for the payment of interest and additional amounts, if any, on notes called for redemption on a redemption date or to be repurchased on a designated event payment date between a regular record date and the interest payment date to which it relates. No other payment or adjustment for interest or additional amounts, or for any dividends in respect of WPP ADSs or the underlying WPP ordinary shares, will be made upon conversion. Holders of WPP ADSs issued upon conversion will not be entitled to receive any dividends payable to holders of WPP ADSs as of any record time before the close of business on the conversion date.

    We will adjust the conversion price upon the occurrence of certain events, including:

    - the issuance of WPP ordinary shares as a dividend or distribution on the ordinary shares, unless the number of ordinary shares represented by each WPP ADS simultaneously increases in proportion to the dividend or distribution;

    - the subdivision or combination of the WPP ordinary shares, unless the number of ordinary shares represented by each WPP ADS simultaneously decreases in proportion to the subdivision or combination;

    - the issuance to all holders of WPP ordinary shares of rights or warrants to subscribe for WPP ordinary shares, or securities convertible into WPP ordinary shares, at a price per WPP ordinary shares less than the then current market price of WPP ordinary shares, determined as set forth below;

    - the distribution by WPP of shares of capital stock, evidences of indebtedness, cash, rights or warrants to subscribe for or purchase securities, other than rights or warrants referred to in the third bullet above, or other assets, including securities of persons other than our company, but excluding:

       (1) dividends or distributions paid exclusively in cash;

       (2) dividends or distributions referred to in the first or second bullets above; and

       (3) distributions in connection with a consolidation, merger or transfer of assets, covered in the next succeeding paragraph, to all holders of WPP ordinary shares;

    - distributions, by dividend or otherwise, to all holders of WPP ordinary shares exclusively in cash, excluding any cash that is distributed as part of a distribution requiring a conversion price adjustment pursuant to the fourth bullet above, in an aggregate amount that, together with the aggregate of:

       (1) any other all-cash distributions to all holders of WPP ordinary shares within the 12 months preceding the date fixed for determining the WPP share owners entitled to the distribution that did not trigger a conversion price adjustment; and

       (2) all excess payments in respect of each tender offer or other negotiated transaction by WPP or any of its subsidiaries for WPP ordinary shares concluded within the 12 months preceding the date fixed for determining the WPP share owners entitled to the distribution not triggering a conversion price adjustment, exceeds
           12 1/2% of the product of the current market price per WPP ordinary share on the date fixed for determining the WPP share owners entitled to the distribution times the number of shares outstanding on that date;

    - payment of an excess payment in respect of a tender offer or other negotiated transaction consummated by WPP or any of its subsidiaries for WPP ordinary shares, if the aggregate amount of that excess payment, together with the aggregate amount of:

       (1) cash distributions made to all holders of WPP ordinary shares within the 12 months preceding the expiration of the tender offer or the date of payment of the negotiated transaction consideration, as the case may be, not triggering a conversion price adjustment; and

       (2) all excess payments in respect of each other tender offer or other negotiated transaction by WPP or any of its subsidiaries for WPP ordinary shares concluded within the 12 months preceding that date not triggering a conversion price adjustment, exceeds 12 1/2% of the product of the current market price per share on that date times the number of ADSs outstanding on that date; or

    - changes to the number of WPP ordinary shares represented by each WPP ADS.

    In the event of a distribution to all holders of WPP ordinary shares of rights to subscribe for additional shares of WPP, other than those rights and warrants referred to in the third bullet above, WPP may, instead of making any adjustment in the conversion price, make proper provision so that each holder of a note who converts the note after the record date for the distribution and prior to the expiration or redemption of the rights shall be entitled to receive upon the conversion, in addition to ADSs, an appropriate number of the rights. WPP will not make an adjustment of the conversion price until cumulative adjustments amount to one percent or more of the conversion price as last adjusted.

    If WPP reclassifies or changes its outstanding ordinary shares, other than changes in par value or from par value to no par value or from no par value to par value or resulting from a subdivision or a combination, or consolidates with or merges into any person, other than a merger where WPP is the continuing company and which does not result in a reclassification or change in the ordinary shares other than a change in par value described above, or transfers all or substantially all of its assets, determined on a consolidated basis, the notes will become convertible into the kind and amount of securities, cash or other assets which the holders of the notes would have owned immediately after any transaction if the holders had converted the notes into WPP ADSs immediately before the transaction.

    The first supplemental indenture will also provide that if rights, warrants or options expire unexercised, WPP will readjust the conversion price to take into account the actual number of such warrants, rights or options which were exercised.

    In the first supplemental indenture, the "current market price" of WPP ordinary shares on any date will be deemed to be: (1) the average of the daily market prices for the WPP ADSs for the shorter of:

    - 30 consecutive business days ending on the last full trading day on the Nasdaq National Market, or any other exchange or market which is the primary trading exchange or market for the WPP ADSs, prior to the time of determination; or

    - the period commencing on the date next succeeding the first public announcement of the issuance of rights or warrants or other distribution or tender offer or other negotiated transaction through the last full trading day on the Nasdaq National Market, or any other exchange or market which is the primary trading exchange or market for the WPP ADSs prior to the time of determination;

    divided by (2) the number of WPP ordinary shares then represented by a WPP ADS.

    An "excess payment" is the excess of (1) the aggregate of the cash and fair market value, as determined by WPP's board of directors, whose determination shall be conclusive evidence of the fair market value, of other consideration paid by WPP or any of its subsidiaries with respect to the shares acquired in a tender offer or other negotiated transaction over (2) the daily market price on the trading day immediately following the completion of the tender offer or other negotiated transaction multiplied by the number of acquired shares.

    To the extent permitted by law, WPP may from time to time reduce the conversion price by any amount for any period of at least 20 days, in which case we will give at least 15 days' notice of the reduction if WPP's board of directors has made a determination that the reduction would be in the best interests of WPP, which determination will be conclusive. WPP may, at its option, make reductions in the conversion price, in addition to those set forth above, as WPP's board of directors deems advisable to avoid or diminish any income tax to holders of WPP ADSs or ordinary shares resulting from any dividend or distribution of stock, or rights to acquire stock, or any event treated as a dividend or distribution for U.S. federal income tax purposes. See "Material Tax Consequences--Certain U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Notes--Adjustments to Conversion Rate--Constructive Dividends" on page 33.

RANKING OF NOTES

    The notes are general unsecured obligations of Y&R and are subordinated in right of payment to all of Y&R's existing and future senior debt. WPP's guarantee, which will obligate WPP to make any payments on the notes Y&R does not make as a result of subordination provisions or otherwise, will constitute a general unsecured obligation of WPP ranking on a parity with all other unsecured and unsubordinated obligations of WPP. The existing notes are effectively subordinated to all indebtedness and other liabilities of Y&R's subsidiaries. The WPP guarantee is effectively subordinated to all indebtedness and other liabilities of WPP's subsidiaries. The indenture does not, and after the supplemental indentures are executed, will not, restrict the amount of senior debt or other indebtedness of Y&R, WPP or any of their respective subsidiaries.

    Y&R's obligation to make payments of the principal of, and premium, if any, interest, and additional amounts, if any, on, and any other amounts due on the notes will be subordinated in right of payment to the prior payment in full of all Y&R's senior debt. No payment on account of principal of, or premium, if any, interest or additional amounts, if any, on or any other amounts due on the notes, including, without limitation, any payments on the designated event offer, and no redemption, purchase or other acquisition of the notes may be made by or on behalf of Y&R unless:

    - full payment of amounts then due on all Y&R senior debt has been made or duly provided for pursuant to the terms of the instrument governing the senior debt; or

    - at the time for, and immediately after giving effect to, any payment, redemption, purchase or other acquisition, there shall not exist under any Y&R senior debt or any agreement pursuant to which any Y&R senior debt has been issued any default which shall not have been cured or waived and which shall have resulted in the full amount of the senior debt being declared due and payable.

    In addition, the indenture provides that if any of the holders of any issue of designated senior debt of Y&R notify the indenture trustee that a default has occurred and is continuing and would give the holders of the designated senior debt the right to accelerate the maturity of the designated senior debt, Y&R will make no payment on account of principal of, or premium, if any, interest, additional amounts, if any, or any other amounts due on the guaranteed notes and Y&R will make no purchase, redemption or other acquisition of the notes for the period commencing on the date the notice is received and ending, unless earlier terminated by notice given to the indenture trustee by the holders or the representative of the holders of the designated senior debt, on the earlier of:

    - the date on which the default is cured or waived; or

    - 180 days from the date the notice is received.

    Notwithstanding the foregoing, but subject to the provisions contained in the first and second sentences of this paragraph, unless the holders of the designated senior debt of Y&R or the representative of the holders have accelerated the maturity of the designated senior debt, Y&R may resume payments on the notes after the end of the blockage period described above. The holders of designated senior debt may not give, in the aggregate, more than one blockage notice in any consecutive 365-day period, irrespective of the number of defaults with respect to senior debt of Y&R during any consecutive 365-day period.

    Y&R must pay in full all senior debt before the holders of the notes are entitled to any payments whatsoever, other than payments of junior securities, upon:

    - any distribution of our assets in connection with any dissolution, winding-up, liquidation or reorganization of our company; or

    - acceleration of the principal amount due on the notes because of an event of default.

    If payment of the notes is accelerated because of an event of default, Y&R will give prompt written notice to the holders of senior debt or to the trustee(s) for senior debt of the acceleration. Y&R may not pay the principal of, premium, if any, interest or additional amounts, if any, on or any other amounts due on the guaranteed notes until five business days after the holders or trustee(s) of senior debt receive notice of the acceleration and, thereafter, Y&R may pay the principal of, premium, if any, interest and additional amounts, if any, on or any other amounts due on the notes only if the subordination provisions of the amended indenture otherwise permit payment at that time.

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
MERGER, CONSOLIDATION OR SALE OF ASSETS

    The indenture provides that Y&R may not consolidate or merge with or into any person continue in a new jurisdiction, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets unless:

    - (a) Y&R is the surviving corporation or (b) the person formed by or surviving any consolidation or merger, if other than Y&R, or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition our properties and assets is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

    - the corporation formed by or surviving any consolidation or merger, if other than Y&R, or the corporation to which the sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all our obligations, pursuant to a supplemental indenture in a form reasonably satisfactory to the indenture trustee, under the notes and the supplemental indenture;

    - the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of Y&R's properties or assets shall be as an entirety or virtually as an entirety to one corporation and the corporation assumes all obligations, pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee, under the guaranteed notes and the supplemental indenture;

    - immediately after the transaction, no default or event of default exists;
      or

    - Y&R or the surviving corporation has delivered to the indenture trustee an officers' certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture comply with the indenture and that all conditions precedent in the indenture relating to the transaction have been satisfied.

The indenture currently provides that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Y&R must file with the SEC and furnish to the trustee and the holders of notes all quarterly and annual financial information (without exhibits) required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial statements, a report by our independent auditors. If the proposed amendments are adopted, this provision will be deemed satisfied, so long as Y&R is a wholly owned subsidiary of WPP, if WPP prepares and files with the SEC all periodic reports WPP is required to file under the Exchange Act and furnishes noteholders and the indenture trustee with all financial information WPP furnishes to the holders of WPP ADSs.

    The indenture also provides that, if Y&R is at any time not subject to the periodic reporting requirements of the Exchange Act, Y&R must provide to holders of notes and shares issued upon conversion of the notes and to any prospective purchaser designated by any such holder, upon request, the information required by Rule 144A(d)(4) under the Securities Act. If the proposed amendments are adopted and the merger is completed, the notes will have been registered under the Securities Act and you will not be required to rely on Rule 144A or any other exemption under the Securities Act to transfer or sell your notes. Therefore, we are proposing to remove the requirement currently contained in the indenture regarding Rule 144A(d)(4) described above. See "The Proposed Amendments--The Financial Information Amendment" on page 26.

EVENTS OF DEFAULT AND REMEDIES

    The indenture provides that each of the following constitutes an event of default:

    - default for 30 days in the payment when due of interest on or additional amounts payable with respect to the notes;

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
    - default in payment when due of principal of the notes at maturity, upon redemption or otherwise, including Y&R's failure to purchase the guaranteed notes when required as described under the heading "--Repurchase at the Option of Holders" above;

    - Y&R's failure for 60 days after the receipt of written notice from the trustee or from the holders of at least 25% in aggregate principal amount of the outstanding notes to comply with other covenants and agreements contained in the indenture or the notes;

    - default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Y&R or any of its material subsidiaries, or the payment of which is guaranteed by Y&R or any of its material subsidiaries, whether the indebtedness or guarantee existed on January 20, 2000 or is created thereafter, which default (a) is caused by a failure to pay when due principal of or interest on the indebtedness within the grace period provided in the indebtedness, which failure continues beyond any applicable grace period, or (b) results in the acceleration of the indebtedness prior to its express maturity, without this acceleration being rescinded or annulled, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other indebtedness under which there has been default in payment or the maturity of which has been accelerated, aggregates $15,000,000 or more, which default in payment is not cured or acceleration is not annulled, within 30 days after the receipt of written notice to comply as provided in the indenture;

    - failure by Y&R or any material subsidiary of Y&R to pay final non-appealable judgments, other than any judgment as to which a reputable insurance company has accepted full liability, for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of $15,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry; and

    - certain events of bankruptcy or insolvency with respect to Y&R or any of its material subsidiaries.

    If any event of default, other than an event of default arising from certain events of bankruptcy or insolvency, occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an event of default arising from certain events of bankruptcy or insolvency with respect to Y&R or any of its material subsidiaries, all outstanding notes will become due and payable without further action or notice.

    Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The indenture trustee may withhold from holders of the notes notice of any continuing default or event of default, except a default or event of default relating to the failure to pay principal, premium, if any, interest or additional amounts, if applicable, if it determines that withholding notice is in their interest.

    By notice to the indenture trustee, the holders of a majority in aggregate principal amount of the notes then outstanding may, on behalf of the holders of all of the notes, waive any existing default or event of default and its consequences under the indenture except:

    - in the case of a continuing default or event of default in the payment of the designated event payment or interest or additional amounts, if applicable, on, or the principal of or premium on, the guaranteed notes; or

    - in respect of any covenant or provision of the indenture or the notes which cannot be modified or amended without the consent of the holder of each note affected.

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
    Y&R is required to deliver to the trustee annually a statement regarding compliance with the indenture, and Y&R is required, upon becoming aware of any default or event of default, to deliver to the trustee a statement describing the default or event of default.

FORM, DENOMINATION AND REGISTRATION

    GLOBAL NOTE, BOOK-ENTRY FORM

    The notes are currently represented, and will continue to be represented, by a global note, except as set forth below under "Certificated Notes." The global note has been deposited with the indenture trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC. Beneficial interests in the global note will be exchangeable for definitive certificated notes only in accordance with the terms of the indenture.

    Except as set forth below, the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

    DTC has advised us that DTC is:

    - a limited purpose trust company organized under the laws of the State of New York;

    - a member of the Federal Reserve System;

    - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

    - a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

    DTC was created to hold securities of institutions that have accounts with DTC and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include:

    - securities brokers and dealers;

    - banks;

    - trust companies;

    - clearing corporations; and

    - various other organizations.

    Access to DTC's book-entry system is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

    Upon the issuance of the global note, DTC credited, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. The accounts credited were designated by the initial purchasers of the beneficial interests. Ownership of beneficial interests in the global note is limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, with respect to participants' interests, and the participants, with respect to the owners of beneficial interests in the global note other than participants.

    So long as DTC or its nominee is the registered holder and owner of the global note, DTC or its nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the amended indenture and the guaranteed notes. Except as set forth below, owners of beneficial interests in the global note will not be entitled to receive definitive notes and will not be considered to be the owners or holders of any notes under the global note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global note desires to take any action that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take the action, and that participants would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the

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
instructions of beneficial owners owning through them. No beneficial owner of an interest in the global note will be able to transfer the interest except in accordance with DTC's applicable procedures, in addition to those provided for under the amended indenture and, if applicable, those of Euroclear and Clearstream Banking.

    Y&R will make payments of the principal of, and interest on, the notes represented by the global note registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

    We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in the global note held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers registered in the names of nominees for these customers. The payments, however, will be the responsibility of the participants and indirect participants, and neither we, the indenture trustee nor any paying agent will have any responsibility or liability for:

    - any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global note;

    - maintaining, supervising or reviewing any records relating to the beneficial ownership interests;

    - any other aspect of the relationship between DTC and its participants; or

    - the relationship between the participants and indirect participants and the owners of beneficial interests in the global note.

    Unless and until it is exchanged in whole or in part for definitive notes, the global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

    Participants in DTC will effect transfers with other participants in the ordinary way in accordance with DTC rules and will settle transfers in same-day funds. Participants in Euroclear and Clearstream Banking will effect transfers with other participants in the ordinary way in accordance with the rules and operating procedures of Euroclear and Clearstream Banking, as applicable. If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions which require physical delivery or to pledge notes, the holder must transfer its interest in the global note in accordance with the normal procedures of DTC and the procedures set forth in the amended indenture.

    Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream Banking participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream Banking, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream Banking, as the case may be, by the counterparty in the system in accordance with its rules and procedures and within its established deadlines, Brussels time. Euroclear or Clearstream Banking, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream Banking participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Banking.

    Because of time zone differences, the securities account of a Euroclear or Clearstream Banking participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream

Banking, as the case may be, immediately following the DTC settlement date, and the credit of any transactions interests in the global note settled during the processing day will be reported to the relevant Euroclear or Clearstream Banking participant on that day. Cash received in Euroclear or Clearstream Banking as a result of sales of interests in the global note by or through a Euroclear or Clearstream Banking participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream Banking cash account only as of the business day following settlement in DTC.

    We expect that DTC will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose accounts at the DTC interests in the global note are credited and only in respect of the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given direction. However, if there is an event of default under the notes, DTC will exchange the global note for definitive notes, which it will distribute to its participants. These definitive notes are subject to various restrictions on registration of transfers and will bear appropriate legends restricting their transfer.

    Although we expect that DTC, Euroclear and Clearstream Banking will agree to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of DTC, Euroclear, and Clearstream Banking, DTC, Euroclear and Clearstream Banking are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the indenture trustee have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

    If DTC is at any time unwilling or unable to continue as a depositary for the global note or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint a successor depositary within 90 days, we will issue definitive notes in exchange for the global note.

    CERTIFICATED NOTES

    Unless the purchaser of notes is required to take delivery of notes in the form of definitive certificated notes, the purchaser must take delivery under the global note. Beneficial interests in the global note will be exchangeable for definitive certificated notes only in limited circumstances in accordance with the terms of the indenture.

TRANSFER AND EXCHANGE

    Y&R has initially appointed the indenture trustee as registrar in New York, New York. We reserve the right to vary or terminate the appointment of the registrar or to appoint additional or other registrars or to approve any change in the office through which the registrar acts.

    A holder may transfer or exchange notes in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and pay any taxes and fees required by law or permitted by the supplemental indenture. We are not required to exchange or register the transfer of any note selected for redemption. Also, we are not required to exchange or register the transfer of any note for a period of 15 days before the mailing of a notice of redemption of guaranteed notes to be redeemed.

    All notes that Y&R or any of its subsidiaries or affiliates redeem, purchase or otherwise acquire prior to the final maturity date of the notes shall be delivered to the trustee for cancellation. Y&R will not hold or resell any of these guaranteed notes or issue any new notes to replace any of these guaranteed notes or any other notes that any holder has converted pursuant to the supplemental indenture.

    We will treat the registered holder of a note as the owner of the note for all purposes.

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
AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next succeeding paragraph, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding guaranteed notes, including consents obtained in connection with a tender offer or exchange offer for guaranteed notes, and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes, including consents obtained in connection with a tender offer or exchange offer for notes.

    Without the consent of each holder affected, an amendment, supplement or waiver may not, with respect to any notes held by a nonconsenting holder of guaranteed notes:

    - reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

    - reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the guaranteed notes;

    - reduce the rate of or change the time for payment of interest on any guaranteed note;

    - waive a default in the payment of principal of or premium, if any, or interest or additional amounts, if any, on any guaranteed notes, except a rescission of acceleration of the guaranteed notes by the holders of at least a majority in aggregate principal amount of the guaranteed notes and a waiver of the payment default that resulted from the acceleration;

    - make any guaranteed note payable in money other than that stated in the guaranteed notes;

    - make any change in the provisions of the supplemental indenture relating to waivers of past defaults or the rights of holders of guaranteed notes to receive payments of principal of or premium, if any, or interest or additional amounts, if any, payable on the guaranteed notes;

    - waive a redemption payment with respect to any guaranteed note;

    - impair the right to convert the notes;

    - modify the conversion or subordination provisions of the indenture in a manner adverse to the holders of the notes; or

    - make any change in the amendment and waiver provisions described above.

    Notwithstanding the foregoing, without the consent of any holder of guaranteed notes, we and the trustee may amend or supplement the supplemental indenture or the guaranteed notes:

    - to cure any ambiguity, defect or inconsistency;

    - to provide for uncertificated notes in addition to or in place of definitive notes;

    - to provide for the succession of another person to us and the assumption by the successor to our covenants and obligations under the supplemental indenture;

    - to evidence and provide for the acceptance of the appointment under the indenture of a successor trustee;

    - to make any change that would provide any additional rights or benefits to the holders of the guaranteed notes or that does not adversely affect the legal rights under the indenture of any such holder;

    - to make provisions with respect to the conversion rights of holders of notes in the event of a consolidation, merger, continuation or sale of assets as required by the indenture; or

    - to comply with requirements of the SEC in order to qualify, or maintain the qualifications of, the supplemental indenture under the Trust Indenture Act.

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
NOTICES

    We will give or cause to be given notices to holders of the notes by mail to the addresses of the holders as they appear in the note register. The notices will be deemed to have been given on the date of the mailing or on the date of the first publication, as the case may be.

GOVERNING LAW

    The indenture as supplemented and the guaranteed notes are governed by and construed in accordance with the laws of the State of New York.

CONCERNING THE INDENTURE TRUSTEE

    The indenture contains limitations on the rights of the indenture trustee, should it become a creditor of Y&R, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions with Y&R; however, if the indenture trustee acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.

    The holders of a majority in principal amount of outstanding guaranteed notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to exceptions. The supplemental indenture will provide that, if an event of default occurs, which is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of the person's own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the supplemental indenture at the request of any holder of guaranteed notes, unless the holder shall have offered to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense.

DEFINITIONS

    Set forth below are some of the defined terms which will be used in the supplemental indenture.

    "Business day" means any day that is not a legal holiday.

    "Default" means any event that is or, with the passage of time or the giving of notice or both, would be an event of default.

    "Designated senior debt" means any senior debt which, at the date of determination, has an aggregate principal amount outstanding of, or commitments to lend up to, at least $15,000,000 and is specifically designated by us in the instrument evidencing or governing the senior debt as "designated senior debt" for purposes of the indenture.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by other entities as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

    "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness; and such term, when used as a verb, shall have a correlative meaning.

    "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of the person:

    - (a) for borrowed money, including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of such person which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof, (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document, including a purchase agreement, which provides that the person is contractually obligated to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances, including reimbursement obligations with respect to any letters of credit, bank guarantees or bankers' acceptances, (e) with respect to indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of the person are subject, whether or not the obligation secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim shall have been assumed or guaranteed by or shall otherwise be the person's legal liability, (f) in respect of the balance of the deferred and unpaid purchase price of any property or assets, and (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;

    - with respect to any obligation of others of the type described in the preceding bullet or under the third bullet below assumed by or guaranteed in any manner by the person or in effect guaranteed by the person through an agreement to purchase, including, without limitation, "take or pay" and similar arrangements, contingent or otherwise, and the obligations of the person under the assumptions, guarantees or other such arrangements; or

    - with respect to any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

    "Junior securities" means securities of Y&R as reorganized or readjusted or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided for in the indenture with respect to the notes, to the payment in full without diminution or modification by the plan of all senior debt.

    "Legal holiday" means a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a legal holiday at a place of payment, Y&R may make payment at that place on the next succeeding day that is not a legal holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of the indenture occurs on a legal holiday then for all purposes the next succeeding day that is not a legal holiday shall be the operative date.

    "Material subsidiary" means any subsidiary of Y&R which at the date of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

    "Senior debt" means the principal of, premium, if any, interest on and other amounts due on Y&R's indebtedness, whether outstanding on January 20, 2000 or created, incurred, assumed or guaranteed by us, including all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing, after that date, unless, in the instrument creating or evidencing or pursuant to which indebtedness is outstanding, it is expressly provided that the indebtedness is not senior in right of payment to, or ranks PARI PASSU in right of payment with, the notes. Senior debt includes, with respect to the obligations described above, interest accruing, pursuant to the terms of the senior debt, on or after the filing of any petition in bankruptcy or for reorganization relating to our company, whether or not post-filing interest is allowed in any proceeding, at the rate specified in the instrument governing the relevant obligation. Notwithstanding anything to the contrary in the previous sentences, senior debt shall not include:

    - indebtedness of or amounts owed by Y&R for compensation to employees, or for goods, services or materials purchased in the ordinary course of business;

    - indebtedness of Y&R to one of its subsidiaries; or

    - any liability for federal, state, local or other taxes owed or owing by Y&R.

                       DESCRIPTION OF WPP ORDINARY SHARES

GENERAL

    Whether or not noteholders approve the proposed amendments, in accordance with the terms of the indenture governing the notes after the merger, your notes will become convertible in WPP ADSs at a conversion price of $73.36 per .835 of a WPP ADS, as a conversion price of $87.856 for each whole ADS, subject to adjustment. This represents a conversion rate of 11.382 WPP ADSs, per $1,000 principal amount of notes. Each WPP ADS represents five ordinary shares of WPP.

    The following information is a summary of the material terms of the ordinary shares as specified in WPP's articles of association as presently in effect. You are encouraged to read WPP's memorandum and articles of association which are an exhibit to the registration statement of which this consent solicitation and prospectus forms a part. See also "Description of WPP American Depositary Shares" on page 61.

    The deposit agreement among Citibank, N.A., WPP and the ADS holders governs the rights of holders of WPP ADSs as described in "Description of WPP American Depositary Shares" on page 61. You should be aware that these rights are different from the rights of the owners of WPP ordinary shares.

    All of the issued WPP ordinary shares are fully paid. WPP ordinary shares are represented in certificated form and also in uncertificated form under "CREST." CREST is an electronic settlement system in the United Kingdom which enables WPP ordinary shares to be evidenced other than by a physical certificate and transferred electronically rather than by delivery of a physical certificate. All WPP ordinary shares, including those underlying the WPP ADSs to be issued upon conversion of the notes:

    - may be represented by certificates in registered form issued (subject to the terms of issue of the shares) by WPP's registrars, Computershare Services PLC, P.O. Box 82, The Pavilions, Bridgewater Road, Bristol BS99 7NH, England; or

    - may be in uncertificated form with the relevant CREST member account being credited with the WPP ordinary shares issued.

    Under English law, persons who are neither residents nor nationals of the U.K. may freely hold, vote and transfer ordinary shares in the same manner and under the same terms as U.K. residents or nationals.

DIVIDENDS

    If recommended by the directors of WPP, WPP share owners may, by ordinary resolution, declare final dividends, but no dividends may be declared in excess of the amount recommended by the directors. The directors may also pay interim dividends without share owner approval. No dividend may be paid other than out of profits available for distribution under the U.K. Companies Act. Dividends on WPP ordinary shares will be announced and paid in pounds sterling. Dividends with respect to ordinary shares underlying WPP ADSs will be converted into U.S. dollars by the ADS depositary and distributed to the holders of WPP ADSs as described in "Description of WPP American Depositary Shares--Share Dividends and Other Distributions" on page 61.

    WPP's articles of association permit a scrip dividend scheme under which registered owners of WPP ordinary shares may be given the opportunity to elect to receive fully paid WPP ordinary shares instead of cash, or a combination of shares and cash, with respect to future dividends.

VOTING RIGHTS

    Every holder of WPP ordinary shares present in person or (being a corporation) present by a duly authorized representative at a meeting of share owners has one vote on a vote taken by a show of hands and on a poll every holder of WPP ordinary shares who is present in person or by proxy has one vote for each share of which he is the holder. Voting at any meeting of share owners is by a show of hands unless a poll is demanded. A poll may be demanded by:

    - the chairman of the meeting;

    - at least five share owners having the right to vote at the meeting;

    - any share owner or share owners representing one-tenth or more of the total voting rights for all the members having the right to vote at the meeting; or

    - a share owner or share owners holding shares conferring a right to vote at the meeting on which the aggregate sum paid up is equal to not less than one-tenth of the total sum paid up on all the shares conferring such right.

    WPP has agreed that it will include for consideration by its share owners, at the first annual general meeting after completion of the merger, a resolution to amend its articles of association to provide, among other things, that all special and extraordinary resolutions are to be taken on a poll.

    Ordinary resolutions decided on a show of hands must be approved by at least a majority of the share owners present in person or by proxy. If a poll is demanded, the resolution conducted on a poll must be approved by holders of at least a majority of the votes cast. Both special and extraordinary resolutions require the affirmative vote of at least 75% of the votes cast in person or by proxy to be approved. If a poll is demanded, the special or extraordinary resolution conducted on a poll must be approved by at least 75% of the votes cast.

    Registered holders of WPP ordinary shares may appoint a proxy to attend and vote on their behalf at any share owners meeting. WPP has agreed in the merger agreement that it will include for consideration by its share owners, at the first annual general meeting after completion of the merger, a resolution to amend WPP's articles of association to permit proxies to speak at share owners meetings.

    Registered holders of WPP ADSs may vote the ordinary shares underlying their ADSs by supplying voting instructions to the ADS depositary, who will endeavor to vote the ordinary shares underlying the ADSs in accordance with those instructions.

    WPP has agreed in the merger agreement that it will include for consideration by its share owners, at the first annual general meeting after completion of the merger, a resolution to amend its articles of association to permit holders of WPP ADSs to attend, speak and vote at share owners meetings.

LIQUIDATION RIGHTS

    In the event of the liquidation of WPP, after payment of all liabilities and applicable deductions under U.K. laws, including under Section 719 of the U.K. Companies Act 1985 or Section 187 of the U.K. Insolvency Act 1986, which enables the liquidator to make payments to employees or former employees on the cessation or transfer of WPP's business, the remaining assets will be divided equally among the holders of the WPP ordinary shares. The liquidator, however, may divide among the share owners IN SPECIE the whole or any part of the remaining assets and may determine how such division should be carried out as among the share owners if the liquidator is authorized to do so by extraordinary resolution of the share owners.

PREEMPTIVE RIGHTS AND NEW ISSUES OF SHARES

    Under Section 80 of the U.K. Companies Act, directors are, with certain exceptions, unable to allot relevant securities without the authority of the share owners in a general meeting. Relevant securities as defined in the U.K. Companies Act would include WPP ordinary shares or securities convertible into WPP ordinary shares. In addition, Section 89 of the U.K. Companies Act imposes further restrictions on the issue of equity securities (as defined in the U.K. Companies Act, which would include WPP ordinary shares and securities convertible into ordinary shares) which are, or are to be, paid up wholly in cash and not first offered to existing share owners.

    WPP's articles of association allow share owners in a general meeting to authorize the directors, for a period up to five years, to allot relevant securities generally up to an aggregate nominal amount fixed by the share owners, and to allot equity securities for cash other than in connection with a rights issue. In accordance with institutional investor guidelines, the nominal amount of relevant securities to be fixed by share owners is normally restricted to one-third of the existing issued ordinary share capital, and the amount of equity securities to be issued for cash other than in connection with a rights issue is restricted to 5% of the existing issued ordinary share capital. At WPP's annual general meeting in 2000, these amounts were fixed at L25,693,103 and L3,892,894, respectively.

    At WPP's extraordinary general meeting convened in connection with the merger, WPP's share owners will vote on a proposed resolution to authorize the WPP board to allot equity securities for cash on a non-preemptive basis up to an
aggregate nominal amount of L            .

    The authorities referred to above granted to the directors at the annual general meeting in 2000 expire on June 25, 2005.

DISCLOSURE OF INTERESTS IN SHARES

    The U.K. Companies Act gives WPP the power to require persons whom it believes to have an interest in its voting shares, to disclose certain information with respect to those interests. Failure to supply the information required may lead to disenfranchisement of the relevant shares and a prohibition on their transfer and receipt of dividends and payments in respect of those shares. In this context, the term "interest" is widely defined and will generally include an interest of any kind whatsoever in voting shares, including any interest of a holder of a WPP ADS. See "Description of WPP American Depositary Shares--Disclosure of Interests" on page 65.

CHANGES IN CAPITAL

    WPP share owners may pass an ordinary resolution to do any of the following:

    - increase its share capital by the creation of new shares of such amount as the resolution prescribes;

    - consolidate and divide all or any of its share capital into new shares of a larger amount than its existing shares;

    - divide some or all of WPP's shares into shares of a smaller nominal amount; and

    - cancel any shares which have not, at the date of the relevant resolution, been taken or agreed to be taken by any person and reduce the amount of its authorized share capital by the amount of the shares so canceled.

    WPP will also be able to:

    - with the authority of share owners by special resolution, purchase its own shares; and

    - by special resolution and, where required by the U.K. Companies Act, with the sanction of the court, reduce its share capital, any capital redemption reserve, share premium account or any other undistributable reserve.

TRANSFER OF SHARES

    Except as described in this paragraph, WPP's articles of association will not restrict the transferability of WPP ordinary shares. WPP ordinary shares will be able to be transferred by an instrument in any usual form or in any form acceptable to the directors. The board may refuse to register a transfer:

    - if it is of shares which are not fully paid;

    - if it is of shares on which WPP has a lien;

    - if it is not stamped and duly presented for registration, together with the share certificate and evidence of title as the board reasonably requires;

    - if it is with respect to more than one class of shares;

    - if it is in favor of more than four persons jointly; or

    - in certain circumstances, if the holder has failed to provide the required particulars to the investigating power referred to under "--Disclosure of Interests in Shares" above.

    WPP may not refuse to register transfers of WPP ordinary shares if this refusal would prevent dealings in the shares on the London Stock Exchange from taking place on an open and proper basis.

    If the board refuses to register a transfer of a share, it shall, within two months after the date on which the transfer was lodged, send to the transferee notice of the refusal.

    The registration of transfers may be suspended at any time and for any period as the directors may determine. The register of share owners may not be closed for more than 30 days in any year.

GENERAL MEETINGS AND NOTICES

    A share owner who is not registered on WPP's register of share owners with an address in the U.K. and who has not supplied to WPP an address within the U.K. for the purpose of giving notice will not be entitled to receive notices from WPP. In certain circumstances, WPP will be able to give notices to share owners by advertisement in newspapers in the U.K. Holders of WPP ADSs will be entitled to receive notices under the terms of the deposit agreement relating to WPP ADSs. See "Description of WPP American Depositary Shares--Voting Rights" on page 63. Under English law, WPP is required to hold an annual general meeting of share owners within 15 months after the preceding annual general meeting and, subject to the foregoing, the meeting may be held at a time and place determined by the directors.

LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    English law does not permit WPP to exempt any director or officer from any liability arising from negligence, default breach of duty or breach of trust against WPP.

    English law also does not permit WPP to indemnify a director or officer against any liability arising from negligence, default, breach of duty or breach of trust against the company, except that indemnification is allowed for liabilities incurred in proceedings in which judgment is entered in favor of the director or officer or the director or officer is acquitted, or the director or officer is held liable, but the court finds that he or she acted honestly and reasonably and that relief should be granted. WPP's articles of association provide that to the extent permitted by the U.K. Companies Act, every director or other officer or an auditor of WPP is to be indemnified against liabilities he incurs in the actual or purported discharge of his duties or exercise of his power. The U.K. Companies Act enables companies to purchase and maintain insurance for directors, officers and auditors against any liability arising from negligence, default, breach of duty or breach of trust against the company. WPP maintains directors' and officers' insurance.

REGISTRAR

    The registrar for WPP ordinary shares is Computershare Services PLC, P.O. Box 82, The Pavilions, Bridgewater Road, Bristol BS99 7NH, England.

                 DESCRIPTION OF WPP AMERICAN DEPOSITARY SHARES

GENERAL

    Whether or not noteholders approve the proposed amendments, in accordance with the terms of the indenture governing the notes, after the merger, your notes will be convertible into WPP ADSs at a conversion price of $73.36 per .835 of a WPP ADS, or a conversion price of $87.856 for each whole ADS, subject to adjustment. This represents a conversion rate of 11.382 WPP ADSs per $1,000 principal amount of the notes.

    Citibank, N.A. as depositary will issue WPP ADSs to you in the form of a certificated American depositary receipt upon conversion of your notes. Each ADS will represent an ownership interest in, and the right to receive, five WPP ordinary shares, which WPP will deposit with the custodian, which currently is Citibank, N.A.--London Branch. Each ADS will also represent securities, cash or other property deposited with the depositary but not distributed to ADS holders. The depositary's principal office is located at 111 Wall Street, 5th Floor, New York, New York 10043, and the custodian's principal office is located at 11 Old Jewry, London EC2R 8DB, England.

    Because the depositary will be the legal owner of the underlying ordinary shares, ADS holders will generally exercise their rights as share owners through the depositary.

    You may hold ADSs either directly or indirectly through your broker or financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

    The following is a summary of the deposit agreement between WPP, the depositary and the holders of ADSs. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the deposit agreement and the American depositary receipts evidencing the ADSs. We describe in "Summary--Where You Can Find More Information" on page 16 how you can obtain copies of the deposit agreement and the ADSs. In addition, you may inspect the deposit agreement and the ADR, at the principal office of the depositary and at the office of the custodian.

    We describe the information that WPP is required to file with the SEC under the Exchange Act and the information it delivers to holders of ADSs under "The Proposed Amendments--The Financial Information Amendment" on page 26.

SHARE DIVIDENDS AND OTHER DISTRIBUTIONS

HOW WILL ADS HOLDERS RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS ON THE ADSS?

    The depositary will pay to the ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. The ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent. However, before making any distribution, the depositary will deduct any withholding taxes that must be paid under applicable laws. See "Material Tax Consequences" on page 30.

    - CASH. The depositary will, promptly after payment, convert into U.S. dollars any cash dividend or distribution WPP pays on the ordinary shares. If conversion into U.S. dollars is not possible on a reasonable basis or if a necessary governmental approval cannot be obtained on a reasonable basis, the depositary may distribute the pounds sterling only to those ADS holders to whom it is practicable to do so or hold the pounds sterling it cannot convert for the account of the ADS holders who have not been paid. The depositary will not invest the pounds sterling and it will not be liable for any interest. The depositary will distribute only whole U.S. dollars and cents.

    - SHARES. If WPP distributes ordinary shares as a dividend or free distribution, the depositary will either distribute new ADSs representing the distributed shares or, if new ADSs are not distributed, the ADSs then outstanding will also represent the distributed shares. If the depositary distributes new ADSs, it will only distribute whole ADSs and will sell shares which would require it to issue a fractional ADS and distribute the net proceeds to the ADS holders otherwise entitled to those shares.

    - RIGHTS TO RECEIVE ADDITIONAL SHARES. If WPP offers holders of ordinary shares any rights, including rights to subscribe for additional shares, the depositary may, after consulting with WPP and if requested by WPP, distribute these rights to the holders of ADSs. If the depositary determines that it is not legal or not feasible to make these rights available to the holder of ADSs, the depositary may sell the rights and allocate the net proceeds to holders' accounts and, to the extent practicable distribute the net proceeds to the holders of ADSs in the same way it distributes cash. If WPP does not instruct the depositary otherwise, the depositary may allow rights that are not distributed or sold to lapse.

      U.S. securities laws may restrict the distribution of rights or the securities for which the rights are exercisable. The depositary will not offer holders of ADSs rights unless the offer and distribution of those rights and the securities to which the rights are exercisable are either exempt from registration or have been registered under the Securities Act. The deposit agreement does not obligate WPP to register under the Securities Act those rights or the securities for which they are exercisable.

    - OTHER DISTRIBUTIONS. The depositary will send to the ADS holders anything else WPP distributes on deposited securities by any means the depositary thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary may decide to sell what WPP distributed and distribute the net proceeds, in the same way as it distributes cash.

    The deposit agreement does not obligate WPP to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders.

DEPOSIT, WITHDRAWAL AND CANCELLATION

HOW DOES THE DEPOSITARY ISSUE ADSS?

    The depositary will issue the ADSs that noteholders are entitled to receive upon conversion of their guaranteed notes in certificated ADR form, against deposit of the underlying ordinary shares. The depositary will issue ADSs to any person who deposits ordinary shares, along with any appropriate instruments of transfer, or endorsement, with the custodian. As a condition to issuing the ADSs for deposited ordinary shares, the depositary may require delivery of evidence of any necessary approvals of the governmental agency in England, if any, which is responsible for regulating currency exchange at that time, and an agreement transferring any rights as a share owner to receive dividends or other property. Upon payment of its fees and of any taxes or charges, including stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names requested by the person depositing the ordinary shares and will issue certificated ADRs representing ADSs or, if the depositing person specifically requests, deliver the ADRs at the depositary's principal office to the persons requested. THESE TAXES OR CHARGES WILL NOT BE PAYABLE BY NOTEHOLDERS IN CONNECTION WITH THEIR RECEIPT OF WPP ADSS UPON CONVERSION OF THEIR NOTES.

HOW DO ADS HOLDERS CANCEL AN ADS AND OBTAIN ORDINARY SHARES?

    Subject to applicable law, holders of ADSs may submit a written request to withdraw ordinary shares and turn in their ADRs, at the principal office of the depositary. Ordinary shares that an ADS holder withdraws will be delivered in registered form or by electronic delivery. Upon payment of its fees and of any taxes or charges, including stamp taxes or stock transfer taxes and fees, the depositary will deliver the deposited securities underlying the ADSs at the office of the custodian, unless delivered electronically. The depositary may, however, deliver at its principal office any dividends or distributions with respect to the ordinary shares represented by the ADSs being turned in, or any proceeds from the sale of any dividends, distributions or rights, which may be held by the depositary. Alternatively, at the request, risk and expense of the ADS holder, the depositary will deliver the ordinary shares at its principal office in New York City.

VOTING RIGHTS

HOW DO ADS HOLDERS VOTE?

    As soon as practicable after the depositary receives notice of any meeting of WPP share owners, the depositary will fix a record date with respect to that meeting for the purpose of allowing the ADS holders to give the depositary instructions as to how to vote. The depositary will notify all registered holders of ADSs as of that record date and deliver various materials to the ADS holders. These materials will (1) describe the meeting time, place and the matters to be voted on and (2) explain how the ADS holder may instruct the depositary to vote the ordinary shares underlying the holder's ADSs. For instructions to be valid, the depositary must receive them on or before the date specified in the instructions. The depositary will, to the extent practical, subject to applicable law and the provisions of the memorandum and articles of association of WPP, vote the underlying ordinary shares as you instruct. The depositary will only vote as you instruct. The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. If a holder of ADSs holds the ADSs through a brokerage account or in a "street name" the holder must instruct the registered holder to instruct the depositary with regard to voting the ordinary shares underlying the ADSs.

    Although a holder of WPP ADSs is currently not entitled to attend, speak and vote at WPP share owner meetings, WPP has agreed in the merger agreement that it will include for consideration by its share owners at the first annual general share owners meeting after completion of the merger a resolution to amend WPP's articles of association to permit holders of ADSs to attend, speak and vote at share owners meetings.

FEES AND EXPENSES

--------------------------------------------------------------------------------------------
                    FOR:                                   ADS HOLDERS MUST PAY:
- Each issuance of an ADR, including           $5.00 (or less) per 100 ADSs
  issuances as result of a share dividend,
  share split or an exchange of shares for
  the underlying WPP ordinary shares

- Each surrender of an ADR, including if the   $5.00 (or less) per 100 ADSs
  deposit agreement terminates

- Each cash distribution                       $2.00 (or less) per 100 ADSs

- Transfer and registration of ordinary        Registration or transfer fees
  shares on WPP's share register from or to
  the name of the depositary or its agent
  when ordinary shares are deposited or
  withdrawn

- Transfers of ADRs                            $1.50 (or less) per ADR certificate

- Conversion of pounds sterling to U.S.        Fees and expenses incurred by the depositary
  dollars

- Cable, telex, facsimile transmission and     Fees and expenses incurred by the depositary
  delivery expenses, if expressly provided in
  the agreement

- As necessary                                 Certain taxes and governmental charges the
                                               depositary or the custodian has to pay on any
                                               ADS or ordinary share underlying an ADS, for
                                               example, stock transfer taxes, stamp duty
                                               reserve tax or withholding taxes
  ------------------------------------------------------------------------------------------

    NO TAXES OR CHARGES WILL BE PAYABLE BY NOTEHOLDERS IN CONNECTION WITH THEIR RECEIPT OF WPP ADSS UPON CONVERSION OF THEIR NOTES.

PAYMENT OF TAXES

    The depositary may deduct the amount of any taxes owed from any payments to the ADS holders. It may also restrict the transfer of ADSs or restrict the withdrawal of underlying deposited securities until the ADS holders pay any taxes owed on the ADSs or the underlying ordinary shares. It may also sell deposited shares to pay any taxes owed. The ADS holders will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited shares, it will, if appropriate, reduce the number of ADSs held to reflect the sale and pay any proceeds, or send any property, remaining after it has paid the taxes.

RECLASSIFICATIONS, RECAPITALIZATIONS AND MERGERS

    If WPP:

    - Changes the nominal or par value of any of the WPP ordinary shares;

    - Reclassifies, splits or consolidates any of the WPP ordinary shares;

    - Distributes securities on any of the WPP ordinary shares that are not distributed to you; or

    - Recapitalizes, reorganizes, merges, consolidates or sells its assets, then:

    (1) the cash, shares or other securities received by the depositary will become new deposited securities under the deposit agreement, and each ADS will automatically represent its equal share of the new deposited securities; and

    (2) the depositary will, if WPP asks it to, issue new ADSs or ask holders of ADSs to surrender their outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

DISCLOSURE OF INTERESTS

    The obligation of a holder of WPP ordinary shares and other persons with an interest in the shares to disclose information to WPP under English law also applies to holders of ADSs and any other persons with an interest in the ADSs. The consequences for failure to comply with these provisions will be the same for holders of ADSs and any other persons with an interest as for a holder of WPP ordinary shares. See "Description of WPP Ordinary Shares--Disclosure of Interests in Shares" on page 59.

AMENDMENT AND TERMINATION

HOW MAY THE DEPOSIT AGREEMENT BE AMENDED?

    WPP may agree with the depositary to amend the deposit agreement and the WPP ADRs without the consent of holders of the ADSs for any reason. If the amendment adds or increases fees or charges, except for taxes and governmental charges, or prejudices any substantial right of the ADS holders, it will only become effective 60 days after the depositary notifies the ADS holders of the amendment. AT THE TIME AN AMENDMENT BECOMES EFFECTIVE, HOLDERS OF THE ADSS ARE CONSIDERED, BY CONTINUING TO HOLD THEIR ADSS, TO CONSENT TO THE AMENDMENT AND TO BE BOUND BY THE DEPOSIT AGREEMENT AS AMENDED. HOWEVER, NO AMENDMENT WILL IMPAIR THE RIGHT OF HOLDERS OF THE ADSS TO RECEIVE THE DEPOSITED SECURITIES IN EXCHANGE FOR THEIR ADSS.

HOW MAY THE DEPOSIT AGREEMENT BE TERMINATED?

    The depositary will terminate the deposit agreement if WPP asks it to do so, in which case it must notify the holder of the ADSs at least 30 days before termination. The depositary may also resign by providing written notice of its resignation to WPP. This resignation will be effective upon the earlier of
(1) 60 days or (2) WPP's appointment of a successor depositary. If the depositary notifies WPP of its resignation and WPP fails to appoint a new depositary within 60 days, the depositary may terminate the depositary agreement without the approval of WPP by notifying holders of the ADSs at least 30 days prior to the termination.

    If any ADSs remain outstanding after termination, the depositary will stop registering the transfer of ADSs, will stop distributing dividends to ADS holders, and will not give any further notices or do anything else under the deposit agreement other than:

    - collect dividends and distributions on the deposited securities;

    - sell rights and other property offered to holders of deposited securities; and

    - deliver ordinary shares and other deposited securities upon cancellation of ADSs.

    At any time after six months after termination of the deposit agreement, the depositary may sell any remaining deposited securities. After that, the depositary will hold the money it received on the sale, as well as any cash it is holding under the agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary's only obligations will be to account for the money and cash. After termination, WPP's only obligations will be with respect to indemnification of, and to pay specified amounts to, the depositary.

ADS HOLDER'S RIGHT TO RECEIVE THE ORDINARY SHARES UNDERLYING THE ADSS

    You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

    - due to temporary delays caused by the depositary or WPP closing its transfer books, the deposit of ordinary shares in connection with voting at a share owners meeting, or the payment of dividends;

    - when the ADS holder owes money to pay fees, taxes and similar charges; or

    - when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

    This right of withdrawal may not be limited by any provision of the deposit agreement.

LIMITATIONS ON OBLIGATIONS AND LIABILITY TO ADS HOLDERS

    The deposit agreement expressly limits the obligations of WPP and the depositary. It also limits the liability of WPP and the depositary. WPP and the depositary:

    - are only obligated to perform those obligations as are specifically set forth in the deposit agreement in good faith and using its reasonable judgment;

    - are not liable if either of them is prevented or delayed by law, any provision of the WPP memorandum and articles of association or circumstances beyond their control from performing their obligations under the agreement;

    - are not liable if either of them exercises, or fails to exercise, discretion permitted under the agreement;

    - have no obligation to become involved in a lawsuit or proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party unless they are indemnified to their satisfaction;

    - may rely upon any advice of or information from any legal counsel, accountants, any person depositing ordinary shares, any ADS holder or any other person whom they believe in good faith is competent to give them that advice or information; and

    - may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties.

    In the deposit agreement, WPP and the depositary agree to indemnify each other under specified circumstances.

    The depositary and its agents are not liable for any failure to carry out any instructions to vote any of the ordinary shares, for the manner in which any of these votes are cast or for the effect of these votes.

    The depositary may own and deal in any class of securities of WPP and its affiliates and in ADSs.

REQUIREMENTS FOR DEPOSITARY ACTIONS

    Before the depositary will issue or register the transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, WPP or the depositary may require:

    - payment of taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities, as well as the fees and expenses of the depositary;

    - production of satisfactory proof of the identity of the person presenting ordinary shares for deposit or ADSs upon withdrawal, and of the genuineness of any signature or other information they deem necessary; and

    - compliance with regulations the depositary may establish consistent with the deposit agreement, including presentation of transfer documents.

    The depositary may refuse to deliver, transfer, or register transfers of ADSs generally when the transfer books of the depositary are closed or at any time if the depositary or WPP, in good faith thinks it advisable to do so.

                                 EXCHANGE RATES

    This table sets forth, for each period indicated, the high and low exchange rates for one pound sterling expressed in U.S. dollars, the average exchange rate during that period, and the exchange rate at the end of that period.

                                                                         YEAR ENDED DECEMBER 31,
                                        SIX MONTHS ENDED   ----------------------------------------------------
                                         JUNE 30, 2000       1999       1998       1997       1996       1995
                                        ----------------   --------   --------   --------   --------   --------
High..................................      $1.6537        $1.6765    $1.7222    $1.7035    $1.7123    $1.6440
Low...................................       1.4702         1.5515     1.6114     1.5775     1.4948     1.5302
Average...............................       1.5694         1.6146     1.6602     1.6397     1.5733     1.5803
Period End............................       1.5130         1.6150     1.6628     1.6427     1.7123     1.5535

    As of             , 2000, the latest practicable date for which exchange
rate information was available prior to the printing of this document, the exchange rate for one pound sterling expressed in U.S. dollars was
$            .

    This table sets forth, for each period indicated, the high and low exchange rates for one U.S. dollar expressed in pounds sterling, the average exchange rate during that period, and the exchange rate at the end of that period.

                                                                         YEAR ENDED DECEMBER 31,
                                        SIX MONTHS ENDED   ---------------------------------------------------
                                         JUNE 30, 2000          1999              1998              1997
                                        ----------------   ---------------   ---------------   ---------------
High..................................          L0.6802            L0.6445           L0.6205           L0.6339
Low...................................           0.6047             0.5965            0.5807            0.5870
Average...............................           0.6372             0.6193            0.6023            0.6099
Period End............................           0.6609             0.6192            0.6014            0.6088

                                             YEAR ENDED DECEMBER 31,
                                        ---------------------------------
                                             1996              1995
                                        ---------------   ---------------
High..................................          L0.6690           L0.6535
Low...................................           0.5840            0.6083
Average...............................           0.6356            0.6328
Period End............................           0.5840            0.6437

    As of             , 2000, the latest practicable date for which exchange
rate information was available prior to the printing of this document, the
exchange rate for one U.S. dollar was L            .

    All of the exchange rate information set forth above is based on the noon buying rates in New York City for cable transfer in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on the relevant dates.

                         MARKET PRICE AND DIVIDEND DATA

MARKET PRICES

    The primary trading market for the WPP ordinary shares is the London Stock Exchange, where they are traded under the ticker symbol "WPP." The WPP ordinary shares are also traded on German stock exchanges in Berlin, Frankfurt, Munich, and Stuttgart. WPP ADSs, each representing five ordinary shares, are issued by a depositary and are quoted on the Nasdaq National Market, where their ticker symbol is "WPPGY."

    The table below sets forth, for the calendar quarters indicated, the highest and lowest middle-market quotations for the ordinary shares as derived from the Daily Official List on the London Stock Exchange and the range of high and low bid prices of WPP ADSs as quoted on the Nasdaq National Market.

                                                                      WPP
                                                                   ORDINARY
                                                                    SHARES                 WPP ADSS(1)
                                                              -------------------   -------------------------
                                                                HIGH       LOW         HIGH           LOW
                                                              --------   --------   -----------   -----------
                                                                  (L PER WPP               ($ PER ADS)
                                                                   ORDINARY
                                                                    SHARE)
YEAR ENDED DECEMBER 31, 1998
  First Quarter.............................................    3.43       2.43      29 3/16      20 1/4
  Second Quarter............................................    4.27       3.43      35 3/4       28 3/4
  Third Quarter.............................................    4.67       2.71      38 1/2       22 13/16
  Fourth Quarter............................................    3.78       2.02      32 3/8       18
YEAR ENDED DECEMBER 31, 1999
  First Quarter.............................................    5.49       3.59      44 3/8       30 7/16
  Second Quarter............................................    5.75       4.98      46           39 3/4
  Third Quarter.............................................    6.27       5.39      50 7/16      42 11/16
  Fourth Quarter............................................    9.96        5.7      83 1/8       47 1/2
YEAR ENDED DECEMBER 31, 2000
  First Quarter.............................................   13.24       8.68     102 9/16      70 1/8
  Second Quarter............................................   11.20       7.10      88           56 1/4
  Third Quarter (through August       , 2000)...............

------------------------

(1) With effect from November 16, 1999, WPP split its existing ADSs on a two-for-one basis so that a WPP ADS is now equivalent to five ordinary shares. Comparative figures for prior periods have been restated accordingly.

    On             , 2000, the last trading day for which information was
available prior to the printing of this consent solicitation and prospectus, the last middle market quotation of the ordinary shares on the London Stock Exchange
was L      per ordinary share and the high and low bid prices for the WPP ADSs
as quoted on the Nasdaq National Market were $      and $      , respectively.

    As of             , 2000 the last date prior to the printing of this consent solicitation and prospectus for which it was practicable for us to obtain
information, there were approximately             registered holders of WPP
ordinary shares and             registered holders of WPP ADSs.

DIVIDEND DATA

    The following table sets forth dividends announced and paid in respect of WPP ADSs and ordinary shares, on a per ADS and per ordinary share basis for the periods indicated, but does not include the associated U.K. tax credit that may be available to beneficial owners of WPP ADSs or ordinary shares who are resident in the U.S. for tax purposes. See "Material Tax Consequences--United Kingdom Tax Consequences of Owning WPP ADSs and Ordinary Shares" on page 36. The percentage of any dividend represented by the associated U.K. tax credit has varied over the periods indicated. As of April 6, 1999, the U.K. tax credit is now effectively completely set off by the amount of applicable U.K. withholding taxes. The U.K. tax credit is currently one-ninth of the cash dividend.

    Dividends have been translated from pounds sterling per WPP ADS into U.S. dollars using the closing exchange rate as reported by Bloomberg on the date the dividends were paid. Dividends have historically been paid semi-annually, with the regular interim dividend paid in November and the regular final dividend paid in July of the next year, subject to approval by WPP's share owners. See "Exchange Rates" on page 67 and "Description of WPP Ordinary Shares--Dividends" on page 57 and "Description of WPP American Depositary Shares--Share Dividends and Other Distributions" on page 61.

                                                                DIVIDENDS PER WPP ORDINARY
                                                                   SHARE AND WPP ADS(1)
                                                              ------------------------------
                                                              INTERIM     FINAL      TOTAL
                                                              --------   --------   --------
YEAR ENDED DECEMBER 31,
1995
  Ordinary Share............................................   0.445p     0.865p     1.310p
  ADS.......................................................  3.5 CENTS  6.7 CENTS  10.2 CENTS
1996
  Ordinary Share............................................   0.556p     1.144p       1.7p
  ADS.......................................................  4.7 CENTS  9.7 CENTS  14.4 CENTS
1997
  Ordinary Share............................................    0.70p      1.43p      2.13p
  ADS.......................................................  5.9 CENTS  11.8 CENTS 17.7 CENTS
1998
  Ordinary Share............................................    0.84p      1.72p      2.56p
  ADS.......................................................  7.0 CENTS  13.4 CENTS 20.4 CENTS
1999
  Ordinary Share............................................    1.00p       2.1p       3.1p
  ADS.......................................................  8.1 CENTS  15.8 CENTS 23.9 CENTS

------------------------

(1) With effect from November 16, 1999, WPP split its existing ADSs on a two-for-one basis so that a WPP ADS is now equivalent to five ordinary shares. Comparative figures for prior periods have been restated accordingly.

                                 LEGAL OPINIONS

    The validity of the WPP guarantee has been passed upon for WPP by Fried, Frank, Harris, Shriver & Jacobson, as to certain matters of New York law and by Allen & Overy, as to certain matters of United Kingdom law.

    The validity of the WPP ordinary shares underlying the WPP ADSs issuable upon conversion of the guaranteed notes has been passed upon for WPP by Allen & Overy.

    The validity of the notes has been passed upon for Y&R by Stephanie W. Abramson, Executive Vice President, General Counsel and Secretary of Y&R.
Ms. Abramson is also a stockholder of Y&R and a holder of options to purchase shares of Y&R common stock.

                                    EXPERTS

    The consolidated financial statements of Y&R as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 incorporated into this consent solicitation and prospectus by reference to Y&R's Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The audited consolidated financial statements of WPP as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 incorporated by reference into this consent solicitation and prospectus to WPP's Annual Report on Form 20-F for the year ended December 31, 1999, have been audited by Arthur Andersen, independent auditors, as indicated in their report with respect hereto, and are included in reliance upon the authority of said firm as experts in giving said reports.

                                                                      APPENDIX A

                          FORM OF PROPOSED AMENDMENTS

    This Appendix sets forth the text of the material provisions of the proposed amendments to the Indenture between Young & Rubicam Inc. and The Bank of New York, as trustee, governing Y&R's 3% Convertible Subordinated Notes due 2005 and to the related Registration Agreement substantially in the form in which they would be adopted. Proposed additions are italicized and proposed deletions are in brackets. Note that this text may be modified or supplemented in connection with our adoption of the proposed amendments in a manner that would not require us to obtain additional consents.

FINANCIAL INFORMATION AMENDMENT

    Section 4.02 of the Indenture would be amended to read in its entirety (with the deleted paragraph set forth in brackets below) as follows:

    SECTION 4.02 SEC Reports. The Company will comply with the requirements of TIA Section 314(a). In addition, whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company will file with the SEC and furnish (without exhibits) to the Trustee and to the holders of Securities all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and, with respect to annual consolidated financial statements only, a report on the annual consolidated financial statements by the Company's independent accountants. The Company shall not be required to file any report or other information with the SEC if the SEC does not permit such filing. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder.

    [In addition, if the Company at any time is not subject to either
Section 13 or 15(d) of the Exchange Act, the Company will provide to each holder and beneficial owner of Securities and shares of Common Stock issued upon conversion of Securities, and to any prospective purchaser designated by any such holder or beneficial owner, upon request, the information required pursuant to Rule 144A(d)(4) of the Securities Act.]

    The foregoing requirements shall be deemed satisfied so long as the Company is a wholly owned subsidiary of WPP, if WPP prepares and files with the SEC all reports and other documents required to be filed by WPP pursuant to
Section 13(a) or Section 15(d) of the Exchange Act and WPP furnishes or causes to be furnished to the Trustee and each holder of Securities, on the same basis and in the same manner as furnished to holders of all WPP ADSs financial information furnished by WPP or the ADS Depositary to holders of WPP ADSs.

REGISTRATION AGREEMENT AMENDMENT

    The following provision would be added to the Registration Agreement:

    7.  Release.  As of             , 2000, the Company shall be released from
its obligations under Sections 2 and 3 of this Agreement, and from and after such date, the Company shall have no further obligations thereunder.

                                                                      APPENDIX B

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

INTRODUCTORY NOTE

    The following Unaudited Pro Forma Condensed Consolidated Financial Information gives pro forma effect to the merger, after giving effect to the pro forma adjustments described in the accompanying notes. We have prepared this financial information from, and you should read it in conjunction with, the historical consolidated financial statements, including applicable notes thereto, of WPP and Y&R that we have incorporated by reference into this consent solicitation and prospectus. For information on how to obtain any of those documents, see "Summary--Where You Can Find More Information" on page 16 in the consent solicitation and prospectus to which this Unaudited Pro Forma Condensed Financial Information is an Appendix.

    We have provided the Unaudited Pro Forma Condensed Consolidated Financial Information for illustrative purposes only. This information does not purport to represent what the actual results of operations or the financial position of WPP would have been if the merger had actually occurred on the dates assumed and does not necessarily indicate what WPP's future operating results or consolidated financial position will be.

    We have prepared the Unaudited Pro Forma Condensed Consolidated Financial Information in accordance with U.K. GAAP, which differs in certain respects from U.S. GAAP. The Notes to the financial statements included in WPP's Annual Report on Form 20-F for the year ended December 31, 1999 describe the principal differences between U.K. GAAP and U.S. GAAP as they relate to WPP. We have included in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information a summary of the estimated material adjustments to profit attributable to ordinary share owners and equity share owners' funds which would be required if U.S. GAAP had been applied.

    WPP will account for the merger as an acquisition under U.K. GAAP in accordance with Financial Reporting Standard 6, "Acquisitions and Mergers." WPP will account for the merger as a purchase for U.S. GAAP purposes in accordance with APB Opinion No. 16, "Business Combinations."

    The historical financial statements of Y&R were prepared in accordance with U.S. GAAP. For purposes of presenting the Unaudited Pro Forma Condensed Consolidated Financial Information, we have adjusted the historical audited financial information relating to Y&R to include (1) unaudited amounts for turnover (gross billings) and cost of sales and (2) unaudited adjustments to conform Y&R historical financial information with WPP's disclosed accounting policies under U.K. GAAP as described in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

    The pro forma adjustments reflected in the balance sheet data included in the Unaudited Pro Forma Condensed Consolidated Financial Information reflect estimates made by WPP management and assumptions that it believes to be reasonable. The Unaudited Pro Forma Condensed Consolidated Financial Information does not take into account any synergies, including cost savings, or any severance and restructuring costs, which may or are expected to occur as a result of the merger.

    The pro forma amounts pertaining to the consolidated WPP entity in the unaudited pro forma consolidated financial information are presented in pounds sterling. Solely for convenience, we have translated the pro forma amounts into U.S. dollars using a rate of L1.00 to $1.6182, the closing exchange rate on December 31, 1999. You should not construe these translations as a representation that the U.K. pounds sterling amounts actually represent, or could be converted into, U.S. dollars at this rate.

    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED PROFIT AND LOSS ACCOUNT DATA
                      FOR THE YEAR ENDED DECEMBER 31, 1999

    The following unaudited pro forma condensed consolidated profit and loss account data for the year ended December 31, 1999, presented as if the merger took place on January 1, 1999, are derived from (1) the audited historical consolidated profit and loss account of WPP for that period, (2) Y&R's audited historical statement of operations for that period, except for turnover (gross billings) and cost of sales data which are unaudited, and (3) unaudited adjustments to conform Y&R's historical statement of operations with WPP's disclosed accounting policies under U.K. GAAP. No pro forma adjustments were required to be made in the preparation of the unaudited pro forma condensed consolidated profit and loss account data set forth below.

    We prepared the information provided below from, and you should read this information in conjunction with, the historical consolidated financial statements, including applicable notes, of WPP and Y&R, which we have incorporated by reference into this document.

                                                         WPP        Y&R            PRO FORMA
                                                       --------   --------   ---------------------
                                                          L          L           L           L
                                                             (IN MILLIONS, EXCEPT PER SHARE
                                                                  AND PER ADS AMOUNTS)
TURNOVER (GROSS BILLINGS)............................   9,345.9    5,272.1    14,618.0    23,654.8
Cost of Sales........................................  (7,173.3)  (4,210.7)  (11,384.0)  (18,421.5)
REVENUE..............................................   2,172.6    1,061.4     3,234.0     5,233.3
Direct Costs.........................................    (317.3)       0.0      (317.3)     (513.5)
GROSS PROFIT.........................................   1,855.3    1,061.4     2,916.7     4,719.8
Operating Costs......................................  (1,591.8)    (923.4)   (2,515.2)   (4,070.1)
OPERATING PROFIT.....................................     263.5      138.0       401.5       649.7
Income from Associates...............................      27.3        6.6        33.9        54.8
PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST AND
  TAXATION...........................................     290.8      144.6       435.4       704.5
Net interest payable and similar charges.............     (35.4)      (9.2)      (44.6)      (72.1)
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION........     255.4      135.4       390.8       632.4
Tax on profit on ordinary activities before
  exceptional item...................................     (76.6)     (50.6)     (127.2)     (205.3)
Exceptional tax credit arising on exercised stock
  options............................................       n/a       26.2        26.2        41.9
TAX ON PROFIT ON ORDINARY ACTIVITIES.................     (76.6)     (24.4)     (101.0)     (163.4)
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION.........     178.8      111.0       289.8       469.0
Minority interests...................................      (6.0)      (2.7)       (8.7)      (14.1)
PROFIT ATTRIBUTABLE TO ORDINARY SHARE OWNERS.........     172.8      108.3       281.1       454.9
Ordinary dividends...................................     (24.0)      (3.3)      (27.3)      (44.2)
RETAINED PROFIT FOR THE YEAR.........................     148.8      105.0       253.8       410.7
EARNINGS PER SHARE
Basic earnings per ordinary share....................      22.9p      1.58        27.0p       43.7 CENTS
Diluted earnings before exceptional tax credit per
  ordinary share.....................................      22.5p      0.99        22.9p       37.1 CENTS
Diluted earnings per ordinary share..................      22.5p      1.31        25.2p       40.8 CENTS
ORDINARY DIVIDEND PER SHARE
Interim..............................................       1.0p       n/a         n/a         n/a
Final................................................       2.1p       n/a         n/a         n/a
Total................................................       3.1p       4.6p        2.5p        4.1 CENTS
EARNINGS PER ADS
Basic earnings per ADS...............................     114.5p       n/a       135.0p      218.5 CENTS
Diluted earnings before exceptional tax credit per
  ADS................................................     112.5p       n/a       114.5p      185.3 CENTS
Diluted earnings per ADS.............................     112.5p       n/a       126.0p      204.0 CENTS
ORDINARY DIVIDEND PER ADS
Interim..............................................       5.0p       n/a         n/a         n/a
Final................................................      10.5p       n/a         n/a         n/a
Total................................................      15.5p       n/a        12.5p       20.5 CENTS

     THE NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                  INFORMATION
                    ARE AN INTEGRAL PART OF THIS STATEMENT.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1999

    The following unaudited pro forma condensed consolidated balance sheet at December 31, 1999 is derived from (1) the audited historical consolidated balance sheet of WPP at December 31, 1999, (2) the audited historical consolidated balance sheet of Y&R at December 31, 1999, (3) unaudited adjustments to conform Y&R's historical balance sheet to conform to WPP's disclosed accounting policies under U.K. GAAP, and (4) the unaudited pro forma adjustments described in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information. These unaudited pro forma adjustments were determined as if the merger had occurred on December 31, 1999. We prepared the information provided below from, and you should read it in conjunction with, the respective historical consolidated financial statements, including applicable notes, of WPP and Y&R, which we have incorporated by reference into this consent solicitation and prospectus.

                                                                     PRO FORMA
                                                WPP        Y&R      ADJUSTMENTS        PRO FORMA
                                              --------   --------   -----------   -------------------
                                                 L          L            L           L          L
                                              --------   --------   -----------   --------   --------
                                                                   (IN MILLIONS)
FIXED ASSETS
Intangible assets
  Corporate brands..........................     350.0         --          --        350.0      566.4
  Goodwill-existing.........................     410.3      188.1      (188.1)       410.3      664.0
  Goodwill-resulting from the transaction...        --         --     3,024.3      3,024.3    4,893.9
Tangible assets.............................     196.7      122.1        30.9        349.7      565.9
Investments.................................     356.9      101.9       146.9        605.7      980.1
                                              --------   --------     -------     --------   --------
                                               1,313.9      412.1     3,014.0      4,740.0    7,670.3
CURRENT ASSETS
Stocks and work in progress.................     113.5       47.6          --        161.1      260.6
Debtors.....................................   1,040.4      723.0          --      1,763.4    2,853.5
Debtors within working capital facility:
  Gross debts...............................     345.7         --          --        345.7      559.4
  Non-returnable proceeds...................    (214.1)        --          --       (214.1)    (346.5)
Cash at bank and in hand....................     607.0       81.1       217.5        905.6    1,465.5
                                              --------   --------     -------     --------   --------
                                               1,892.5      851.7       217.5      2,961.7    4,792.5

CREDITORS: amounts falling due within one
  year......................................  (2,148.0)  (1,049.8)      (92.7)    (3,290.5)  (5,324.6)
NET CURRENT LIABILITIES.....................    (255.5)    (198.1)      124.8       (328.8)    (532.1)
TOTAL ASSETS LESS CURRENT LIABILITIES.......   1,058.4      214.0     3,138.8      4,411.2    7,138.2
CREDITORS: amounts falling due after more
  than one year.............................    (652.5)    (186.1)         --       (838.6)  (1,357.0)
PROVISIONS FOR LIABILITIES AND CHARGES......     (79.2)      (7.3)         --        (86.5)    (140.0)
                                              --------   --------     -------     --------   --------
NET ASSETS/(LIABILITIES)....................     326.7       20.6     3,138.8      3,486.1    5,641.2
                                              ========   ========     =======     ========   ========
CAPITAL AND RESERVES
Called up share capital.....................      77.5        0.5        37.1        115.1      186.2
Share premium account.......................     602.9      561.7     2,551.3      3,715.9    6,013.2
Other reserves..............................      (1.9)      32.0       (32.0)        (1.9)      (3.1)
Profit and loss account.....................    (360.3)    (582.4)      582.4       (360.3)    (583.0)
                                              --------   --------     -------     --------   --------
EQUITY SHARE OWNERS' FUNDS..................     318.2       11.8     3,138.8      3,468.8    5,613.3
Minority interests..........................       8.5        8.8          --         17.3       27.9
                                              --------   --------     -------     --------   --------
TOTAL CAPITAL EMPLOYED......................     326.7       20.6     3,138.8      3,486.1    5,641.2
                                              ========   ========     =======     ========   ========

     THE NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                  INFORMATION
                    ARE AN INTEGRAL PART OF THIS STATEMENT.

 NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.  TRANSLATION OF Y&R CONSOLIDATED FINANCIAL STATEMENTS

    Y&R presents its financial statements in U.S. dollars. Solely for convenience, the results of Y&R, as adjusted and restated to conform with WPP accounting policies applied under U.K. GAAP, have been translated into pounds sterling using a rate of $1.6178 to L1.00, the average exchange rate for the year ended December 31, 1999. The balance sheet has been translated into pounds sterling using a rate of $1.6182 to L1.00, the closing rate as reported by Bloomberg on December 31, 1999.

    These translations should not be construed as a representation that the U.S. dollar amounts actually represent, or could be converted into, pounds sterling at the rates indicated.

2.  UNAUDITED PRO FORMA ACQUISITION ADJUSTMENTS

    The Unaudited Pro Forma Condensed Consolidated Financial Information records the merger as being accounted for as an acquisition with the excess of the fair value of the consideration over the fair value of net assets acquired being allocated to goodwill.

    The Unaudited Pro Forma Condensed Consolidated Financial Information assumes that WPP will issue 4.175 WPP ordinary shares, equivalent to .835 of a WPP ADS, in exchange for each share of Y&R common stock. The total purchase price assumed is based upon the WPP ADS price at closing on May 11, 2000 of $63.50 and assumes the exercise of all Y&R stock options outstanding at that date. As a result
81.2 million new WPP ADSs are assumed to be issued.

    Estimated professional fees of L55.6 million (primarily legal, investment bankers' and accountants' fees) and stamp duty of L37.1 million related to the acquisition are assumed to be accounted for as acquisition costs and share issue costs, respectively.

    A preliminary allocation of the purchase price has been performed for purposes of the Unaudited Pro Forma Condensed Consolidated Financial Information based on initial appraisal estimates and other valuation studies which are in process and which WPP believes are reasonable. The final allocation is subject to completion of these studies, which is expected to be within the next twelve months. A summary, in accordance with U.K. GAAP, is shown below:

                                                                    L
                                                              (IN MILLIONS)
                                                              -------------
Share consideration (L37.5 million share capital; L3,150.2
  million share premium)....................................     3,187.7
Professional fees...........................................        55.6
Total purchase consideration................................     3,243.3
Less: Fair value of net assets acquired (see below).........      (219.0)
Goodwill....................................................     3,024.3

 NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  (CONTINUED)

2.  UNAUDITED PRO FORMA ACQUISITION ADJUSTMENTS (CONTINUED)
    Fair value adjustments relate to intangible fixed assets, tangible fixed assets, fixed asset investments and the proceeds from the exercise of Y&R stock options.

                                                                    L
                                                              (IN MILLIONS)
                                                              -------------
Book value of net assets in accordance with U.K. GAAP.......        20.6

Fair value adjustments:

Elimination of existing goodwill............................      (188.1)
Revaluation of 285 Madison Avenue...........................        30.9
Revaluation of listed investments...........................       146.9
Proceeds on exercise of Y&R options.........................       217.5
Minority interest...........................................        (8.8)
                                                                  ------

Fair value of net assets acquired...........................       219.0
                                                                  ======

    Goodwill arising on the transaction has been assumed to have an indefinite useful economic life and has therefore not been amortized. Goodwill assumed to have an indefinite life is subject to an annual impairment review conducted in accordance with FRS 11 "Impairment of Fixed Assets and Goodwill."

 NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  (CONTINUED)

3.  U.S. TO U.K. GAAP ADJUSTMENTS TO HISTORICAL Y&R FINANCIAL STATEMENTS

    The following table shows the impact of the unaudited U.K. GAAP adjustments on the Y&R audited historical financial statements (as conformed to WPP presentation format) to restate these figures in accordance with WPP's accounting policies under U.K. GAAP.

                                          Y&R                                                                     Y&R
                                    AS REPORTED IN                        U.S. TO U.K.                      AS RESTATED IN
                                    ACCORDANCE WITH   RECLASSIFICATIONS       GAAP                          ACCORDANCE WITH
                                       U.S. GAAP       (SEE NOTE (A))      ADJUSTMENTS         NOTES           U.K. GAAP
                                    ---------------   -----------------   -------------   ---------------   ---------------
                                           $                  $                 $                                  $
                                     (IN MILLIONS)      (IN MILLIONS)     (IN MILLIONS)                      (IN MILLIONS)
Revenue...........................      1,717.2                                                                 1,717.2
Operating Profit..................        208.1                                    15.2   (b)                     223.3
Profit on ordinary activities
  before interest and taxation....        293.1                                   (59.2)  (b),(c),(d)             233.9
Tax on profit on ordinary
  activities before exceptional
  items...........................       (111.3)             (42.4)                71.8   (c),(g)                 (81.9)
Exceptional tax credits arising on
  exercise of stock options.......           --               42.4                  0.0                            42.4
Total tax on profit on ordinary
  activities......................       (111.3)                                   71.8   (c),(g)                 (39.5)
Profit on ordinary activities
  after taxation..................        166.9                                    12.7   (b),(d),(g)             179.6
Profit attributable to ordinary
  share owners....................        167.1                                     8.2   (b),(c),(d),(g)         175.3
Fixed Assets......................      1,040.1              (54.2)              (319.0)  (b),(e),(f),(g)         666.9
Current Assets....................      1,374.2               54.2                (50.3)  (g)                   1,378.1
Creditors: amounts failing due
  within one year.................     (1,699.6)                                    0.8                        (1,698.8)
Net Current Liabilities...........       (325.4)              54.2                (49.5)  (g)                    (320.7)
Total Assets less Current
  Liabilities.....................        714.7                0.0               (368.5)                          346.2
Creditors: amounts falling due
  after more than one year........       (276.3)              11.8                (36.6)  (f),(g)                (301.1)
Provisions for Liabilities and
  Charges.........................          0.0              (11.8)                                               (11.8)
Net Assets/(Liabilities)..........        438.4                                  (405.1)                           33.3

                                          Y&R
                                    AS RESTATED IN
                                    ACCORDANCE WITH
                                       U.K. GAAP
                                    ---------------
                                           L
                                     (IN MILLIONS)
Revenue...........................      1,061.4
Operating Profit..................        138.0
Profit on ordinary activities
  before interest and taxation....        144.6
Tax on profit on ordinary
  activities before exceptional
  items...........................        (50.6)
Exceptional tax credits arising on
  exercise of stock options.......         26.2
Total tax on profit on ordinary
  activities......................        (24.4)
Profit on ordinary activities
  after taxation..................        111.0
Profit attributable to ordinary
  share owners....................        108.3
Fixed Assets......................        412.1
Current Assets....................        851.7
Creditors: amounts failing due
  within one year.................     (1,049.8)
Net Current Liabilities...........       (198.1)
Total Assets less Current
  Liabilities.....................        214.0
Creditors: amounts falling due
  after more than one year........       (186.1)
Provisions for Liabilities and
  Charges.........................         (7.3)
Net Assets/(Liabilities)..........         20.6

    Accounting principles generally accepted in the U.K. differ in certain respects from those generally accepted in the U.S. The differences which are material to restating the historical consolidated financial statements of Y&R to comply with WPP's accounting policies under U.K. GAAP are described below.

(A) RECLASSIFICATIONS

    Reclassifications have been made to the Y&R historical financial information presented under U.S. GAAP to conform to WPP's presentation under U.K. GAAP. None of these reclassifications impact net income or stockholders' equity.

(B) GOODWILL

    In accordance with U.K. GAAP and FRS 10 "Goodwill and Intangible Assets," goodwill resulting from acquisitions made by Y&R on or after January 1, 1998 has been capitalized as an intangible asset. WPP has assumed that this goodwill has an indefinite life and as a result no amortization has been provided. Under U.K. GAAP, goodwill assumed to have an indefinite life is subject to an annual impairment review in accordance with FRS 11 "Impairment of Fixed Assets and Goodwill."

 NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  (CONTINUED)

3. U.S. TO U.K. GAAP ADJUSTMENTS TO HISTORICAL Y&R FINANCIAL STATEMENTS (CONTINUED)
    Goodwill resulting from acquisitions made by Y&R before January 1, 1998 has been fully written off against equity share owners' funds, in accordance with the then preferred treatment adopted by WPP under U.K. GAAP.

    Under U.S. GAAP, goodwill resulting from a business combination accounted for as a purchase is amortized over its estimated useful life, not to exceed
40 years. Y&R's management evaluates the carrying value of Y&R's tangible and intangible assets each year, or whenever events or circumstances indicate that these assets may be impaired. Intangible assets are determined to be impaired if the future anticipated undiscounted cash flows arising from the use of the intangible assets are less than their carrying value. If an impairment is deemed to have occurred, the asset is written down to its fair value. This increased operating profit by $15.2 million and reduced goodwill (intangibles) by $91.9 million (also see note (f) below).

(C) EQUITY ACCOUNTING

    In accordance with U.K. GAAP, the investor's share of operating profit or loss of associated undertakings and joint ventures is shown separately on the face of the profit and loss account and the investor's share of the taxation charge of associated undertakings and joint ventures is included within the taxation charge shown in the profit and loss account. Under U.S. GAAP, net after-tax profits or losses are included in the income statement as a single line item. This grossed up income from associates to $10.6 million and share of associates tax to $6.1 million (net $4.5 million).

(D) GAIN ON LUMINANT

    In 1999, in accordance with U.S. GAAP, Y&R recognized a gain on the sale of certain assets of Brand Dialogue in exchange for a minority ownership interest in Luminant Worldwide Corporation and additional consideration received in the fourth quarter of 1999 as a result of achieving revenue and operating profit performance targets of the Brand Dialogue assets. Under U.K. GAAP, this gain would be included in the statement of total recognized gains and losses which has not been separately presented and accordingly has been reflected in other reserves. This reduced profit on ordinary activities before interest and taxation by $85 million.

(E) MARKETABLE INVESTMENTS

    In accordance with U.K. GAAP and WPP's accounting policy, marketable investments that represent an interest of less than 20% are stated at cost less provision for diminution in value. Under U.S. GAAP, where such investments are listed investments and are "available for sale," they are marked to market and any resulting unrealized gain or loss is recorded in share owners' funds. This reduced fixed asset investments by $237.7 million.

(F) CONTINGENT CONSIDERATION

    In accordance with U.K. GAAP and WPP's accounting policy, a liability has been reflected for contingent consideration in instances where management considers the likelihood of payment probable. Under U.S. GAAP, contingent consideration is not recognized until the outcome of the contingency is determined beyond a reasonable doubt. This increased goodwill (intangible assets) and creditors: amounts falling due after more than one year by $45.5 million.

 NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  (CONTINUED)

3. U.S. TO U.K. GAAP ADJUSTMENTS TO HISTORICAL Y&R FINANCIAL STATEMENTS (CONTINUED)
(G) DEFERRED TAXES

    Under U.K. GAAP, deferred tax assets are accounted for only to the extent that it is considered probable that a liability or asset will materialize in the foreseeable future. Under U.S. GAAP, deferred taxes are accounted for on all timing differences and a valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will remain unrealized. This reduced the tax charge in the profit and loss account by $77.9 million. The net impact on the balance sheet was to reduce long-term deferred tax assets by $34.9 million, current deferred tax assets by $50.3 million and other non-current tax liabilities by $8.9 million.

4.  COST SAVINGS

    WPP and Y&R have quantified to date estimated pre-tax annual cost savings of $30 million that they expect to result from the merger by the year ending December 31, 2001. The Unaudited Pro Forma Consolidated Condensed Financial Information does not contain an adjustment to reflect these estimated cost savings. There can be no assurance that anticipated cost savings will be achieved in the expected amounts or at the times anticipated.

5. RECONCILIATION OF UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION FROM U.K. GAAP TO U.S. GAAP

    The tables below set out the principal adjustments to profit and share owners' funds reflected in the Unaudited Pro Forma Consolidated Condensed Financial Information which would be required if U.S. GAAP had been applied.
Note 3 above sets out the explanation for these adjustments.

NET INCOME

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                                    L
                                                              -------------
                                                              (IN MILLIONS,
                                                               EXCEPT PER
                                                                   ADS
                                                                AMOUNTS)
Unaudited Pro Forma Profit Attributable to Ordinary Share
  Owners Under U.K. GAAP....................................       281.1
    U.S. GAAP Adjustments:
    Goodwill amortization--existing.........................       (51.5)
    Amortization of additional goodwill and other separately
      identifiable intangibles arising as a result of the
      transaction...........................................       (98.0)
    Executive compensation..................................       (58.4)
    Deferred tax items......................................        (9.9)
    Gain on sale of certain assets of Brand Dialogue........        52.5
Unaudited Pro Forma Net Income as Adjusted for U.S. GAAP....       115.8

Earnings per ADS (U.S. GAAP)
    Basic...................................................        55.7p
    Diluted.................................................        51.7p

 NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  (CONTINUED)

5. RECONCILIATION OF UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION FROM U.K. GAAP TO U.S. GAAP (CONTINUED)
SHARE OWNERS' FUNDS

                                                                     AT
                                                              DECEMBER 31, 1999
                                                              -----------------
                                                                      L
                                                                (IN MILLIONS)
Unaudited Pro Forma Share Owners' Funds Under U.K. GAAP.....       3,468.8
  U.S. GAAP Adjustments:
    Capitalization of goodwill arising on acquisition (net
      of accumulated amortization and amounts capitalized
      under U.K. GAAP)......................................         685.2
    Revaluation of investments marked to market.............          41.2
    Shares owned by Employee Share Ownership Plan (ESOP)....         (71.3)
    Deferred tax items......................................         179.2
    Proposed final ordinary dividend, not yet declared......          16.2
    Other...................................................          (3.9)
                                                                   -------
Unaudited Pro Forma Share Owners' Funds as Adjusted for U.S.
  GAAP......................................................       4,315.4
                                                                   =======

6.  SEGMENTAL INFORMATION

    The tables below present unaudited pro forma segmental information, including Y&R segments presented to conform with the segments as reported by WPP and to U.K GAAP. "PBIT" means profit on ordinary activities before interest and taxation.

Contribution by Geographical Area:

                                                                     1999
                                                              -------------------
                                                              REVENUE      PBIT
                                                              --------   --------
                                                                       L
                                                                 (IN MILLIONS)
North America...............................................  1,533.6     223.1
United Kingdom..............................................    529.5      58.3
Continental Europe..........................................    691.3      93.0
Asia Pacific, Latin America & Middle East...................    479.6      61.0
                                                              -------     -----
                                                              3,234.0     435.4
                                                              =======     =====

Contribution by Operating Sector:

                                                                     1999
                                                              -------------------
                                                              REVENUE      PBIT
                                                              --------   --------
                                                                       L
                                                                 (IN MILLIONS)
Advertising & Media Investment Management...................  1,525.6     240.5
Information & Consultancy...................................    419.7      42.1
Public Relations & Public Affairs...........................    374.6      42.0
Branding & Identity, Healthcare & Specialist
  Communications............................................    914.1     110.8
                                                              -------     -----
                                                              3,234.0     435.4
                                                              =======     =====

    Questions concerning the terms of the solicitation should be directed to the Information Agent at the telephone number set forth below. Deliveries of letters of consents should be made to the Information Agent at the address or facsimile number set forth below (facsimiles should be confirmed by physical delivery). Requests for additional copies of this consent solicitation and prospectus or the accompanying letter of consent should be directed to the Information Agent at the telephone number and address set forth below.

                           THE INFORMATION AGENT IS:
                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                               New York, NY 10010
                           Telephone: (800) 322-2885
                           Facsimile: (212) 929-0308

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article X of Young & Rubicam Inc.'s Amended and Restated Certificate of Incorporation provides substantially as follows:

    "Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to Y&R or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or
(iv) for any transaction from which the director derived an improper personal benefit.

    Section 2.  Indemnification and Insurance.

    (a) Right to indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise but no bond or other security shall be required. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

    (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this
Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

    (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware."

    Section 145 of the General Corporation Law of the State of Delaware, Young & Rubicam Inc.'s jurisdiction of incorporation, provides as follows:

    "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

    (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(4) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted under, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "servicing at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j) The indemnification and advancement of expense proved by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

ITEM 21.

    (a) Exhibits.

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
         2              Agreement and Plan of Merger, dated as of May 11, 2000, by and among WPP Group plc, Young & Rubicam Inc. and York
                        Merger Corp. (incorporated by reference to Exhibit 2 of the
                        Current Report on Form 8-K filed by Young & Rubicam Inc.
                        with the Securities and Exchange Commission on May 16, 2000
                        (File No. 000-14093)).

         4.1            Memorandum and Articles of Association of WPP Group plc
                        (incorporated herein by reference to Exhibit 1(a) of WPP's
                        Annual Report on Form 20-F for the fiscal year ended
                        December 31, 1998 filed with the Securities and Exchange
                        Commission (File No. 000-16350)).

         4.2            Amended and Restated Deposit Agreement, dated as of October
                        24, 1995, among WPP Group plc, Citibank, N.A., as
                        Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder
                        (incorporated herein by reference to Exhibit (a) of the
                        Registration Statement on Form F-6 filed by WPP Group plc
                        with the Securities and Exchange Commission on October 31,
                        1996 (Reg. No. 333-5906)).

         4.3            Amendment No. 1 to Amended and Restated Deposit Agreement,
                        dated as of November 9, 1999, by and among WPP Group plc,
                        Citibank, N.A., as Depositary, and all holders and
                        beneficial owners from time to time of American Depositary
                        Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 1 to the Registration
                        Statement on Form F-6 filed by WPP Group plc with the
                        Securities and Exchange Commission on November 9, 1999 (Reg.
                        No. 333-5906)).

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
         4.4            Form of Amendment No. 2 to Amended and Restated Deposit
                        Agreement, to be dated as of the effective date of the
                        merger, among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of
                        American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 2 to the Registration Statement on Form F-6, filed with the
                        Securities and Exchange Commission on June 30, 2000 (Reg.
                        No. 333-5906)).

         4.5            Indenture dated as of January 20, 2000 between Y&R and The
                        Bank of New York, as trustee (incorporated by reference from
                        Exhibit 10.28 to Young & Rubicam Inc.'s Annual Report on
                        Form 10-K for the year ended December 31, 1999 (File No.
                        001-14093)).

         4.6            Form of Note (included in Exhibit 4.5).

        *4.7            Form of First Supplemental Indenture.

        *4.8            Form of Second Supplemental Indenture.

         4.9            Registration Agreement dated as of January 20, 2000 between
                        Young & Rubicam Inc. and Salomon Smith Barney Inc., Bear
                        Stearns & Co. Inc., Donaldson Lufkin & Jenrette Securities
                        Corporation, Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated, Morgan Stanley & Co. Incorporated and Thomas
                        Weisel Partners LLC. (incorporated by reference from Exhibit
                        4.3 to the Registration Statement on Form S-3 filed by Young
                        & Rubicam Inc. with the Securities and Exchange Commission on April 17, 2000 (Reg. No. 333-34948)).

        *4.10           Form of Amendment to Registration Agreement.

        *5.1 Opinion of Allen & Overy regarding validity of ordinary shares of WPP Group plc being registered.

        *5.2 Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding validity of the guarantee being registered.

        *5.3            Opinion of Stephanie W. Abramson, Esq. regarding validity of the notes being registered.

        *8 Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding United States tax consequences of the proposed amendments to the notes.

        12.1            Y&R Statement of Ratios of Earnings to Fixed Charges
                        (incorporated by reference from Exhibit 12 to Amendment No.
                        1 to the Registration Statement on Form S-3 filed by Young &
                        Rubicam Inc. with the Securities and Exchange Commission on
                        July 10, 2000 (Reg. No. 333-34948)).

        12.2            WPP Statement of Ratios of Earnings to Fixed Charges.

        23.1            Consent of PricewaterhouseCoopers LLP.

        23.2            Consent of Arthur Andersen.

       *23.3            Consent of Allen & Overy (included in the opinion filed as
                        Exhibit 5.1 to this Registration Statement and incorporated herein by reference).

       *23.4            Consents of Fried, Frank, Harris, Shriver & Jacobson
                        (included in the opinions filed as Exhibits 5.2 and 8 to this Registration Statement and incorporated herein by reference).

       *23.5 Consent of Stephanie W. Abramson (included in the opinion filed as Exhibit 5.3 to this Registration Statement and incorporated herein by reference).

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
        24.1            Young & Rubicam Inc. Powers of Attorney (included in the
                        signature page for the Registration on Form S-4).

        25 Statement of eligibility of trustee (incorporated by reference from Exhibit 25 to the Registration Statement on Form S-3 filed by Young & Rubicam Inc. with the Securities and Exchange Commission on April 17, 2000 (Reg. No.
                        333-34948)).

       *99              Form of Letter of Consent and related documents.

                        (b) Financial Statement Schedules. All supporting schedules have been omitted because they are either not required,
                            are not applicable or because equivalent information has
                            been included in the financial statements, the notes
                            thereto or elsewhere herein.

                        (c) Reports, Opinions and Appraisals. None.

------------------------

*   To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Young &
Rubicam Inc., the registrant with respect to the Registration Statement on Form S-4, certifies that it had reasonable grounds to believe that it meet all of the requirements for filing on Form S-3, and has duly caused the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 11, 2000.

                                                       YOUNG & RUBICAM INC.

                                                       By:  /s/ JACQUES TORTOROLI
                                                            ----------------------------------------
                                                            Name: Jacques Tortoroli
                                                            Title:  Chief Financial Officer and
                                                            Executive Vice President

                               POWER OF ATTORNEY

    We, the undersigned officers and directors of Young & Rubicam Inc., hereby severally and individually constitute and appoint Michael J. Dolan, Stephanie W. Abramson and Jacques Tortoroli each of them, the true and lawful attorneys-in-fact and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and to file the same, with all exhibits thereto, and other documents or instruments necessary or advisable in connection therewith, with the Securities and Exchange Commission, each of said attorneys-in-fact and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in and about the premises, as fully to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys-in-fact and agents or each of them to any and all such amendments and instruments.

    This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
               /s/ THOMAS D. BELL, JR.                 Chairman of the Board of        August 11, 2000
     -------------------------------------------       Directors and Chief Executive
                 Thomas D. Bell, Jr.                   Officer and Director of Young
                                                       & Rubicam Inc. (principal
                                                       executive officer)

                /s/ MICHAEL J. DOLAN                   Vice Chairman of the Board of   August 11, 2000
     -------------------------------------------       Directors, President, Chief
                  Michael J. Dolan                     Operating Officer and Director
                                                       of Young & Rubicam Inc.

                /s/ JACQUES TORTOROLI                  Chief Financial Officer and     August 11, 2000
     -------------------------------------------       Executive Vice President of
                  Jacques Tortoroli                    Young & Rubicam Inc.
                                                       (principal financial officer)

                /s/ RICHARD S. BODMAN                  Director                        August 11, 2000
     -------------------------------------------
                  Richard S. Bodman

                /s/ F. WARREN HELLMAN                  Director                        August 11, 2000
     -------------------------------------------
                  F. Warren Hellman

                /s/ MICHAEL H. JORDAN                  Director                        August 11, 2000
     -------------------------------------------
                  Michael H. Jordan

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
            /s/ SIR CHRISTOPHER LEWINTON               Director                        August 11, 2000
     -------------------------------------------
              Sir Christopher Lewinton

                                                       Director
     -------------------------------------------
                John F. McGillicuddy

                  /s/ JUDITH RODIN                     Director                        August 11, 2000
     -------------------------------------------
                    Judith Rodin

                /s/ ALAN D. SCHWARTZ                   Director                        August 11, 2000
     -------------------------------------------
                  Alan D. Schwartz

                 /s/ EDWARD H. VICK                    Chairman and Chief Executive    August 11, 2000
     -------------------------------------------       Officer of Y&R Advertising and
                   Edward H. Vick                      Director

                 /s/ KATHERINE GILL                    Controller and Vice President   August 11, 2000
     -------------------------------------------       of Young & Rubicam Inc.
                   Katherine Gill                      (principal accounting officer)

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
         2              Agreement and Plan of Merger, dated as of May 11, 2000, by and among WPP Group plc, Young & Rubicam Inc. and York
                        Merger Corp. (incorporated by reference to Exhibit 2 of the
                        Current Report on Form 8-K filed by Young & Rubicam Inc.
                        with the Securities and Exchange Commission on May 16, 2000
                        (File No. 000-14093)).

         4.1            Memorandum and Articles of Associates of WPP Group plc
                        (incorporated herein by reference to Exhibit 1(a) of WPP's
                        Annual Report on Form 20-F for the fiscal year ended
                        December 31, 1998 filed with the Securities and Exchange
                        Commission (File No. 000-16350)).

         4.2            Amended and Restated Deposit Agreement, dated as of October
                        24, 1995, among WPP Group plc, Citibank, N.A., as
                        Depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder
                        (incorporated herein by reference to Exhibit (a) of the
                        Registration Statement on Form F-6 filed by WPP Group plc
                        with the Securities and Exchange Commission on October 31,
                        1996 (Reg. No. 333-5906)).

         4.3            Amendment No. 1 to Amended and Restated Deposit Agreement,
                        dated as of November 9, 1999, by and among WPP Group plc,
                        Citibank, N.A., as Depositary, and all holders and
                        beneficial owners from time to time of American Depositary
                        Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 1 to the Registration
                        Statement on Form F-6 filed by WPP Group plc with the
                        Securities and Exchange Commission on November 9, 1999 (Reg.
                        No. 333-5906)).

         4.4            Form of Amendment No. 2 to Amended and Restated Deposit
                        Agreement, to be dated as of the effective date of the
                        merger, among WPP Group plc, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of
                        American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) of Amendment No. 2 to the Registration Statement on Form F-6, filed with the
                        Securities and Exchange Commission on June 30, 2000 (Reg.
                        No. 333-5906)).

         4.5            Indenture dated as of January 20, 2000 between Y&R and The
                        Bank of New York, as trustee (incorporated by reference from
                        Exhibit 10.28 to Young & Rubicam Inc.'s Annual Report on
                        Form 10-K for the year ended December 31, 1999 (File No.
                        001-14093)).

         4.6            Form of Note (included in Exhibit 4.5).

        *4.7            Form of First Supplemental Indenture.

        *4.8            Form of Second Supplemental Indenture.

         4.9            Registration Agreement dated as of January 20, 2000 between
                        Young & Rubicam Inc. and Salomon Smith Barney Inc., Bear
                        Stearns & Co. Inc., Donaldson Lufkin & Jenrette Securities
                        Corporation, Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated, Morgan Stanley & Co. Incorporated and Thomas
                        Weisel Partners LLC. (incorporated by reference from Exhibit
                        4.3 to the Registration Statement on Form S-3 filed by Young
                        & Rubicam Inc. with the Securities and Exchange Commission on April 17, 2000 (Reg. No. 333-34948)).

        *4.10           Form of Amendment to Registration Agreement.

        *5.1 Opinion of Allen & Overy regarding validity of ordinary shares of WPP Group plc being registered.

        *5.2 Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding validity of the guarantee being registered.

        *5.3 Opinion of Stephanie W. Abramson regarding validity of the notes being registered.

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
        *8              Opinion of Fried, Frank, Harris, Shriver & Jacobson
                        regarding United States tax consequences of the proposed
                        amendments to the notes.

        12.1            Y&R Statement of Ratios of Earnings to Fixed Charges
                        (incorporated by reference from Exhibit 12 to Amendment No.
                        1 to the Registration Statement on Form S-3 filed by Young &
                        Rubicam Inc. with the Securities and Exchange Commission on
                        July 10, 2000 (Reg. No. 333-34948)).

        12.2            WPP Statement of Ratios of Earnings to Fixed Charges.

        23.1            Consent of PricewaterhouseCoopers LLP.

        23.2            Consent of Arthur Andersen.

       *23.3            Consent of Allen & Overy (included in the opinion filed as
                        Exhibit 5.1 to this Registration Statement and incorporated herein by reference).

        23.4            Consents of Fried, Frank, Harris, Shriver & Jacobson
                        (included in the opinions filed as Exhibits 5.2 and 8 to this Registration Statement and incorporated herein by reference).

       *23.5 Consent of Stephanie W. Abramson (included in the opinion filed as Exhibit 5.3 to this Registration Statement and incorporated herein by reference).

        24 Young & Rubicam Inc. Powers of Attorney (including in the signature page for the Registration on Form S-4).

        25 Statement of eligibility of trustee (incorporated by reference from Exhibit 25 to the Registration Statement on Form S-3 filed by Young & Rubicam Inc. with the Securities and Exchange Commission on April 17, 2000 (Reg. No.
                        333-34948)).

       *99              Form of Letter of Consent and related documents.

------------------------

*   To be filed by amendment.